Exhibit 10.4

EXECUTION VERSION

PURCHASE AGREEMENT

dated as of July 14, 2021

between

American International Group, Inc.

and

AZTEC HOLDCO LLC

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		2
Section 1.01.	Certain Defined Terms..................................................................................................................................................	2
ARTICLE II PURCHASE AND SALE		2
Section 2.01.	Purchase and Sale.........................................................................................................................................................	2
Section 2.02.	Assumption of Liabilities..............................................................................................................................................	2
Section 2.03.	Closing..........................................................................................................................................................................	3
Section 2.04.	Purchase Price...............................................................................................................................................................	4
Section 2.05.	Allocation of Purchase Price.........................................................................................................................................	4
Section 2.06.	Payment of Purchase Price............................................................................................................................................	4
Section 2.07.	Closing Deliveries.........................................................................................................................................................	7
Section 2.08.	Deposit..........................................................................................................................................................................	8
Section 2.09.	Method of Payments.....................................................................................................................................................	9
Section 2.10.	Interest...........................................................................................................................................................................	9
Section 2.11.	Withholding Taxes........................................................................................................................................................	9
Section 2.12.	Non-Transferred Assets................................................................................................................................................	9
ARTICLE III Title Matters		12
Section 3.01.	Access to the Properties................................................................................................................................................	12
Section 3.02.	Disclaimers and Release...............................................................................................................................................	13
Section 3.03.	Termination...................................................................................................................................................................	15
Section 3.04.	Title Matters..................................................................................................................................................................	15
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT		17
Section 4.01.	Incorporation and Authority of Parent and the Seller Parties.......................................................................................	17
Section 4.02.	Incorporation, Qualification and Authority of the Transferred Subsidiaries................................................................	18
Section 4.03.	No Conflict....................................................................................................................................................................	18
Section 4.04.	Governmental Consents and Approvals........................................................................................................................	19
Section 4.05.	Absence of Litigation....................................................................................................................................................	19
Section 4.06.	No Employees...............................................................................................................................................................	19
Section 4.07.	Taxes.............................................................................................................................................................................	19
Section 4.08.	Transferred Assets.........................................................................................................................................................	20
Section 4.09.	Real Property.................................................................................................................................................................	20
Section 4.10.	Guarantees.....................................................................................................................................................................	21
Section 4.11.	Material Contracts.........................................................................................................................................................	21
Section 4.12.	Tax Credit Matters........................................................................................................................................................	22
Section 4.13.	Brokers..........................................................................................................................................................................	22
Section 4.14.	Organizational Documents; Capitalization...................................................................................................................	22
Section 4.15.	Financial Statements.....................................................................................................................................................	23
Section 4.16.	Transferred Debt Interests.............................................................................................................................................	23
Section 4.17.	Prohibited Person..........................................................................................................................................................	23
Section 4.18.	ERISA...........................................................................................................................................................................	24
Section 4.19.	Disclaimer.....................................................................................................................................................................	24

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF ACQUIROR		24
Section 5.01.	Incorporation and Authority of Acquiror......................................................................................................................	24
Section 5.02.	No Conflict...................................................................................................................................................................	25
Section 5.03.	Governmental Consents and Approvals........................................................................................................................	25
Section 5.04.	Absence of Litigation; Compliance and Regulatory Matters.......................................................................................	25
Section 5.05.	Securities Matters.........................................................................................................................................................	26
Section 5.06.	Financial Ability............................................................................................................................................................	26
Section 5.07.	Investigation..................................................................................................................................................................	26
Section 5.08.	No Acquiror Material Adverse Effect...........................................................................................................................	27
Section 5.09.	Brokers..........................................................................................................................................................................	27
Section 5.10.	Prohibited Persons........................................................................................................................................................	27
Section 5.11.	ERISA...........................................................................................................................................................................	27
Section 5.12.	Disclaimer.....................................................................................................................................................................	28
ARTICLE VI ADDITIONAL AGREEMENTS		28
Section 6.01.	Conduct of Business Prior to the Closing.....................................................................................................................	28
Section 6.02.	Access to Information...................................................................................................................................................	30
Section 6.03.	Books and Records.......................................................................................................................................................	33
Section 6.04.	Confidentiality...............................................................................................................................................................	33
Section 6.05.	Governmental Approvals and Third-Party Consents....................................................................................................	34
Section 6.06.	Insurance.......................................................................................................................................................................	37
Section 6.07.	Intellectual Property; Trade Names and Trademarks....................................................................................................	37
Section 6.08.	Mutual Release.............................................................................................................................................................	40
Section 6.09.	Distributions..................................................................................................................................................................	41
Section 6.10.	Intentionally Omitted....................................................................................................................................................	41
Section 6.11.	Tax Credits....................................................................................................................................................................	41
Section 6.12.	Casualty and Condemnation.........................................................................................................................................	44
Section 6.13.	Further Action...............................................................................................................................................................	45
ARTICLE VII TAX MATTERS		45
Section 7.01.	Tax Returns...................................................................................................................................................................	45
Section 7.02.	Contest Provisions........................................................................................................................................................	46
Section 7.03.	Assistance and Cooperation..........................................................................................................................................	47
ARTICLE VIII CONDITIONS TO CLOSING		48
Section 8.01.	Conditions to Obligations of Each Party.......................................................................................................................	48
Section 8.02.	Conditions to Obligations of Parent..............................................................................................................................	48
Section 8.03.	Conditions to Obligations of Acquiror..........................................................................................................................	48
ARTICLE IX TERMINATION		49
Section 9.01.	Termination...................................................................................................................................................................	49
Section 9.02.	Notice of Termination...................................................................................................................................................	50
Section 9.03.	Effect of Termination....................................................................................................................................................	50

ii

ARTICLE X INDEMNIFICATION		50
Section 10.01.	Survival.........................................................................................................................................................................	50
Section 10.02.	Indemnification by Parent.............................................................................................................................................	50
Section 10.03.	Indemnification by Acquiror.........................................................................................................................................	51
Section 10.04.	Notification of Claims...................................................................................................................................................	52
Section 10.05.	Payment.........................................................................................................................................................................	54
Section 10.06.	Exclusive Remedies......................................................................................................................................................	54
Section 10.07.	Additional Indemnification Provisions.........................................................................................................................	55
Section 10.08.	Copies to Parent and Acquiror......................................................................................................................................	56
Section 10.09.	Mitigation......................................................................................................................................................................	56
ARTICLE XI GENERAL PROVISIONS		56
Section 11.01.	Expenses........................................................................................................................................................................	56
Section 11.02.	Notices...........................................................................................................................................................................	57
Section 11.03.	Public Announcements..................................................................................................................................................	57
Section 11.04.	Severability...................................................................................................................................................................	57
Section 11.05.	Entire Agreement..........................................................................................................................................................	57
Section 11.06.	Assignment....................................................................................................................................................................	57
Section 11.07.	No Third-Party Beneficiaries........................................................................................................................................	58
Section 11.08.	No Recording................................................................................................................................................................	58
Section 11.09.	Amendment; Waiver.....................................................................................................................................................	58
Section 11.10.	Disclosure Schedules....................................................................................................................................................	59
Section 11.11.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial..............................................................................	59
Section 11.12.	Rules of Construction....................................................................................................................................................	60
Section 11.13.	Specific Performance....................................................................................................................................................	61
Section 11.14.	Counterparts..................................................................................................................................................................	61

Annexes

Annex I	Properties and Related Equity Interests
Annex II	Transferred Debt Interests
Annex III	Assigned Contracts
Annex IV	Allocation Schedule
Annex V	Permitted Property Sales and Refinancings
Annex VI	Additional Virtual Data Room Documents

Exhibits

Exhibit A	Definitions
Exhibit B	Form of Hold Harmless Agreement

Disclosure Schedules

Parent Disclosure Schedule

Acquiror Disclosure Schedule

iii

This PURCHASE AGREEMENT (this “Agreement”), dated as of July 14, 2021, is entered into by and between AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (“Parent”), and AZTEC HOLDCO LLC, a Delaware limited liability company (“Acquiror”).

Recitals

A.        SAFG Retirement Services, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Seller”), is engaged in the business of, directly and indirectly, holding interests in, providing services relating to and otherwise managing and disposing of a portfolio of investments in real estate properties.

B.         In connection with such business, the Seller and certain of its Affiliates hold interests as a general partner, limited partner and/or member with respect to the following entities (in each case, as more particularly described in and subject to the exceptions set forth in this Agreement):  (i) certain upper-tier partnerships (each, an “Investor Fund”) in which the general partner is an Affiliate of the Seller and the limited partner is or was a third-party investor (a “Tax Credit Investor”) or an Affiliate of the Seller; (ii) certain middle-tier partnerships (each, a “Housing Fund”) in which one or more Investor Funds hold limited partner interests and in which the general partner is the Seller or an Affiliate thereof; and (iii) certain lower-tier partnerships and limited liability companies, each of which is formed for the purpose of owning and developing a Property (each, an “Operating Partnership”), in which a Housing Fund holds a limited partner interest and in which the general partner is an Affiliate of the Seller or a third party (a “Third-Party GP”).

C.         Set forth on Annex I is a current list of the interests owned by the Seller and its Affiliates in certain Investor Funds, Housing Funds, GP Entities and SLP Entities (such interests set forth on Annex I, the “Transferred Equity Interests”, and such entities, the “Target Entities”) and the Operating Partnerships (and any Subsidiaries) in which such Target Entities hold interests, directly or indirectly.

D.        Parent owns, directly or indirectly through Seller or certain of its Affiliates, (i)(x) interests in fees due from the Operating Partnerships, the Investor Funds or the Housing Funds under the Organizational Documents of such entities (or, as applicable, under other Contracts with such entities setting forth entitlements to fees provided for or permitted by such Organizational Documents) and (y) certain other records, data, software (including the Parent’s Oracle-based cash flow modelling, but, for the avoidance of doubt, excluding any software licensed from Oracle), analytical tools and other assets related to the Business (such assets referred to in clause (i) collectively, the “Ancillary Transferred Assets”), and (ii) debt interests secured, directly or indirectly, by liens on the Properties, a current list of which is set forth on Annex II (the “Transferred Debt Interests”).

E.         Parent desires to cause the Seller and the other Seller Parties to sell to Acquiror (or to an Acquiror Designee), and Acquiror desires to purchase, the Transferred Equity Interests, the Ancillary Transferred Assets and the Transferred Debt Interests, and Acquiror is willing to assume the Assumed Liabilities, in each case upon the terms and subject to the conditions set forth herein.

F.         Contemporaneously with the execution of this Agreement, Parent and Acquiror have entered into the Escrow Agreement pursuant to which the Deposit shall be deposited with the Escrow Agent in accordance with Section 2.08(a).

G.        In connection with this Agreement, at the Closing, in accordance with and pursuant to the provisions of Section 6.11(c), Acquiror and Parent will enter into a hold harmless agreement in substantially the form attached hereto as Exhibit B (the “Hold Harmless Agreement”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Certain Defined Terms.  Capitalized terms used in this Agreement shall have the meanings specified in Exhibit A or elsewhere in this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.01.    Purchase and Sale.  On the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a)        Parent shall cause the applicable Seller Parties to sell, convey, assign, transfer and deliver to Acquiror, and Acquiror (or an Acquiror Designee) shall purchase, acquire and accept from such Seller Parties (i) the Transferred Equity Interests free and clear of all Liens other than Permitted Liens, (ii) the Transferred Debt Interests free and clear of all Liens, (iii) the Ancillary Transferred Assets free and clear of all Liens, and (iv) the Assigned Contracts free and clear of all Liens (collectively, the “Transferred Assets”);

(b)        Parent and its Affiliates shall not sell, assign, transfer or convey to Acquiror and Acquiror shall not purchase any of Parent’s or any of its Affiliates’ right, title and interest in and to any assets of Parent and its Affiliates besides the Transferred Assets (the “Excluded Assets”), whether directly or indirectly through the transfer of the Transferred Equity Interests (i.e., whether owned directly by Parent or an Affiliate or owned by a Target Entity).  Notwithstanding anything to the contrary contained herein, the Excluded Assets include:

(i)         all cash and cash equivalents (including marketable securities and short-term investments) and deposits other than (x) Transferred Reserves and (y) Transferred Cash Flow;

(ii)        any Intercompany Agreements;

(iii)       all consideration received by, and all rights of, Parent and its Affiliates pursuant to the Transaction Agreements;

(iv)       Excluded Property Assets and Liabilities relating to each Excluded Property;

(v)        Excluded Debt Interests; and

(vi)       the items set forth on Section 2.01 of the Parent Disclosure Schedule.

Section 2.02.    Assumption of Liabilities.

(a)        On the terms and subject to the conditions set forth in this Agreement, from and after the Closing, Acquiror shall assume and be solely responsible for, and duly and properly perform, discharge and pay, when due, any and all Liabilities of Parent and its Affiliates, whether relating to periods prior to, on, or after the Closing Date, to the extent relating to or arising out of the Transferred Equity Interests, the Transferred Debt Interests, the Assigned Contracts, any other Transferred Assets or the Business, including, without limitation, all:

(i)         Liabilities assumed by Acquiror pursuant to Section 2.12(c);

(ii)        Liabilities for Transfer Taxes;

(iii)       Liabilities in connection with any Existing Loans;

(iv)       Liabilities for Transferred Reserves; and

(v)        Liabilities for the items set forth on Section 2.02(a)(v) of the Parent Disclosure Schedule;

but excluding, in each case, any Excluded Liabilities (collectively, the “Assumed Liabilities”).

(b)        Acquiror shall not assume or be obligated to pay, perform or otherwise discharge any of the following:

(i)         Liabilities relating to, arising out of or resulting from the conduct, ownership or operation of any Excluded Asset or any business of Parent or any of its Affiliates other than the Business;

(ii)        Liabilities for which Parent or its Affiliates are made responsible pursuant to the express terms of this Agreement;

(iii)       Liabilities of Parent or Seller under guarantees provided to Tax Credit Investors (such guarantees, the “Fund Guarantees”), to the extent such Liabilities arise out of Prior Noncompliance and not out of Acquiror’s failure to perform its obligations under Section 6.11 with respect to Prior Noncompliance;

(iv)       Liabilities relating to each Excluded Asset, including any Liability arising at any time pursuant to an agreement entered into in connection with the disposition of an Excluded Asset; and

(v)        Liabilities of Parent, any Affiliate of Parent, any Transferred Subsidiary or Operating Partnership to any Participant Vehicle, including with respect to any Contract or Organizational Document of Parent, its Affiliates or any Transferred Subsidiary or Operating Partnership, and including any Liabilities arising out of or relating to transactions contemplated by this Agreement (collectively, the “Excluded Liabilities”).

Section 2.03.    Closing.  The transactions contemplated by this Agreement shall take place at a closing (the “Closing”) that shall be held no later than 2:00 p.m., New York City time, on December 31, 2021, at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York 10004, or such other time or place (including by way of remote exchange of documents) as Parent and Acquiror may agree in writing (the date on which the Closing takes place being the “Closing Date”); provided  that if the Acquiror consents in writing to effectuate the Closing prior to December 31, 2021 (which it may do so in its sole discretion, subject to providing Parent with notice at least one (1) calendar month in advance of the proposed Closing Date), the Closing shall occur on the last Business Day of the first month during which all the conditions set forth in ARTICLE VIII have been satisfied or waived

(other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), unless such date would be less than ten (10) Business Days after the date on which all conditions set forth in ARTICLE VIII are so satisfied or waived, in which case on the last Business Day of the immediately following month, or on such other date as Parent and Acquiror may agree in writing.  Upon the occurrence of the Closing, the time and date that the purchase and sale described in Section 2.01 becomes effective shall be 12:01 a.m., New York City time, on the Closing Date.

Section 2.04.    Purchase Price.  The aggregate purchase price to be paid at the Closing in consideration of the purchase and sale described in Section 2.01 and the assumption of the Assumed Liabilities shall be an amount in cash equal to $5,095,035,068 (the “Base Purchase Price”)  as adjusted in accordance with Section 2.06 (as so adjusted, the “Purchase Price”).

Section 2.05.    Allocation of Purchase Price.  Attached hereto as Annex IV is a schedule (the “Allocation Schedule”) allocating  the Purchase Price, together with any other amounts treated as consideration for Tax purposes, among the Transferred Assets and/or any other assets treated as transferred for Tax purposes in a manner consistent with applicable Tax Law and with the terms of this Agreement.  The portion of the Purchase Price allocated to each Property on the Allocation Schedule is referred to herein as the “Allocated Value” with respect to such Property.  The portion of the Purchase Price allocated to each Transferred Debt Interest on the Allocation Schedule is referred to herein as the “Debt Allocated Value” with respect to such Transferred Debt Interest.  Each of the parties agrees to file (and cause its respective Affiliates to file) its respective Tax Returns consistent with the Allocation Schedule, and not take any position inconsistent with such schedule in any Tax Return, Tax filing, audit, or refund claim, unless required by applicable Law.  Each party agrees to provide notification to the other party if any Tax Authority proposes changes to any allocations made pursuant to the Allocation Schedule.

Section 2.06.    Payment of Purchase Price.

(a)        Not less than twenty (20) calendar days prior to the anticipated Closing Date, Parent shall prepare and deliver to Acquiror a written statement (the “Closing Statement”) setting forth Parent’s good faith determination of the Purchase Price.  If, during such twenty (20) calendar day period prior to the anticipated Closing Date, Acquiror (acting reasonably and in good faith) objects to any portion of the Closing Statement on the basis of an error in calculation, Parent shall consider in good faith any such objection and may, but shall not be required to, update the Closing Statement to address such objection.  If such objection is not resolved by the Closing, then the objection will not be taken into account in the final Closing Statement used for the Closing, and the terms of Section 2.06(d) below shall apply.

(b)        The Closing Statement shall designate the Cash Flow Cut-Off Date and include the following:

(i)         (A) a list of the following Properties (each, an “Excluded Property”): (1) any Property that has been sold or is expected to be sold by the applicable Operating Partnership prior to the Closing in accordance with the terms of this Agreement, (2) any Property with respect to which Parent and its Affiliates will not own any direct or indirect Equity Interests in the applicable Operating Partnership as of the Closing in accordance with the terms of this Agreement, and (3) any other Property designated as an Excluded Property in accordance with this Agreement, including pursuant to Section 3.04(c) and any Scheduled Pipeline Property designated as an Excluded Property pursuant to Annex V; and (B) a statement of the Allocated Value and Net Sales Price (as defined on Annex V) with respect to each Excluded Property and each Property that is subject to a Third Party Sale Contract (as defined on Annex V);

(ii)        a statement of Pre-Closing Cash Flow and Permitted Deductions from Pre-Closing Cash Flow;

(iii)       a statement of the amount of any Transferred Reserves less cash reserves or deposits held by a third-party servicer with respect to the Transferred Debt Interests (the “Reserve Amount”);  and

(iv)       a statement of (A) each Transferred Debt Interest that has been paid off (or redeemed) or is expected to be paid off (or redeemed), in each case, in whole or in part, prior to the Closing (the “Excluded Debt Interests”) and the Debt Allocated Value for each such Transferred Debt Interest (which, in the case of a partial repayment or expected partial repayment of a Transferred Debt Interest, shall be reduced by the amount of such Transferred Debt Interest repaid prior to the Closing) and (B) any debt interests secured, directly or indirectly, by liens on the Properties, acquired or originated by Parent or its Affiliates after the date hereof and prior to the Closing in accordance with the terms of this Agreement and the Debt Allocated Value for each such interest (the “Additional Transferred Debt Interests”).

(c)        At the Closing, Acquiror shall pay to Parent, by wire transfer of immediately available funds to an account designated by Parent at least two (2) Business Days prior to the Closing, an amount equal to the Base Purchase Price adjusted as follows:

(i)         (A) decreased on a dollar-for-dollar basis by an amount equal to the aggregated Allocated Value of all Excluded Properties as set forth in the Closing Statement and (B) without duplication of clause (A), further adjusted in accordance with Annex V;

(ii)        decreased on a dollar-for-dollar basis by an amount equal to the Deposit;

(iii)       decreased on a dollar-for-dollar basis by an amount equal to the Excess Title Exception Amount;

(iv)       decreased on a dollar-for-dollar basis by an amount equal to the amount by which (A) Pre-Closing Cash Flow less  Permitted Deductions from Pre-Closing Cash Flow (each, as set forth in the Closing Statement) exceeds (B) $70,000,000;

(v)        decreased on a dollar-for-dollar basis by an amount equal to the Reserve Amount as set forth in the Closing Statement (in lieu of the Seller Parties transferring cash equal to the Reserve Amount to Acquiror);

(vi)       decreased on a dollar-for-dollar basis by an amount equal to any Transferred Cash Flow actually received by the Seller Parties following the Cash Flow Cut-Off Date, if any (in lieu of the Seller Parties transferring cash equal to Transferred Cash Flow to Acquiror);

(vii)      decreased on a dollar-for-dollar basis by an amount equal to the aggregate Debt Allocated Value of all Excluded Debt Interests (for the avoidance of doubt, after giving effect to the reductions of Debt Allocated Value pursuant to Section 2.02(b)(v)) as set forth in the Closing Statement; and

(viii)     increased on a dollar-for-dollar basis by an amount equal to the aggregate par value and accrued but unpaid interest of all Additional Transferred Debt Interests as set forth in the Closing Statement.

(d)        Prior to the Closing, Acquiror (acting reasonably and after consulting with Parent in good faith) shall deliver written notice to Parent of any dispute Acquiror has with respect to any item contained in the Closing Statement (the “Dispute Notice”) within the time period set forth in Section 2.06(a).  The Dispute Notice shall set forth in reasonable detail the basis for any dispute included therein.  Upon receipt by Parent of a Dispute Notice, Acquiror and Parent shall negotiate in good faith to resolve any dispute set forth therein prior to the Closing.  If Acquiror and Parent, such good faith effort notwithstanding, fail to resolve any such dispute prior to Closing, then Acquiror and Parent jointly shall engage, within ten (10) Business Days following the Closing Date, a nationally recognized major accounting firm selected jointly by Acquiror and Parent (the “Independent Accounting Firm”) to resolve any such dispute.  If Acquiror and Parent are unable to agree on the Independent Accounting Firm (or if the firm agreed to is unavailable or conflicted), then each of Acquiror and Parent shall select a nationally recognized major accounting firm, and the two (2) firms will mutually select a third (3rd) nationally recognized major accounting firm to serve as the Independent Accounting Firm.  As promptly as practicable, and in any event not more than fifteen (15) days following the engagement of the Independent Accounting Firm, Acquiror and Parent shall each prepare and submit a presentation detailing each party’s complete statement of proposed resolution of each issue still in dispute to the Independent Accounting Firm; provided  that the Independent Accounting Firm shall act as an expert and not as an arbitrator, and shall render its final determination based on the submissions of the parties hereto and not based on independent investigation or review.  Acquiror and Parent shall cause the Independent Accounting Firm to, as soon as practicable after the submission of the presentations described in the immediately preceding sentence and in any event not more than thirty (30) days following such presentations, make a final determination, binding on the parties hereto, of the appropriate amount of each of the line items that remain in dispute as indicated in the Dispute Notice.  All determinations made by the Independent Accounting Firm, and the Closing Statement, as modified by the Independent Accounting Firm, will be final, conclusive and binding on the parties hereto.  All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be allocated between Parent and Acquiror in the same proportion that the aggregate dollar amount of line items unsuccessfully disputed or defended, as the case may be, by each such party (as finally determined by the Independent Accounting Firm) bears to the total dollar amount of disputed line items on which the Independent Accounting Firm makes a determination presented by both Acquiror and Parent.  All payments required to be made by a Party pursuant to this Section 2.06(d) shall be made within fifteen (15) Business Days of the final determination by the Independent Accounting Firm.

(e)        If the matter(s) subject to the Dispute Notice is resolved (or are resolved, on a net basis, if there are multiple such matters) in Acquiror’s favor such that the Purchase Price actually paid at Closing exceeded the Purchase Price that should have been paid, then Parent shall pay or cause to be paid an amount in cash equal to such excess to Acquiror by wire transfer of immediately available funds to an account or accounts designated in writing by Acquiror to Parent at least two (2) Business Days prior to such payment date.  If the matter(s) subject to the Dispute Notice is resolved (or are resolved, on a net basis, if there are multiple such matters) in Parent’s favor such that the Purchase Price actually paid at Closing was less than the Purchase Price that should have been paid, then Acquiror shall pay or cause to be paid an amount in cash equal to such shortfall to Parent by wire transfer of immediately available funds to an account or accounts designated in writing by Parent to Acquiror at least two (2) Business Days prior to such payment date.  Any such payment is to be made within five (5) Business Days following the date on which the Purchase Price is finally determined pursuant to this Section 2.06.

(f)        To the extent that, following the Closing but prior to the first (1st) anniversary of the Closing Date, Acquiror or its Affiliates receive distributions from the Target Entities or Operating Partnerships (or a Target Entity receives a distribution or payment from an Operating Partnership) which represent repayment of advances previously made by Seller Parties (and not reimbursed to Seller Parties at or prior to Closing) for (i) good faith deposits and actual out of pocket costs in connection with contemplated refinancings or (ii) restoration expenses relating to the Properties that are subject to reimbursement from insurance claims or government fundings, to the extent such advances are reflected on Section 2.06(f) of the Parent Disclosure Schedule, as Section 2.06(f) of the Parent Disclosure Schedule may be updated by Parent prior to Closing to reflect such advances made after the date of this Agreement and prior to the Closing, then, in each case, Acquiror shall promptly remit or cause to be remitted the amount of any such distributions to Parent.

Section 2.07.    Closing Deliveries.

(a)        At the Closing, in addition to the payments pursuant to Section 2.06:

(i)         Parent shall, to the extent requested in writing at least fifteen (15) days prior to the Closing, cause to be delivered to Acquiror written resignations of each officer, manager and/or director, if any, of each of the applicable Transferred Subsidiaries;

(ii)        Parent shall deliver, or cause to be delivered, to Acquiror counterparts of each of the applicable Ancillary Agreements duly executed by Parent or its applicable Affiliate(s) party thereto;

(iii)       Acquiror shall deliver, or cause to be delivered, to Parent counterparts of each of the applicable Ancillary Agreements duly executed by Acquiror or its applicable Affiliate(s) party thereto;

(iv)       each party hereto shall deliver a duly executed counterpart of applicable transfer tax and other documentary recording tax forms and related documents as are required by Law in connection with the payment of all state or local Transfer Taxes that may be due in connection with such Closing;

(v)        each Seller Party shall deliver, or cause to be delivered, to Acquiror a properly completed IRS Form W-9 executed by such Seller Party, as well as any corresponding state and local forms or certifications Seller Parties elect to provide to establish an exemption from or reduction of any state or local withholding tax requirements with respect to the transactions hereunder; and

(vi)       each party hereto shall deliver to the other such other documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement for the Closing.

(b)        In addition to the deliverables set forth in Section 2.07(a), at or prior to the Closing, (i) Parent shall deliver to Acquiror the certificate referred to in Section 8.03(a) and (ii) Acquiror shall deliver to Parent the certificate referred to in Section 8.02(a).

(c)        To the extent required under applicable Law or as reasonably deemed necessary by either of the parties hereto to effect the transactions contemplated hereunder, the parties shall execute and deliver, or cause their respective Affiliates to execute and deliver, such stock, asset and/or business transfer agreements, bills of sale, deeds, assignments, assumptions, allonges and other documents and instruments of sale, conveyance, assignment, transfer and assumption and Parent shall deliver a certificate that all Intercompany Agreements have been terminated at no cost or liability to Acquiror, Transferred Subsidiary or Operating Partnership after the Closing, and shall use commercially reasonable efforts to deliver or cause the delivery to Acquiror of all certificated interests and stock certificates representing ownership interests in each Target Entity and Transferred Subsidiary and all original notes and mortgages with respect to the Transferred Debt Interests to the extent such certificated interests, stock certificates, original notes and mortgages are in Parent’s possession or control (the “Business Transfer Documents”) as are necessary to effect any transfer of the Transferred Assets or any assumption of the Assumed Liabilities at the Closing.  Each Business Transfer Document shall be substantially in the form attached as the applicable Exhibit hereto, if any, and shall otherwise be in form and substance reasonably agreed to by the parties and as is usual and customary in the applicable jurisdiction; provided  that the parties agree and acknowledge that the Business Transfer Documents are intended solely to formalize the terms and conditions of this Agreement or otherwise to comply with any applicable Law and shall be, in all respects, consistent with the terms and conditions set forth in this Agreement.  In the event of any inconsistency between this Agreement and a Business Transfer Document, this Agreement shall control.

(d)        With respect to each of the Properties, as applicable, the Seller Parties and Acquiror shall apportion as of the Closing Date any other item that, under the explicit terms of this Agreement, is to be apportioned at the Closing.

Section 2.08.    Deposit.

(a)        Within one (1) Business Day after the date hereof, Acquiror shall deposit with Wilmington Trust, N.A. (“Escrow Agent”) in a single wire transfer an amount in cash equal to $500,000,000.00 (together with interest earned thereon, the “Deposit”).  Subject to the terms of the Escrow Agreement, while held by the Escrow Agent, upon the request of Acquiror, the Deposit shall be placed in an interest-bearing account under Acquiror’s taxpayer identification number, and all interest so earned in connection with the Deposit shall be deemed a part of the Deposit and shall accrue to the benefit of the party receiving the Deposit.  Acquiror shall be responsible for any Taxes on the interest or earnings from the Deposit and any fee charged by the Escrow Agent in connection with the placement of the Deposit in an interest-bearing account.

(b)        The Deposit shall be applied as a credit to the Purchase Price at Closing.  In the event of (i) a valid termination of this Agreement by Parent pursuant to Section 9.01(b) if, at the time of such termination, (A) the closing condition in Section 8.01(a) has been satisfied and Parent has irrevocably confirmed in writing to Acquiror that it stands ready, willing and able to consummate the transactions contemplated by this Agreement on the date falling ten (10) Business Days after delivery of such confirmation, and (B) at the end of such ten (10) Business Day period, Acquiror does not consummate the transactions contemplated by this Agreement or (ii) termination of this Agreement pursuant to any other provision of Section 9.01 except for a valid termination by (x) either party pursuant to Section 9.01(c) or (y) Acquiror pursuant to Section 9.01(d) or Section 9.01(f), Escrow Agent is authorized to deliver the Deposit to Parent on or before the tenth (10th) Business Day following receipt by Escrow Agent and the non-terminating party of written notice of such termination, unless (solely if Acquiror is the non-terminating party) Acquiror notifies Escrow Agent within five (5) Business Days following receipt by Escrow Agent and Acquiror of written notice of such termination that Acquiror disputes the right of Parent to receive the Deposit.  In the event of a valid termination of this Agreement by (x) either party pursuant to Section 9.01(c) or (y) Acquiror pursuant to Section 9.01(d) or Section 9.01(f), Escrow Agent is authorized to deliver the Deposit to Acquiror on or before the tenth (10th) Business Day following receipt by Escrow Agent and the non-terminating party of written notice of such termination, unless (solely if Parent is the non-terminating party) Parent notifies Escrow Agent within five (5) Business Days following receipt by Escrow Agent and Parent of written notice of such termination that Parent disputes the right of Acquiror to receive the Deposit.  In the event of a notification by the non-terminating party that it disputes the right of the other party to receive the Deposit, Escrow Agent may interplead the Deposit into a court of competent jurisdiction in the county in which the Deposit has been deposited.  All attorneys’ fees and costs and Escrow Agent’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the

Deposit, or if the Deposit is distributed in part to both parties, then in the inverse proportion of such distribution.  It is understood and agreed that the Deposit shall be deemed earned by Parent, represents adequate bargained-for consideration for Parent’s execution and delivery of this Agreement, and is non-refundable to Acquiror except as expressly set forth in this Section 2.08.

Section 2.09.    Method of Payments.  With respect to any payment due under this Agreement, except as otherwise expressly specified herein, such payment shall be (i) made by no later than 10:00 a.m., New York City time, on the day when due (unless otherwise consented to by the party hereto (or its Affiliate) to whom such payment is due) and (ii) paid by wire transfer of immediately available funds to the account or accounts designated in writing by the party hereto (or its Affiliate) receiving such payment.

Section 2.10.    Interest.  All computations of interest with respect to any payment due under this Agreement shall be based on the Interest Rate on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Whenever any payment under this Agreement will be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest.

Section 2.11.    Withholding Taxes.  As of the date of this Agreement, neither Parent nor Acquiror is aware of any requirement to deduct or withhold any Tax from the payment of any amount specified in this Agreement under any applicable Law, provided  that each applicable Seller Party has delivered a properly completed IRS Form W-9 at Closing. Notwithstanding the foregoing sentence, Acquiror and its Affiliates shall be entitled to deduct and withhold from the payment of any amount specified in this Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under applicable Law; provided  that, unless required by a change in Tax Law, Acquiror and its Affiliates shall not be permitted to deduct and withhold from any payments under this Agreement under Section 1445 or 1446 of the Code if the applicable Seller Party has delivered a properly completed IRS Form W-9 at Closing, pursuant to Section 2.07(a)(v) herein, and Acquiror shall provide Parent with notice (which shall include the basis and method of calculation of the proposed deduction or withholding) as soon as reasonably practicable (and in any case prior to making the deduction or withholding and in no event later than three (3) Business Days prior to the Closing) upon becoming aware of any other requirements to deduct and withhold from any consideration otherwise payable to Parent and shall cooperate with Parent to mitigate, reduce or eliminate any such deduction or withholding.  To the extent that amounts are so withheld, and paid to the proper Tax Authority pursuant to applicable Law, such withheld amounts shall be treated for all purposes of this agreement as having been paid to such holder in respect of which such deduction and withholding was made.

Section 2.12.    Non-Transferred Assets.

(a)        Preemptive Rights.

(i)         Acquiror hereby acknowledges that certain of the Properties and Operating Partnerships are subject to rights of first refusal, purchase options or other preemptive rights in favor of third parties (the “Option Holders”), in accordance with applicable Laws or the Contracts (a “Preemptive Right”).

(ii)        Unless otherwise mutually agreed between Parent and Acquiror, (A) Parent shall deliver, as soon as reasonably practicable following the date hereof, a valid notice to the Option Holders with respect to certain Preemptive Rights that will be exercisable prior to December 31, 2021 as a result of the transactions contemplated by this Agreement, as set forth on Section 2.12(a)(ii) of the Parent Disclosure Schedule (each, a “Triggered Preemptive Right”), (B) Parent and Acquiror shall use their commercially reasonable efforts to obtain a waiver of each Triggered Preemptive Right, provided, that the obligation to use such efforts shall not include the payment of any consideration or grant of any financial accommodation to any Person in order to obtain any such consent, approval, license, permit, order, qualification or other authorization (collectively, the “Option Waivers”), and (C) if an Option Waiver is not obtained with respect to any Triggered Preemptive Right, Parent and Acquiror shall each comply with the terms of such Triggered Preemptive Right.

(iii)       In the event that prior to the Closing, Parent receives any notice pursuant to which a Person purports to exercise, or claim entitlement to, a Preemptive Right (for clarity, whether or not a Triggered Preemptive Right) with respect to any Property that would otherwise have been transferred at the Closing or any direct or indirect Equity Interests in the Operating Partnership that owns such a Property, whether valid or invalid, Parent shall deliver a notice of such exercise or claim to Acquiror as soon as reasonably practicable.  Thereafter, Seller Parties shall keep Acquiror reasonably apprised of, and shall obtain Acquiror’s prior consent, not to be unreasonably withheld, conditioned or delayed, with respect to (A) material communications with the applicable third party exercising its Preemptive Right, (B) any acceptance of a Preemptive Right, (C) any commencement or response to litigation in connection with the exercise of such Preemptive Right and (D) any settlement agreement in connection with the exercise of the Preemptive Right.  The payment of any settlement or other costs associated with such Preemptive Right shall, to the extent arising from actions or inactions requested or caused by Acquiror, be solely for the account of Acquiror, unless otherwise agreed to in writing by Parent.

(iv)       If any sale with respect to a Property (or the Operating Partnership that owns such Property) is consummated pursuant to a Preemptive Right prior to the Closing, such Property will be treated as an Excluded Property from and after such consummation.  Neither Parent, Seller Parties nor Acquiror shall have any liability hereunder with regard to any such Property, except for the obligations hereunder that expressly survive a termination of this Agreement.

(b)        Excluded Properties and Excluded Debt Interests.

(i)         To the extent that a Property becomes, prior to the Closing and in accordance with the terms of this Agreement, an Excluded Property, (A) Parent’s representations, warranties and covenants hereunder shall, in each case, cease to be of any force and effect with respect to, and Acquiror shall have no rights or entitlements relating to, the Excluded Property or any direct or indirect Transferred Assets of any kind exclusively relating to the Excluded Property (collectively, the “Excluded Property Assets”) (for the avoidance of doubt, including any obligation of the Parent to deliver, and any right of the Acquiror to receive, any Excluded Property Asset), nor shall Acquiror shall have any obligation to assume any Liability with respect to the Excluded Property Assets; provided, that any Transferred Debt Interests relating to an Excluded Property shall be treated as Excluded Property Assets only if they are designated as such in a written notice delivered by Parent to Acquiror, (B) Parent’s representations, warranties and covenants hereunder shall, in each case, cease to be of any force and effect with respect to any Seller Party’s, Target Entity’s or Operating Partnership’s direct or indirect interest in, or actions or omissions to the extent relating to, any Excluded Property Asset, (C) the Base Purchase Price shall be reduced by the Allocated Value of any Property that is an Excluded Property as of the Closing (subject to adjustment pursuant to Annex V), and (D) this Agreement shall be deemed amended, without any action on the part of any Person, to reflect the foregoing.

(ii)        Intentionally Omitted.

(iii)       If a Transferred Debt Interest becomes an Excluded Debt Interest pursuant to the terms hereof, Parent’s representations, warranties and covenants hereunder shall, in each case, cease to be of any force and effect with respect to, and Acquiror shall have no rights or entitlements relating to, such Transferred Debt Interest or any obligation to assume any Liability with respect to the Excluded Debt Interest, and this Agreement shall be deemed amended, without any action on the part of any Person, to reflect the foregoing; provided, that, in the case of a partial repayment or expected partial repayment of a Transferred Debt Interest, Parent’s representations, warranties and covenants hereunder shall, in each case, cease to be of any force and effect solely to the extent of the Transferred Debt Interest that has been repaid as at the Closing.  In addition, this Agreement shall be deemed amended, without any action on the part of any Person, to reflect the acquisition by Parent or its Affiliates of any Additional Transferred Debt Interests in accordance with the terms of this Agreement prior to the Closing.

(c)        Absence of Consents.

(i)         In the event that (x) Acquiror has not obtained, prior to the Closing, any consent of a third party or any Governmental Approval  required in connection with the sale of any Transferred Assets relating to a Property (including any Existing Loan Consent with respect to such Property) or (y) any third party (including a Third-Party GP) purports to have a consent right over the sale of any Transferred Asset and Acquiror reasonably believes the sale of such Transferred Assets will result in litigation if a consent from such third party is not obtained, then the terms of Section 2.12(c) of the Parent Disclosure Schedule shall apply with respect to such Transferred Assets.

(ii)        In the absence of an Existing Loan Consent, from and after the Closing and until such time as the applicable Existing Loan encumbering any Property (or any direct or indirect Equity Interests in the entity owning such Property) has been refinanced or repaid in full, or the applicable Existing Lender with respect thereto has otherwise agreed in writing to release Parent and each of its applicable Affiliates from any further Liability arising under such Existing Loan in respect of obligations arising on or after the Closing Date (whether pursuant to recourse obligations, guarantees, indemnification agreements, letters of credit or otherwise), any such Liability shall be treated as an Assumed Liability.

(iii)       Subject to Section 2.12(c)(i), to the extent that the assignment, transfer, conveyance or delivery or attempted assignment, transfer, conveyance or delivery of any Ancillary Transferred Asset or Assigned Contract or any claim or right or any benefit arising under or resulting from any Ancillary Transferred Asset or Assigned Contract is prohibited by any applicable Law or would require the consent, approval, license, permit, order, qualification or other authorization of any third party or Governmental Authority that has not been obtained prior to the Closing Date, the Closing shall proceed without the assignment, transfer, conveyance or delivery of such Ancillary Transferred Asset or Assigned Contract.  In the event that the Closing proceeds without the assignment, transfer, conveyance or delivery of any such Ancillary Transferred Asset or Assigned Contract, then, following the Closing, Acquiror shall use its commercially reasonable efforts to obtain promptly such consent, approval, license, permit, order, qualification or other authorization and Parent shall reasonably cooperate therewith; provided, however, that no party hereto shall be obligated to pay any consideration or grant any financial accommodation to any Person in order to obtain any such consent, approval, license, permit, order, qualification or other authorization.  To the extent the requisite consent, approval, license, permit, order, qualification or other authorization is obtained, Parent shall (or shall cause its applicable Affiliates to) assign, transfer, convey and deliver the relevant Ancillary Transferred Asset or Assigned Contract to Acquiror at no additional cost.

(iv)       For the avoidance of doubt, there shall be no adjustment to the Purchase Price as a result of the matters referred to in this Section 2.12(c), nor shall this Section 2.12(c) be construed to limit each party’s obligations under Section 6.05 or to limit the applicability of, or require the waiver of, the conditions to Closing set forth in ARTICLE VIII.

ARTICLE III

Title Matters

Section 3.01.    Access to the Properties.  From the date hereof until the Closing or earlier termination of this Agreement, Parent shall cause the applicable Seller Parties to use commercially reasonable efforts to provide the Acquiror with access to the Properties upon reasonable prior written notice to Parent (which notice shall in any event be delivered at least five (5) Business Days in advance), subject in all cases to the provisions of this Section 3.01 and Section 3.02; provided, however, that Parent shall be under no obligation to cause the Acquiror’s access to any Property that the applicable Seller Party lacks authority to provide.  Under no circumstances shall Acquiror communicate (in person, by telephone, in writing or otherwise) or in any way initiate contact with any Residents, employee of any property manager of such Properties, Third-Party GPs or any Governmental Authority related to a Property without the prior express written approval of Parent; provided, however, that no consent shall be required and Acquiror shall be permitted to (v) conduct ordinary course communications not related to the Business, (w) conduct customary due diligence with respect to the Properties, which may require communications with Governmental Authorities to collect typical real-estate and entity diligence confirmation information including customary inquiries in connection with the preparation of environmental Phase I reports and zoning reports (e.g., copies of planning, zoning, and violation information), (x) communicate with Governmental Authorities in connection with seeking required Governmental Approvals and third-party consents pursuant to the terms of this Agreement, (y) communicate with lenders with respect to any Existing Loan (the “Existing Lenders”) in connection with obtaining any Existing Loan Consent and (z) communicate with Third-Party GPs; provided  that (1) Seller Parties shall have the right and obligation to initiate communications (and an introduction to Acquiror) with each Third-Party GP and, to the extent Seller does not promptly initiate such communications, then with reasonable prior notice to (and consultation in good faith with) Parent, Acquiror shall have the right to initiate such contact, (2) Acquiror shall keep Parent reasonably apprised of, and reasonably cooperate with Parent in connection with, all subsequent material communications and correspondence with any Third-Party GP, including with respect to consents and approvals to be obtained from Existing Lenders and Housing Authorities, matters reasonably necessary in order to consummate the transactions contemplated hereby and post-Closing Operating Partnership and Property matters, and provided, further, Seller Parties shall have the right to participate in any material communications related to the transactions contemplated herein.  Parent shall have the right to have a Representative present at all times while Acquiror or its Representatives are physically on a Property.  As a condition precedent to having access to the Properties pursuant to this Section 3.01, Acquiror shall deliver to Parent certificates evidencing that Acquiror and/or its relevant Representatives carry and maintain such general liability insurance policies with such companies and in such scope and amounts as are acceptable to Parent in its reasonable discretion, in all cases naming Parent and the applicable Operating Partnership as an additional insured and loss payee thereunder.  Acquiror’s obligations under this Section 3.01 shall survive any termination of this Agreement.

Section 3.02.    Disclaimers and Release.

(a)        Acquiror does hereby acknowledge, represent, warrant and agree, on behalf of itself and each of its Affiliates, to and with Parent, that with respect to each Property and the Transferred Assets relating thereto (if any), (i) Acquiror is acquiring the Transferred Assets (including an indirect interest in the Properties related thereto, as applicable) in an “AS IS, WHERE IS, AND WITH ALL FAULTS” condition with respect to any facts, circumstances, conditions and defects of all kinds; (ii) Parent and its Affiliates have no obligation to repair or correct any such facts, circumstances, conditions or defects or compensate Acquiror for the same; (iii) Acquiror has not relied and will not rely on, and Parent and its Affiliates have not made and are not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Properties or relating thereto made or furnished by Parent, its Affiliates, the asset manager(s) of the Properties, or any real estate broker, agent or third party representing or purporting to represent Parent or its Affiliates, to whomever made or given, directly or indirectly, orally or in writing (including specifically, without limitation, information in the CIM, the Virtual Data Room, any information packages distributed with respect to a Property or other information provided to Acquiror or its Representatives by Parent or its Representatives, the Operating Partnerships or their partners or Representatives, or any property management company or its Representatives), other than those representations and warranties expressly provided in ARTICLE IV; (iv) Acquiror is and will be relying strictly and solely upon the advice and counsel of its own Representatives and Acquiror is and will be fully satisfied that the portion of the Purchase Price allocable to each Transferred Asset is fair and adequate consideration; (v) Acquiror has had an adequate opportunity to make such legal, factual and other inquiries and investigations as Acquiror deems necessary, desirable or appropriate with respect to the Transferred Assets and each Property; (vi) except as otherwise expressly provided in ARTICLE IV, Parent and its Affiliates have not at any time made and are not now making, and specifically disclaim, any warranties or representations of any kind or character, express or implied, with respect to any Transferred Asset or any Property as an inducement to Acquiror to enter into this Agreement and to purchase the Transferred Assets, or for any other purpose including, but not limited to, warranties or representations as to (A) matters of title, (B) environmental matters relating to a Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of a Property, (C) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (D) whether, and to the extent to which, a Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (E) drainage, (F) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (G) the presence of endangered species or any environmentally sensitive or protected areas, (H) zoning or building entitlements to which a Property or any portion thereof may be subject, (I) the availability of any utilities to a Property or any portion thereof including, without limitation, water, sewage, gas and electric, (J) usages of adjoining property, (K) access to a Property or any portion thereof, (L) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of a Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to a Property or any part thereof, (M) the condition or use of a Property or compliance of a Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (N) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (O) any other matter affecting the stability and integrity of a Property, (P) the potential for further development of a Property, (Q) the merchantability of a Property or fitness of a Property for any particular purpose, (R) the truth, accuracy or completeness of any information provided by or on behalf of Parent or its Affiliates or any information contained in the Virtual Data Room, (S) tax consequences or (T) any other matter or thing with respect to any Property or any of the Transferred Assets; and (vii) by reason of all of the foregoing, from and after the Closing, except as expressly provided in this Agreement, Acquiror shall assume the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the Transferred Assets and/or the physical and other conditions of the Properties and/or the operation of the Properties, regardless of whether the same is capable of being observed or ascertained.

(b)        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PARENT AND ITS AFFILIATES HAVE NOT, DO NOT AND WILL NOT, WITH RESPECT TO ANY PROPERTY OR ANY TRANSFERRED ASSETS RELATING THERETO, MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION OR MERCHANTABILITY, OR WITH RESPECT TO THE VALUE, PROFITABILITY OR OPERATING POTENTIAL OF ANY PROPERTY OR ANY OPERATING PARTNERSHIP OR TRANSFERRED ASSETS RELATING THERETO.

(c)        Except as expressly set forth in this Agreement, from and after the Closing, Acquiror FOREVER RELEASES AND DISCHARGES Parent and its Affiliates from all responsibility, obligations, claims, demands and liability whatsoever regarding the condition, valuation, salability or utility of the Properties or any of the Transferred Assets, or their suitability for any purpose whatsoever including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from any Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Properties, and further including, but not limited to, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”).

(d)        Acquiror further hereby WAIVES (and by Closing will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law-based actions, and any private right of action under any federal, state or local Laws guidelines to which the Properties are or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Properties, including, without limitation, any lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of any Property, whether arising before or after the date hereof.  Acquiror further hereby assumes the risk of changes in applicable Law relating to past, present and future environmental conditions on the Properties and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.

(e)        The term “Hazardous Materials” shall mean asbestos, any petroleum fuel and any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state where a Property is located or the government of the United States, including, but not limited to, any material or substance defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material” or “toxic pollutant” under state law and/or under CERCLA.

(f)        The provisions of this Section 3.02 shall survive any termination of this Agreement and shall survive the Closing.

(g)        Acquiror acknowledges and agrees that the disclaimers and other agreements set forth in this Section 3.02 are an integral part of this Agreement and that Parent would not have entered into this Agreement for the Purchase Price in the absence of such disclaimers and other agreements.

Section 3.03.    Termination.  In the event of termination of this Agreement and within a reasonable period of time after Parent requests such information, Acquiror shall deliver to Parent copies of all third-party reports, plans, studies, applications or any other matters obtained by or prepared for Acquiror in connection with Acquiror’s review of the Properties and which relate to the physical condition of the Properties, including, without limitation, any engineering and environmental reports completed and/or obtained by Acquiror in connection with Acquiror’s review of the Properties.  IN ALL EVENTS, ACQUIROR SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE APPLICABLE OPERATING PARTNERSHIPS AND PARENT INDEMNIFIED PERSONS FREE FROM AND AGAINST:  (i) ANY AND ALL LOSSES (INCLUDING REASONABLE ATTORNEY’S FEES) OR LIENS THAT IN ANY WAY RELATE TO, ARISE OUT OF, ARE OCCASIONED BY OR ARE CONNECTED WITH THE ACCESS, INSPECTIONS AND OTHER EXAMINATIONS CONDUCTED BY ACQUIROR OR ITS REPRESENTATIVES HEREOF (“ACCESS”), WHETHER SUCH ACCESS OCCURRED BEFORE OR AFTER THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS BY A THIRD PARTY ARISING FROM ANY ACT OR FAILURE TO ACT AUTHORIZED BY ACQUIROR OR ITS REPRESENTATIVES, BUT EXCLUDING ANY PREEXISTING CONDITIONS (EXCEPT TO THE EXTENT EXACERBATED BY THE ACTIVITIES OF ACQUIROR AND/OR ITS REPRESENTATIVES) AND EXCLUDING ANY LOSSES ARISING OUT OF THE DISCOVERY OR DISCLOSURE OF A PROPERTY’S CONDITION; AND (ii) ANY DAMAGE OR INJURY TO PERSON OR PROPERTY CAUSED BY ACQUIROR AND/OR ITS REPRESENTATIVES.  WITHOUT LIMITING THE FOREGOING, ACQUIROR SHALL, AND SHALL CAUSE ITS REPRESENTATIVES TO, KEEP THE PROPERTIES FREE AND CLEAR OF ANY MECHANICS’ LIENS OR MATERIALMEN’S LIENS BEING CLAIMED BY, THROUGH OR UNDER ACQUIROR AND/OR ITS REPRESENTATIVES AND RELATED TO ANY SUCH ACCESS.  ACQUIROR FURTHER WAIVES AND RELEASES any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against the Seller Parties for property damages or bodily and/or personal injuries to ACQUIROR, its agents, independent contractors, servants and/or employees arising out of any entry onto a Property by, or any investigations, examinations or examinations performed by said persons, except to the extent of any gross negligence or willful misconduct of any Seller Party.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, ACQUIROR’S OBLIGATIONS UNDER THIS SECTION 3.03  SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

Section 3.04.    Title Matters.

(a)        Parent has made available to Acquiror or its Representative copies of certain title insurance policies, commitments, or pro formas, whether owner’s or lender’s, if any, relating to the Properties in Parent’s possession or the possession of its Affiliates (each, an “Existing Policy” and collectively, the “Existing Policies”) .  From the date hereof until Closing, Parent shall use commercially reasonable efforts to provide to Acquiror the most recent survey, if any, relating to each of the Properties in Parent’s possession or the possession of a Seller Party, upon Acquiror’s reasonable request (each, an “Existing Survey” and collectively, the “Existing Surveys”).

(b)        Parent has ordered current title commitments for one or more of the Properties (together with the underlying exception documents, the “Title Commitments”).

(c)        Title Exceptions.

(i)         Any title matters disclosed in the Title Commitments (or any update thereto) that materially impair the current use, operation or value of a Property and are not Permitted Liens or Permitted Encumbrances are referred to collectively herein as “Material Title Exceptions”; provided, that without limiting the generality of the foregoing, the items set forth on Section 3.04(c) of the Parent Disclosure Schedule shall not be deemed to be Material Title Exceptions.  Except as expressly provided in this Agreement, the existence of any Material Title Exception shall not give rise to any right of Acquiror to exclude any assets required to be purchased hereunder or to terminate this Agreement.

(ii)        Within ten (10) Business Days following the receipt by Acquiror of the Title Commitments but in any event no later than thirty (30) days after the date hereof, Acquiror shall notify Parent in writing as to which Material Title Exceptions, if any, disclosed in a Title Commitment are not acceptable to Acquiror (the “Acquiror’s Title Notice”).

(A)       If any Material Title Exception(s) identified in the Acquiror’s Title Notices collectively would reasonably be expected to have an effect on the value of the Transferred Equity Interests that relate to the applicable Property, as reasonably determined by Parent in good faith and notified to Acquiror in writing following Parent’s receipt of the Acquiror’s Title Notice (the “Title Exception Adjustment Amount”) that, individually or in the aggregate with all other Title Exception Adjustment Amounts, exceeds two percent (2%) of the Base Purchase Price, Parent may, but shall not be required to, use such measures as Parent may deem appropriate to seek to satisfy or eliminate any such Material Title Exceptions at Parent’s sole cost and expense, and Acquiror shall reasonably cooperate with Parent in connection therewith.  If Parent does not cause any Material Title Exception identified in the Acquiror’s Title Notice to be eliminated as an exception to, or insured through an endorsement to, the title policy issued with respect to the applicable Property at or prior to the Closing (an “Uninsured Exception”), then the Purchase Price shall be reduced by the corresponding Title Exception Adjustment Amount for such Uninsured Exception, but solely to the extent that the Title Exception Adjustment Amounts corresponding to all Uninsured Exceptions, in the aggregate, exceed two percent (2%) of the Base Purchase Price (the amount of such excess, the “Excess Title Exception Amount”).  In addition, Parent may at any time determine to exclude from the Transferred Assets any Property affected by a Material Title Exception identified in Acquiror’s Title Notice, in which event such Property shall be deemed to be an Excluded Property and the Purchase Price shall be adjusted with regard to such Property as provided in Section 2.06(c), and not, for the avoidance of doubt, as provided in Section 2.06(c)(iii).
(B)       If, as of the date that is two (2) Business Days prior to the expected Closing Date, the aggregate Title Exception Adjustment Amounts with respect to Material Title Exception(s) identified in the Acquiror’s Title Notice exceeds ten percent (10%) of the Base Purchase Price (for the avoidance of doubt, excluding any Material Title Exception that has been satisfied or eliminated and any Material Title Exceptions with respect to Excluded Properties), Parent shall notify Acquiror of the same and Acquiror may elect, at any time prior to the Closing, to terminate this Agreement by delivering notice to Parent of such election, whereupon this Agreement shall be terminated (and the other provisions of ARTICLE IX of this Agreement shall govern).

(C)       Notwithstanding anything to the contrary contained herein, (1) Parent shall have no obligation to incur, or to cause to be incurred, any expense or liability to satisfy or eliminate any Material Title Exception or other item or matter affecting title to the Properties, whether or not revealed by a Title Commitment, and (2) no failure by Parent or any Affiliate to satisfy or eliminate (or to cause any Third-Party GP or other third party to satisfy or eliminate) any Material Title Exception or other item or matter affecting title to the Properties shall constitute a breach of or default under this Agreement, nor shall any such failure give rise to a liability of Parent hereunder or entitle Acquiror to any recourse to equitable relief or other remedy against Parent and its Affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except (a) as set forth in the corresponding sections or subsections of the disclosure schedule delivered to Acquiror by Parent prior to entering into this Agreement (the “Parent Disclosure Schedule”) (it being understood and agreed by the parties hereto that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Parent Disclosure Schedule to which the relevance of such item is reasonably apparent), and (b) for any fact, information or condition disclosed in any Existing Policy, Existing Survey provided to Acquiror, Existing Loan Documents, or other material posted to the Virtual Data Room no later than the Virtual Data Room Cut-Off Date or in Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 (excluding any risk factor or forward-looking disclosures contained in such documents under the heading “Risk Factors,” and any disclosure of risks included in any “forward-looking statements” disclaimer, or other statements that are similarly nonspecific or predictive, cautionary, or forward-looking) or any other report, form, schedule, registration statement, definitive proxy statement or information statement (including any exhibits and documents incorporated by reference and any amendments thereto) filed with the SEC by Parent subsequent to December 31, 2020, Parent hereby represents and warrants to Acquiror as of the date hereof and as of the Closing Date (or in the case of representations and warranties that speak as of a specified date, as of such specified date) as follows; provided  that, notwithstanding anything to the contrary contained in this ARTICLE IV, to the extent any representation or warranty below relates to any Operating Partnership, or any Property owned by an Operating Partnership, then each such representation or warranty shall be deemed to be made to the Knowledge of Parent (with the exception of the representations and warranties set forth in Section 4.09(a) and Section 4.14 (but only to the extent such representation in Section 4.14 relates to Organizational Documents executed by a Seller Party or Target Entity)) as follows:

Section 4.01.    Incorporation and Authority of Parent and the Seller Parties.  Each of Parent and the Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.  Each of the Seller Parties other than the Seller is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has the requisite corporate or other applicable organizational power and authority to conduct its business as presently conducted, except where the failure to be so incorporated or organized, existing or in good standing or to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Business Material Adverse Effect.  Parent or the applicable Affiliate of Parent (as applicable) has all requisite corporate or other applicable organizational power to enter into, consummate the transactions contemplated by and carry out its obligations under each of the Transaction Agreements to which it is a party.  The execution and delivery by Parent or the applicable Affiliate of Parent (as applicable) of each of the Transaction Agreements to which it is a party and the consummation by Parent or the applicable Affiliate of Parent (as applicable) of the transactions contemplated by each of the Transaction Agreements to which it is a party have been (with respect to Parent) or will be prior to the Closing (with respect to each other Affiliate of Parent, as applicable) duly authorized by all requisite corporate or other similar organizational action on the part of Parent or the applicable Affiliate of Parent (as applicable).  Each of the Transaction Agreements to which Parent or the applicable Affiliate of Parent (as applicable) is a party has been, or upon execution and delivery thereof will be, duly executed and delivered by Parent or the applicable Affiliate of Parent (as applicable).  Assuming due authorization, execution and delivery by the other parties hereto or thereto, each of the Transaction Agreements to which Parent or the applicable Affiliate of Parent (as applicable) is a party constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding obligation of Parent or the applicable Affiliate of Parent (as applicable), enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.02.    Incorporation, Qualification and Authority of the Transferred Subsidiaries.   Each of the Transferred Subsidiaries is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has the requisite corporate or other applicable organizational power and authority to conduct its business as presently conducted, except where the failures to be so incorporated, organized or existing or in good standing or to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Business Material Adverse Effect.  Each of the Transferred Subsidiaries is duly qualified as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification and good standing necessary, except for failures to so qualify or be in good standing that, individually or in the aggregate, would not reasonably be expected to have a Business Material Adverse Effect.

Section 4.03.    No Conflict.  Provided that the consents, approvals, authorizations of third parties and Governmental Authorities, as contemplated by Section 6.05, have been obtained (and subject to Section 2.12(c)), and except as may result from the exercise of any Preemptive Right or from any facts or circumstances relating to the identity or regulatory status of Acquiror or its Affiliates, the execution and delivery by Parent or the applicable Seller Party (as applicable) of, and the consummation by Parent or the applicable Seller Party (as applicable) of the transactions contemplated by, the Transaction Agreements to which Parent or the applicable Seller Party (as applicable) is a party do not and will not (a) violate or conflict with the organizational documents of Parent or the applicable Seller Party (as applicable) or the Organizational Documents of any of the Transferred Subsidiaries, (b) subject to Governmental Approvals, conflict with or violate any Law or Governmental Order applicable to Parent or the applicable Seller Party (as applicable) or any of the Transferred Subsidiaries or by which any of them or any of their respective properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in a termination or give to any Person any rights of termination, vesting, amendment, acceleration or cancellation of, trigger any payment or result in the creation of any Lien (other than Permitted Liens) on any of the assets or properties of the Business or any of the Target Entities pursuant to, any Material Contract to which any of the Target Entities is a party or by which any of them or any of their respective properties or assets is bound or subject, except, in the case of clauses (b) and (c) of this Section 4.03, for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations that, individually or in the aggregate, would not reasonably be expected to have a Business Material Adverse Effect.

Section 4.04.    Governmental Consents and Approvals.  Except as may result from any facts or circumstances relating to the identity or regulatory status of Acquiror or its Affiliates and except in connection with consents, approvals, filings and notifications with respect to applicable Housing Authorities (for the avoidance of doubt, including in their capacity as lenders or as agencies having jurisdiction with respect to Tax Credit Laws) or any antitrust or competition Law or by any Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws, the execution and delivery by Parent or the applicable Seller Party (as applicable) of the Transaction Agreements to which it is a party do not, and the consummation by Parent or the applicable Seller Party (as applicable) of the transactions contemplated by the Transaction Agreements to which it is a party will not, require any consent, approval, license, permit, order, qualification or authorization of, or registration with or other action by, or any filing with or notification to, any Governmental Authority (each, a “Governmental Approval”) to be obtained or made by Parent or the applicable Affiliate of Parent (as applicable) or any Transferred Subsidiary, except for any Governmental Approvals the failure to obtain which, individually or in the aggregate, would not be reasonably expected to have a Business Material Adverse Effect.

Section 4.05.    Absence of Litigation. As of the date hereof, to the Knowledge of Parent, none of Parent, its Affiliates, the Target Entities, or any Operating Partnership (other than a Third Party Operating Partnership) has received written notice of any Actions or Governmental Orders pending or threatened in writing against any of the Target Entities that, individually or in the aggregate, would reasonably be expected to have a Business Material Adverse Effect.  As of the date hereof, there is no Governmental Order or Action to which the Parent or any of the Seller Parties or Target Entities is a party pending or, to the Knowledge of Parent, threatened in writing seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

Section 4.06.    No Employees.  The Transferred Subsidiaries do not have any employees.

Section 4.07.    Taxes.

(a)        All income and other material Tax Returns required to be filed by or on behalf of each Target Entity have been filed in accordance with all applicable Law. All such Tax Returns are true, correct and complete in all material respects. All material Taxes required to be paid by the Target Entities (whether or not shown on any Tax Return) have been timely paid.  All Taxes of each Target Entity, if not yet due or owing, have been adequately accrued and reserved in accordance with GAAP.  No written claim has ever been received by Parent or a Target Entity from a Governmental Authority with respect to a Target Entity in a jurisdiction where such Target Entity does not file Tax Returns that such Target Entity is or may be subject to material taxation in that jurisdiction. There are no material Liens with respect to Taxes upon any Transferred Asset other than Permitted Liens. There is no pending, or to Parent’s or any Target Entity’s Knowledge threatened, claim or action concerning any liability for material Taxes of or with respect to any Target Entity.

(b)        No Target Entity has waived any statute of limitations in respect of U.S. federal income Taxes or other material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than extensions resulting from an extension of the time to file any Tax Return) which waiver or agreement is currently in effect (other than (i) as a result of such Target Entity being a member of any affiliated, combined, unitary or similar group for federal, state, local or foreign law Tax purposes or (ii) with respect to non-income Taxes, in the ordinary course of business). No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into with or issued by any Governmental Authority with or in respect of any Target Entity that are currently in effect and will materially affect Acquiror’s or any Target Entity’s liability for Taxes for any period after the Closing Date.

(c)        No Target Entity is a party to or is bound by any Tax allocation agreement, Tax indemnification agreement, Tax sharing agreement, or any contractual obligation requiring it to indemnify or reimburse any other Person (other than a Target Entity or its Subsidiary) with respect to Taxes (other than pursuant to a credit agreement, lease agreement, employment agreement or other commercial agreement entered into in the ordinary course of business and other than this Agreement and Ancillary Agreements).

(d)        No Target Entity will be required to include any material amount in taxable income or exclude any material item of deduction or loss from taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) any installment sale or open transaction disposition made by such Target Entity prior to the Closing, or (ii) any change in any method of accounting elected or requested prior to the Closing (other than as a result of a change in Law after the date hereof).

(e)        Each Target Entity is, and has been for the past five (5) years, for U.S. federal (and, where applicable, state and local) income Tax purposes, properly classified as a “partnership” within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(i) or as an entity “disregarded as separate from its owner” within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii).

Section 4.08.    Transferred Assets.

(a)        Each of the Seller Parties set forth on Annex I is, or prior to the Closing will be, the legal and beneficial holder of the Transferred Equity Interests set forth opposite its name, free and clear of all Liens other than Permitted Liens.

(b)        One or more Affiliates of Parent is, or prior to the Closing will be, the legal and beneficial holder of the Transferred Debt Interests set forth on Annex II, free and clear of all Liens other than Permitted Liens.

(c)        The Assigned Contracts are in full force and effect and are enforceable against each party thereto in accordance with the express terms thereof, except for such failures to be valid, binding or enforceable as would not, individually or in the aggregate, be reasonably likely to have a Business Material Adverse Effect, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).  The Virtual Data Room contains true, correct and complete copies of each of the Assigned Contracts.

Section 4.09.    Real Property.

(a)        Annex I identifies the common name used by Parent in its records to identify the real property (i) owned by each Operating Partnership and/or (ii) subject to a Ground Lease, in each case as of the date hereof.

(b)        Except for (i) such rights as are not material in the aggregate and (ii) the Triggered Preemptive Rights, none of Parent, any Seller Party or Transferred Subsidiary or, to the Knowledge of Parent, any Operating Partnership, has granted or is bound by or subject to the terms of any unexpired option agreements or contractual rights of first offer, rights of first negotiation or rights of first refusal with respect to the purchase of any Property or any portion thereof or any other unexpired contractual rights in favor of third Persons to purchase or otherwise acquire a Property or any portion thereof, in each case, if such right will become exercisable prior to December 31, 2021 as a result of the transactions contemplated by this Agreement.

Section 4.10.    Guarantees.  True, correct and complete copies of each (a) Fund Guarantee and (b) any other guaranty or credit support (other than non-recourse carveout guarantees and environmental indemnities) provided by Parent or an Affiliate with respect to any Debt has been posted to the Virtual Data Room (together, the “Existing Guarantees”).  Neither Parent nor any Affiliate thereof, to the Knowledge of Parent, is in material breach or violation of, or default under any Existing Guarantee that remains uncured.

Section 4.11.    Material Contracts.

(a)        Section 4.11(a) of the Parent Disclosure Schedule sets forth a complete list, in each case as of the date hereof, of each Contract described in clauses (i) through (iv) below (or the accurate description of principal terms in case of oral Contracts), including all amendments, supplements and side letters thereto that modify each such Contract in any material respect, to which a Seller Party or a Transferred Subsidiary is a party or by which it is bound or to which any of their respective assets are subject (each such contract described in this Section 4.11(a), a “Material Contract”):

(i) all Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of the Transferred Assets;

(ii) all Contracts constituting indebtedness of any Transferred Subsidiary or Operating Partnership in excess of $1,000,000, but excluding any Existing Loans, Transferred Debt Documents or Operating Deficit Loans;

(iii) all Contracts that contain covenants purporting to limit, in any material respect, either the type of business in which a Transferred Subsidiary (or, after the Closing, Acquiror or its Affiliates) may engage in or the geographic area in which any of them may so engage; or

(iv) all Contracts that involve the future disposition or acquisition of any Property (or any interest therein) or any Transferred Asset owned by a Seller Party or Transferred Subsidiary, or any merger, consolidation or similar business combination transaction involving any Transferred Subsidiary.

(b)        Notwithstanding the foregoing, “Material Contracts” shall not include any Contract that is (A) a Ground Lease, (B) a Transferred Debt Document, (C) an Existing Loan Document, (D) an Organizational Document, (E) a Regulatory Agreement, (F) a Contract which would be a Material Contract solely by virtue of containing terms that are recorded use restrictions affecting a Property and any improvements thereon or (G) a Contract entered into prior to Closing that constitutes an Intercompany Agreement and is terminated at or before Closing at no cost or liability to Acquiror, any Transferred Subsidiary or Operating Partnership.

(c)        Except as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, each Material Contract to which a Seller Party or Subsidiary is a party or by which any Property is bound constitutes a legal, valid and binding obligation of such Seller Party or Subsidiary.  No Seller Party or Target Entity has delivered any written notice of default under a Material Contract that remains uncured and no Seller Party, Target Entity or, to the Knowledge of Parent, any Operating Partnership or third party is in material violation, breach of or default under, nor, to the Knowledge of Parent, has there occurred an event or condition that with the passage of time or the giving of notice (or both) would constitute a material violation, breach of, or default under any Material Contract by a Seller Party.

Section 4.12.    Tax Credit Matters.  With respect to each Operating Partnership for which the Compliance Expiration Date has not yet occurred, to the Knowledge of Parent there are no unresolved IRS Form 8823s that are material in the aggregate.

Section 4.13.    Brokers.  Except for CBRE Capital Advisors, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or its Affiliates.  Acquiror shall have no responsibility for any such fee, commission or expense payable to any broker, finder or investment banker engaged by or on behalf of Parent or any of its Affiliates.

Section 4.14.    Organizational Documents; Capitalization.

(a)        The Virtual Data Room contains a true, correct and complete copy of the Partnership Agreement of each Target Entity and the Partnership Agreement, as executed by the applicable Seller Party or Target Entity, of each Operating Partnership.  The Partnership Agreements of each Target Entity and Operating Partnership are in full force and effect and contain the entire agreement between the parties thereto relating to each Target Entity or Operating Partnership, as applicable; provided, that the foregoing sentence shall not be deemed inaccurate by virtue of any Organizational Document or other Contract with respect to an Operating Partnership that was not executed by a Seller Party or Target Entity or any action taken with respect to an Operating Partnership by Persons other than Parent, its Affiliates and the Target Entities.  Except as set forth on Section 4.14(a) of the Parent Disclosure Schedule, no Seller Party or Target Entity has received written notice during the twelve (12) months prior to the date hereof from any Tax Credit Investor or Third-Party GP of the exercise by such Tax Credit Investor or Third-Party GP of any Transfer Rights which has not been closed.

(b)        No Person has an Equity Interest in any Target Entity or Operating Partnership except as set forth in the Organizational Documents for such Target Entity or, subject to the proviso contained in the second sentence of Section 4.14(a), as set forth in the Organizational Documents for such Operating Partnership.

(c)        The Transferred Equity Interests are owned by Seller Parties, and the equity interests owned by each Transferred Subsidiary in any Operating Partnership (the “Transferred Subsidiary Owned Interests”), in each case, as reflected in the Organizational Documents of the relevant Transferred Subsidiary or (subject to the proviso contained in the second sentence of Section 4.14(a)) Operating Partnership, are owned by the applicable Seller Parties or Transferred Subsidiaries free and clear of any Liens, other than Permitted Liens.  The Transferred Equity Interests and the Transferred Subsidiary Owned Interests are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive or similar rights (other than the Preemptive Rights and Triggered Preemptive Rights).  Except as disclosed in the Organizational Documents but subject to the proviso contained in the second sentence of Section 4.14(a), there are no (i) securities convertible into or exchangeable for the equity interests or other securities of any Transferred Subsidiary or Operating Partnership or (ii) options, warrants or other rights to purchase or subscribe to equity interests or other securities of any Transferred Subsidiary or Operating Partnership or securities which are convertible into or exchangeable for equity interests or other securities of any Transferred Subsidiary or Operating Partnership.  Except as set forth in the

Organizational Documents, there are no outstanding contractual obligations of any Transferred Subsidiary or (subject to the proviso contained in the second sentence of Section 4.14(a)) Operating Partnership to repurchase, redeem, exchange or otherwise acquire any interests in a Transferred Subsidiary or Operating Partnership.  Other than the Organizational Documents, no Seller Party or Transferred Subsidiary is a party to any members’ agreement (or equivalent), voting trust agreement or registration rights agreement relating to any Transferred Equity Interests or any Transferred Subsidiary Owned Interests or any other Contract relating to disposition, voting or distributions with respect to any interest in any Transferred Subsidiary or (subject to the proviso contained in the second sentence of Section 4.14(a)) Operating Partnership.

Section 4.15.    Financial Statements.

(a)        The Virtual Data Room contains true, complete and correct copies of: (i) with respect to each Investor Fund with a Tax Credit Investor as of the date hereof, the audited balance sheet of such Investor Fund as of December 31, 2019 and the related audited statement of income, changes in equity and cash flow of such Investor Fund for the fiscal years ended December 31, 2019 and (ii) to the extent in Parent’s possession or control, the audited balance sheet of each Operating Partnership as of December 31, 2019 and as of December 31, 2020 and the related audited statement of income, changes in equity and cash flow of each Operating Partnership for the fiscal years ended December 31, 2019 and December 31, 2020 (the “Audited Financial Statements”).

(b)        The aggregate amount in the column labeled “Net SHF RoC Balances” of Section 4.15(b) of the Parent Disclosure Schedule (the “Net SHF RoC Balance”), materially accurately reflects the net return of capital contributions to the Housing Funds for the Operating Partnerships listed in Section 4.15(b) of the Parent Disclosure Schedule as of December 31, 2020.  The unaudited balance sheet items as of December 31, 2020 with respect to Investor Funds with a Tax Credit Investor as of December 31, 2020 set forth in Section 4.15(b) of the Parent Disclosure Schedule (the “Investor Fund Balances”), taken as a whole, are materially accurate and correct.

(c)        The Audited Financial Statements, Net SHF RoC Balance and Investor Fund Balances have been relied upon by Parent and Seller Parties for their internal and external financial reporting purposes.

Section 4.16.    Transferred Debt Interests.  Set forth on Annex II is a true, complete and correct list of the Transferred Debt Interests as of the date hereof.  The Virtual Data Room contains true, complete and correct copies of the Existing Loan Documents related to the Transferred Debt Interests, to the extent in Parent’s possession and control, and none of such Existing Loan Documents related to the Transferred Debt Interests have been modified, subordinated, waived, extended, cancelled or released by the Obligor or lender thereunder in any manner except as would not reasonably be expected to affect the value of the Transferred Debt Interests.

Section 4.17.    Prohibited Person.  Neither Parent, Seller Parties nor any of its officers, directors, shareholders, partners, members or any direct holders of Equity Interests in Parent or Seller Parties is or will be a Prohibited Person. Parent and Seller Parties covenant and agree that neither Parent, Seller Parties nor any of their officers, directors, shareholders, partners, members or direct holders of Equity Interests in Parent or Seller Party shall (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person in violation of applicable sanctions, or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

Section 4.18.    ERISA.  Neither Parent nor any Seller Party is (i) an “employee benefit plan” within the meaning of ERISA, (ii) a “plan” within the meaning of Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity within the meaning of 29 C.F.R. § 2510.3101 of any such employee plan or plans.  Prior to Closing, no portion of the Transferred Assets will constitute “plan assets” of one or more “employee benefit plans” for purposes of Title I of ERISA or Section 4975 of the Code.

Section 4.19.    Disclaimer.  Except for the representations and warranties contained in this ARTICLE IV, no other Person makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to Parent, the Seller Parties, the Transferred Subsidiaries, the GP Entities, the Investor Funds, the Housing Funds, the Operating Partnerships, their respective Affiliates, the Business, the Transaction Agreements or the transactions contemplated by the Transaction Agreements, including any relating to the financial condition, results of operations, assets or liabilities of any of the foregoing entities.  Except for the representations and warranties contained in this ARTICLE IV, Parent disclaims, on behalf of itself, the Seller Parties, the Transferred Subsidiaries, the GP Entities, the Investor Funds, the Housing Funds, the Operating Partnerships, their respective Affiliates and their respective Representatives, any other representations or warranties and all liability and responsibility for any other representation, warranty, opinion, projection, forecast, advice, statement or information made, communicated or furnished (orally or in writing) to Acquiror or its Affiliates or their respective Representatives (including any opinion, projection, forecast, advice, statement or information that may have been or may be provided to Acquiror or its Affiliates or Representatives, whether by any Representative of Parent, the Seller Parties or any of their respective Affiliates or otherwise), in connection with the Business only.  For the avoidance of doubt, no representation or warranty is made to Acquiror or any other Person regarding the probable success or profitability of the Business (whether before or after the Closing).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to Parent by Acquiror prior to entering into this Agreement (the “Acquiror Disclosure Schedule”) (it being understood and agreed by the parties hereto that disclosure of any item in any section or subsection of Acquiror Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of Acquiror Disclosure Schedule to which the relevance of such item is reasonably apparent), Acquiror hereby represents and warrants to Parent as of the date hereof and (unless otherwise stated in this ARTICLE V) as of the Closing Date as follows:

Section 5.01.    Incorporation and Authority of Acquiror.  Acquiror is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Acquiror or the applicable Affiliate of Acquiror (as applicable) has all requisite corporate or other applicable organizational power to enter into, consummate the transactions contemplated by and carry out its obligations under, each of the Transaction Agreements to which it is a party.  The execution and delivery by Acquiror or the applicable Affiliate of Acquiror (as applicable) of each of the Transaction Agreements to which it is a party and the consummation by Acquiror or the applicable Affiliate of Acquiror (as applicable) of the transactions contemplated by each of the Transaction Agreements to which it is a party have been or will be prior to the Closing (as applicable) duly authorized by all requisite corporate or other similar organizational action on the part of Acquiror or the applicable Affiliate of Acquiror (as applicable).  Each of the Transaction Agreements to which Acquiror or the applicable Affiliate of Acquiror (as applicable) is a party has been, or upon execution and delivery thereof will be, duly executed and delivered by Acquiror or the applicable Affiliate of Acquiror (as applicable).

Assuming due authorization, execution and delivery by the other parties hereto or thereto, each of the Transaction Agreements to which Acquiror or the applicable Affiliate of Acquiror (as applicable) is a party constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding obligation of Acquiror or the applicable Affiliate of Acquiror (as applicable), enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5.02.    No Conflict.  Provided that the consents, approvals, authorizations of third parties and Governmental Authorities, as contemplated in Section 6.05 herein, have been obtained (and subject to Section 2.12(c)), and except as otherwise provided in this ARTICLE V and except as may result from any facts or circumstances relating to the identity or regulatory status of Parent or its Affiliates, the execution and delivery by Acquiror or the applicable Affiliate of Acquiror (as applicable) of, and the consummation by Acquiror or the applicable Affiliate of Acquiror (as applicable) of the transactions contemplated by, the Transaction Agreements to which Acquiror or the applicable Affiliate of Acquiror (as applicable) is a party do not and will not (a) violate or conflict with the organizational documents of Acquiror or the applicable Affiliate of Acquiror (as applicable), (b) subject to Governmental Approvals, conflict with or violate any Law or other Governmental Order applicable to Acquiror or the applicable Affiliate of Acquiror (as applicable) or by which any of them or any of their respective properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any Person any rights of termination, acceleration or cancellation of or result in the creation of any Lien (other than Permitted Liens) on any of the assets or properties of Acquiror or any of its Affiliates pursuant to, any material contract or any note, bond, loan or credit agreement, mortgage or indenture to which Acquiror or any of its Affiliates is a party or by which any of them or any of their respective properties or assets is bound or subject, except, in the case of clauses (b) and (c) of this Section 5.02, for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations that, individually or in the aggregate, would not reasonably be expected to have an Acquiror Material Adverse Effect.

Section 5.03.    Governmental Consents and Approvals.  Except as may result from any facts or circumstances relating to the identity or regulatory status of Parent or its Affiliates and except in connection with consents, approvals, filings and notifications with respect to applicable Housing Authorities (for the avoidance of doubt, including in their capacity as lenders or as agencies having jurisdiction with respect to Tax Credit Laws) or any antitrust or competition Law or by any Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws, the execution and delivery by Acquiror or the applicable Affiliate of Acquiror (as applicable) of the Transaction Agreements to which it is a party do not, and the consummation by Acquiror or the applicable Affiliate of Acquiror (as applicable) of the transactions contemplated by the Transaction Agreements to which it is a party will not, require any Governmental Approval to be obtained or made by Acquiror or the applicable Affiliate of Acquiror (as applicable), except for any Governmental Approvals the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to have an Acquiror Material Adverse Effect.

Section 5.04.    Absence of Litigation; Compliance and Regulatory Matters.

(a)        There are no Actions pending or, to the Knowledge of Acquiror, threatened in writing against Acquiror or any of its Affiliates or any of their respective assets, properties or businesses that (i) question the legality of the transactions contemplated by any of the Transaction Agreements or

(ii) individually or in the aggregate would reasonably be expected to have an Acquiror Material Adverse Effect.

(b)        Acquiror and its Affiliates are not in violation of any Laws or Governmental Orders or subject to any Governmental Orders applicable to them or their respective assets, properties or businesses that, individually or in the aggregate, would reasonably be expected to have an Acquiror Material Adverse Effect.

(c)        As of the date hereof, no Person from whom any such consent is to be obtained has, to the Knowledge of Acquiror, indicated to Acquiror an intent to (i) take any action or fail to take any action that is reasonably likely to prohibit, materially delay or materially impair the consummation of the transactions contemplated by this Agreement or (ii) impose any obligation or condition in connection with such consent that, individually or in the aggregate, would reasonably be expected to result in a material liability of Parent or any of its Affiliates after the Closing.

Section 5.05.    Securities Matters.  The Transferred Equity Interests are being acquired by Acquiror for its own account and without a view to the public distribution or sale of any of the Transferred Equity Interests or any interest in them.  Acquiror has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Transferred Equity Interests, and Acquiror is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Transferred Equity Interests.  Acquiror understands and agrees that it may not sell, transfer, assign, pledge or otherwise dispose of any of the Transferred Equity Interests other than pursuant to a registered offering in compliance with, or a transaction exempt from, the registration requirements of the Securities Act and applicable state and foreign securities Laws.

Section 5.06.    Financial Ability.  Acquiror has, and will have at the Closing, (a) all funds necessary to pay the Purchase Price and its other payment obligations under this Agreement and to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and has furnished to Parent written evidence thereof, and (b) not incurred any obligation, commitment, restriction or liability of any kind, which would reasonably be expected to have an Acquiror Material Adverse Effect.  The obligations of Acquiror to effect the transactions contemplated by this Agreement are not conditioned upon the availability to Acquiror or any of its Affiliates of any debt, equity or other financing in any amount whatsoever.

Section 5.07.    Investigation.  Acquiror acknowledges and agrees, on behalf of itself and each of its Affiliates, that (a) Acquiror has made its own inquiry and investigation into, and has been furnished with or given adequate access to such information as it has requested with respect to, and, based thereon, has formed an independent judgment concerning, the Transferred Assets, the Transferred  Subsidiaries and the Business, (b) the only representations, warranties, covenants and agreements made by Parent, the Seller, any of their respective Affiliates or their respective Representatives or any other Person are the representations, warranties, covenants and agreements made in this Agreement, (c) except as set forth in ARTICLE IV, none of Parent, the Seller, the Transferred Subsidiaries, any of their respective Affiliates or their respective Representatives makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, including any relating to the financial condition, results of operations, assets or liabilities of any of the foregoing entities and (d) no other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, is made with respect to (i) the Transferred Assets or the operation of the Transferred Subsidiaries after the Closing in any manner or (ii) the probable success or profitability of the Transferred Assets or the Transferred Subsidiaries or the Business (whether before or after the Closing).  Except for the representations and warranties contained in ARTICLE IV, Acquiror has not relied upon any other representations or warranties or any other information made or supplied by or on behalf of Parent, the Seller, the Transferred Subsidiaries, any of their respective Affiliates or their respective Representatives, and Acquiror acknowledges and agrees that none of such Persons has any liability or responsibility for any other representation, warranty, opinion, projection, forecast, advice, statement or information made, communicated or furnished (orally or in writing) to Acquiror or its Affiliates or their respective Representatives (including any opinion, projection, forecast, advice, statement or information that may have been or may be provided to Acquiror).  Neither Acquiror nor any of its Affiliates is aware of (x) any inaccuracy of the representations or warranties contained in ARTICLE IV or (y) any material errors in, or material omissions from, the Parent Disclosure Schedule.

Section 5.08.    No Acquiror Material Adverse Effect.  Since December 31, 2017, no event has occurred or circumstance has arisen that, individually or in the aggregate, has had or would reasonably be expected to have an Acquiror Material Adverse Effect.

Section 5.09.    Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror or its Affiliates.  Parent and its Affiliates shall have no responsibility for any such fee, commission or expense payable to any broker, finder or investment banker engaged by or on behalf of Acquiror or any of its Affiliates.

Section 5.10.    Prohibited Persons.  Neither Acquiror nor any of its officers, directors, shareholders, partners, members or any direct holders of Equity Interests in Acquiror is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control’s (“OFAC”) most current list of “Specially Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website), (iii) that commits, threatens to commit or supports “terrorism,” as that term is defined in EO13224, (iv) that is subject to sanctions administered by OFAC or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) that is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (v) above are herein referred to as a “Prohibited Person”). Acquiror covenants and agrees that neither Acquiror nor any of its officers, directors, shareholders, partners, members or direct holders of Equity Interests in Acquiror shall (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person in violation of applicable sanctions, or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

Section 5.11.    ERISA.  Acquiror is not (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity within the meaning of 29 C.F.R. § 2510.3101 of any such employee plan or plans.  After the Closing, no portion of the Transferred Assets will constitute “plan assets” of one or more “employee benefit plans” for purposes of Title I of ERISA or Section 4975 of the Code.

Section 5.12.    Disclaimer.  Except for the representations and warranties contained in this ARTICLE V made by Acquiror, no other Person makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to Acquiror, its Affiliates, their respective businesses, the Transaction Agreements or the transactions contemplated by the Transaction Agreements.  Except for the representations and warranties contained in this ARTICLE V, Acquiror disclaims, on behalf of itself, its Affiliates and their respective Representatives, (a) any other representations or warranties, whether made by Acquiror or any of its Affiliates or their respective Representatives or any other Person and (b) all liability and responsibility for any other representation, warranty, opinion, projection, forecast, advice, statement or information made, communicated or furnished (orally or in writing) to Parent or its Affiliates or their respective Representatives (including any opinion, projection, forecast, advice, statement or information that may have been or may be provided to Parent or its Affiliates or Representatives by any Representative of Acquiror or any of its Affiliates).  Acquiror acknowledges that a Contagion Event has had, is having and is likely to continue to have, an impact on the Business and the Transferred Subsidiaries and their business and, to the extent that any representation or warranty of Parent herein is or becomes inaccurate or breached as a result of the impact of a Contagion Event or any action or inaction by Parent, the Seller Parties or the Transferred Subsidiaries, including any of their compliance with any directive, order, policy, guidance or recommendation by any Governmental Authority or any disaster plan of Parent, the Seller Parties or the Transferred Subsidiaries or any change in applicable Laws as a result of a Contagion Event, in each case, to the extent reasonably in response to the Contagion Event, then such representation or warranty shall not be deemed breached for any purpose under this Agreement, including ARTICLE IV and Section 8.01 and Section 8.02 and the Parent Disclosure Schedule shall be deemed automatically updated accordingly.

ARTICLE VI

ADDITIONAL AGREEMENTS

Notwithstanding anything to the contrary contained in this ARTICLE VI, to the extent any covenant below relates to any Property or Person that is not controlled, directly or indirectly, by Parent and/or an Affiliate thereof, then Parent, the Seller Parties and the Target Entities shall each be deemed to have satisfied such covenant if it has used commercially reasonable efforts to cause the Person that controls such Person or Property to comply with the applicable covenant, including the enforcement of all of its rights pursuant to the terms of any applicable Contract or agreement relating to such Property or Person; provided, however, that the use of such commercially reasonable efforts shall not require Parent to, in a manner inconsistent with the Ordinary Course of Business, delay, condition or withhold any consent sought by Third-Party GPs or to commence any legal action.

Section 6.01.    Conduct of Business Prior to the Closing.

(a)        Subject to any applicable Laws, during the period from the date hereof through the Closing, except (i) as otherwise contemplated by or permitted by the Transaction Agreements, (ii) for matters identified in Section 6.01(a) of the Parent Disclosure Schedule, (iii) as may otherwise be required by applicable fiduciary duties (in Parent’s good faith determination), contractual obligations in Contracts made available to Acquiror in the Virtual Data Room prior to the date hereof (including pursuant to the Organizational Documents of any Investor Fund, Housing Fund or Operating Partnership) and contractual obligations to Tax Credit Investors, (iv) as otherwise consented to by Acquiror (which consent shall not be unreasonably withheld, delayed or conditioned), (v) in response to any Contagion Event or any change in Law or policy as a result of or related to any Contagion Event; provided  that (A) any such action or inaction shall be reasonably in response to the Contagion Event, and (B) prior to any such action by Parent, the Seller Parties or the Target Entities, Parent shall consult with Acquiror in good faith to the extent practicable under the circumstances or (vi) as may be required in connection with the valid exercise of a Preemptive Right as contemplated by, and in accordance with, Section 2.12(a), Parent shall cause the Seller Parties, the Target Entities and each Operating Partnership (other than a Third-Party Operating Partnership) to conduct the Business (including with respect to their direct and indirect rights and obligations with respect to the Operating Partnerships and the Properties) in the Ordinary Course of Business, which shall include holding or operating, as applicable, the Transferred Equity Interests, Ancillary Transferred Assets, Assigned Contracts and the Transferred Subsidiaries in the Ordinary Course of Business; provided  that no action by Parent, the Seller Parties or the Target Entities with respect to matters specifically addressed by any provision of Section 6.01(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)        Subject to any applicable Laws, during the period from the date hereof through the Closing, except (i) as otherwise contemplated by or permitted by the Transaction Agreements, including Annex V, (ii) for matters identified in Section 6.01(b) of the Parent Disclosure Schedule, (iii) as may otherwise be required by contractual obligations in Contracts made available to Acquiror in the Virtual Data Room prior to the date hereof (including pursuant to the Organizational Documents of any Investor Fund, Housing Fund or Operating Partnership) or contractual obligations to Tax Credit Investors or (iv) as otherwise consented to by Acquiror (which consent shall not be unreasonably withheld, delayed or conditioned), Parent and Seller Parties shall not initiate or approve of any Acquiror Approval Matter.  For purposes hereof, a decision to do any of the following is an “Acquiror Approval Matter”:

(i)         Sale of Property.  Sell any Property (or any direct or indirect equity interest therein), exercise any Transfer Right or enter into any agreement or understanding with respect to the foregoing, other than (x) as may be required in connection with the exercise of a Preemptive Right as contemplated by, and in accordance with, Section 2.12(a), (y) sales of the Properties (or any direct or indirect interest therein) identified on Section 6.01(b)(i)(y) of the Parent Disclosure Schedule (each, a “Scheduled Pipeline Property”), which sales may be contracted for and consummated in accordance with the terms of, and subject to the Purchase Price adjustments set forth on, Annex V, or (z) sales of Properties (or 100% of the direct or indirect equity interest held directly or indirectly by the Seller Parties therein) other than the Scheduled Pipeline Properties, which sales may be contracted for and consummated in accordance with the terms of, and subject to the Purchase Price adjustments set forth on, Annex V;

(ii)        Indebtedness.  Consent to or cause any Operating Partnership or any Transferred Subsidiary to incur or guaranty any indebtedness or encumber any Property, Transferred Equity Interest in any Transferred Subsidiary as security for any indebtedness other than the Existing Loans or Transferred Debt Interests (including any Additional Transferred Debt Interests), other than (x) refinancings of the Properties set forth on Section 6.01(b)(ii) of the Parent Disclosure Schedule (the “Scheduled Refinancing Properties”), which refinancings may be consummated in accordance with the terms set forth on Annex V, or (y) refinancings of Properties other than the Scheduled Refinancing Properties, which refinancings may be consummated in accordance with the terms set forth on Annex V;

(iii)       Acquisitions.  Consent to any acquisition by any Transferred Subsidiary or Operating Partnership of any real property or any securities, capital stock, bonds, debentures, notes, limited liability company interests, limited partnership interests or other ownership interests of any Person, or any intellectual property or material personal property, or acquire or permit any Affiliate of Parent to acquire, directly or indirectly, any interest in any Target Entity or any Property, other than (x) acquisitions set forth on Section 6.01(b)(iii) of the Parent Disclosure Schedule or (y) in connection with a Permitted OP Substitution;

(iv)       New Securities.  Cause any Transferred Subsidiary or Operating Partnership to do any of the following: (A) authorize for issuance, issue or sell or agree to commit to issue or sell any securities, capital stock, bonds, debentures, notes, limited liability company interests, limited partnership interests or other ownership or equity interest (including any phantom or participation interest) of any Transferred Subsidiary or Operating Partnership (other than the Transferred Equity Interests pursuant hereto), other than in connection with a Permitted OP Substitution, or grant any options, warrants or other rights entitling any person or entity to require the issuance or delivery of any such security, (B) repurchase, redeem or otherwise acquire any securities or securities equivalents, other than in connection with a Permitted OP Substitution, (C) reclassify, combine, split or subdivide any Transferred Equity Interests or any interests in any Transferred Subsidiaries, (D) transfer, assign or convey or grant any options or rights with respect to any Transferred Equity Interests or any interests in any Transferred Subsidiaries or enter into any agreement with respect to the foregoing or (E) enter into any voting agreement with respect to the Transferred Equity Interests or any interests in any Transferred Subsidiaries.

(v)        Other Matters. Consent, approve or cause any of the following with respect to a Transferred Subsidiary or Operating Partnership: (A) any capital contributions under any Organizational Documents other than in the Ordinary Course of Business; (B)(i) any loans or advance to or by a Transferred Subsidiary or Operating Partnership or (ii) any investment in, capital contribution to or extension of any credit to or by a Transferred Subsidiary or Operating Partnership, in each case other than (x) advances and capital contributions under the Organizational Documents in the Ordinary Course of Business and (y) Operating Deficit Loans by Third-Party GPs representing indebtedness not in excess of $1,000,000; (C)(i) amend, modify, terminate, waive or extend any Material Contract (including any Assigned Contract, but excluding any contracts of sale addressed in Section 6.01(b)(i)), Ground Lease, Regulatory Agreements, or PILOT Arrangements, (ii) amend, modify, terminate, waive or permit an assignment of or admit a new member or partner under or pursuant to Organizational Documents other than in connection with a Permitted OP Substitution, or (iii) enter into any new Contract that would constitute a Material Contract (excluding any contracts of sale addressed in Section 6.01(b)(i)), Ground Lease, Regulatory Agreement, Organizational Document or PILOT Arrangements if such Contract was in existence as of the date hereof, to the extent such Contract will be binding on Acquiror, any Transferred Subsidiary or any Operating Partnership after the Closing; (D) enter into any Contract between Parent or any of its Affiliates, on the one hand, and any Transferred Subsidiary or Operating Partnership, on the other hand, to the extent such Contract will be binding on Acquiror, any Transferred Subsidiary or any Operating Partnership after the Closing; or (E) make, change or revoke any tax classification of a Target Entity as a partnership or disregarded entity, or any other material tax election (other than an election to be an electing real estate trade or business under Section 163(j)(B)(7) of the Code) that would result in any adverse effect to Acquiror and its Affiliates after the Closing.  Notwithstanding anything to the contrary in this Section 6.01(b)(v), actions specifically addressed by any other provision of this Section 6.01(b) shall not be deemed a breach of this Section 6.01(b)(v) unless such action would constitute a breach of such other provision.

Section 6.02.    Access to Information.

(a)        From the date hereof until the Closing Date, subject to any applicable Law and to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, without limitation of the Acquiror’s obligations under Section 3.01, Parent shall, and shall cause each of the Transferred Subsidiaries and each such Person’s respective Representatives to, and shall use commercially reasonable efforts to cause the Operating Partnerships to, upon reasonable prior notice

(i) afford the Representatives of Acquiror reasonable access, during normal business hours, to the offices, properties, books and records of the Seller Parties (to the extent related to the Business) and Transferred Subsidiaries, (ii) furnish to the Representatives of Acquiror such additional financial data and other information in Parent’s possession or control regarding the Business, the Transferred Assets and the Target Entities as Acquiror may from time to time reasonably request and (iii) make available to the Representatives of Acquiror the employees of Parent and its Affiliates in respect of the Business, the Transferred Assets, and the Transferred Subsidiaries and the businesses conducted by them whose assistance and expertise is necessary to assist Acquiror in connection with Acquiror’s preparation to integrate the Business, the Transferred Assets and the Target Entities into Acquiror’s organization following the Closing; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of Parent, the Seller, the Business, the Target Entities or any of their respective Affiliates; provided, further, that the auditors and independent accountants of Parent, the Business, the Transferred Subsidiaries or any of their respective Affiliates shall not be obligated to make any work papers available to any Person unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants; and provided, further, that, notwithstanding anything to the contrary contained herein, neither Parent nor any of its Affiliates shall be required to disclose to Acquiror or any Representative of Acquiror any consolidated, combined, affiliated or unitary Tax Return which includes Parent or any of its Affiliates or any Tax-related work papers, except, in each case, for materials or portions thereof that relate solely to the Business or any Transferred Subsidiaries.  If so reasonably requested by Parent, Acquiror shall enter into a customary joint defense agreement with any one or more of Parent, the Seller Parties and the Transferred Subsidiaries with respect to any information to be provided to Acquiror pursuant to this Section 6.02(a).   Acquiror shall indemnify and hold harmless Parent, the Seller and their respective Affiliates from and against any Losses that may be incurred by any of them arising out of or related to Acquiror’s and its Representatives’ use, storage or handling of (A) any personally identifiable information relating to employees or customers of the Business or any Target Entities and (B) any other information that is protected by applicable Law (including privacy Laws) or Contract and to which Acquiror or any of its Affiliates or Representatives is afforded access pursuant to the terms of this Agreement.  Acquiror’s obligations under this Section 6.02(a) shall survive any termination of this Agreement and shall survive the Closing.

(b)        In addition to the provisions of Section 6.03, from and after the Closing Date, in connection with any reasonable business purpose related to time periods prior to the Closing Date, including (x) in response to the request or at the direction of a Governmental Authority, (y) the preparation of Tax Returns or other documents related to Tax matters and (z) the determination of any matter relating to the rights or obligations of Parent, the Seller and their respective Affiliates under any of the Transaction Agreements, subject to any applicable Law and any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, and specifically excluding Acquiror and its Affiliate’s income Tax returns and associated working papers, internal memoranda, reports or assessments of Acquiror or any of its Affiliates, including with respect to the Business and including any valuations or the Business, the Transferred Assets, or any Transferred Subsidiaries or Operating Partnerships, upon reasonable prior notice, Acquiror shall, shall cause the Transferred Subsidiaries and their respective Affiliates and Representatives to, and shall use commercially reasonable efforts to cause the Operating Partnerships to, (i) afford Parent, the Seller and their respective Affiliates and their respective Representatives reasonable access, during normal business hours, to the offices, properties, books, data, files, information and records of Acquiror and its Affiliates in respect of the Transferred Assets, the Business, and/or Transferred Subsidiaries and the businesses conducted by them prior to the Closing Date (including, for the avoidance of doubt, Tax Returns and other information and documents relating to Tax matters relating to periods prior to the Closing Date), and (ii) furnish to Parent, the Seller and their respective Affiliates and their respective Representatives such additional financial data and other information in Acquiror’s control regarding the Transferred Assets, the Business, and/or the Transferred

Subsidiaries and the businesses conducted by them prior to the Closing Date as Parent, the Seller and their respective Affiliates or their respective Representatives may from time to time reasonably request (including, for the avoidance of doubt, Tax Returns and other information and documents relating to Tax matters for periods prior to the Closing Date); provided, however, that such investigation shall not unreasonably interfere with the business or operations of Acquiror, any Transferred Subsidiary or any of their respective Affiliates; and provided, further, that the auditors and independent accountants of Acquiror or its Affiliates shall not be obligated to make any work papers available to any Person to the extent they relate to any period after the Closing Date, and with respect to work papers relating to periods prior to the Closing Date, only until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants.  If so reasonably requested by Acquiror, Parent shall, and shall cause the Seller or their respective Affiliates (as applicable) to, enter into a customary joint defense agreement with any one or more of Acquiror and its Affiliates with respect to any information to be provided to Parent or its Affiliates or their respective Representatives pursuant to this Section 6.02(b).  Parent shall indemnify and hold harmless Acquiror and their respective Affiliates from and against any Losses that may be incurred by any of them arising out of or related to Parent and its Affiliates’ and Representatives’ use, storage or handling of (A) any personally identifiable information relating to employees or customers of the Business or any of the Transferred Subsidiaries and (B) any other information that is protected by applicable Law (including privacy Laws) or contract and to which Parent or its Representatives is afforded access pursuant to the terms of this Agreement after Closing.  Parent’s obligations under this Section 6.02(b) shall survive the Closing.

(c)        Notwithstanding anything to the contrary contained herein, Parent shall not be required prior to the Closing to disclose, or cause its Affiliates or its or its Affiliates’ respective Representatives prior to the Closing to disclose, to Acquiror or any of its Affiliates or any of their respective Representatives (or provide access to any offices, properties, books or records of Parent or any of its Affiliates that could result in the disclosure to such Persons or others of) any information that is subject to a confidentiality agreement or obligation prohibiting its disclosure or that is privileged, nor shall Parent be required to permit, cause its Affiliates or its or its Affiliates’ respective Representatives to permit, or cause others to permit Acquiror or any of its Affiliates, or any of their respective Representatives, to have access to or to copy or remove from the offices or properties of Parent or Acquiror, as applicable, or any of its Affiliates, any documents or other materials that might reveal any such information that is subject to a confidentiality agreement or obligation prohibiting its disclosure.  Notwithstanding anything to the contrary contained herein, neither party shall be required after the Closing to disclose, or cause its Affiliates or its or its Affiliates’ respective Representatives after to the Closing to disclose, to the other party or any of its Affiliates or any of their respective Representatives (or provide access to any offices, properties, books or records of such party or any of its Affiliates that could result in the disclosure to such Persons or others of) any information that is subject to a confidentiality agreement or obligation prohibiting its disclosure or that is privileged, nor shall either party be required to permit, cause its Affiliates or its or its Affiliates’ respective Representatives to permit, or cause others to permit the other party or any of its Affiliates, or any of their respective Representatives, to have access to or to copy or remove from the offices or properties of Acquiror or any of its Affiliates any documents or other materials that might reveal any such information that is subject to a confidentiality agreement or obligation prohibiting its disclosure; provided  that Parent or Acquiror, as applicable, shall give notice to the other party of the fact it is withholding such information or documents and thereafter Parent or Acquiror, as applicable, shall use commercially reasonable efforts and shall cause its Affiliates or its or its Affiliates’ respective Representatives to use their respective commercially reasonable efforts to allow the disclosure of such information in a manner and to the greatest extent possible that would not violate the foregoing.

Section 6.03.    Books and Records.

(a)        Subject to Section 6.04(b),  Parent, the Seller and their respective Affiliates shall have the right to retain copies of all books, data, files, information and records in any media (including, for the avoidance of doubt, Tax Returns and other information and documents relating to Tax matters) related to any of the Transferred Assets or any Target Entity for periods ending on or prior to the Closing Date.  With respect to all original books, data, files, information and records of the Business and the Target Entities existing as of the Closing Date, Acquiror shall, and shall cause each of the Target Entities to (and shall use commercially reasonable efforts to cause each Operating Partnership to), (i) comply in all material respects with all applicable Laws, including the Code, relating to the preservation and retention of records, (ii) apply preservation and retention policies that are no less stringent than those generally applied by Acquiror and its Affiliates and (iii) for at least six (6) years after the Closing Date or until notice is received from Parent of the expiration of the applicable statute of limitations for Tax purposes, whichever is later, preserve and retain all such original books, data, files, information and records and thereafter dispose of such original books, data, files, information and records only after it shall have given Parent ninety (90) days’ prior written notice of such disposition and the opportunity (at Parent’s expense) to remove and retain such information.

(b)        Notwithstanding anything to the contrary contained herein or any other Transaction Agreement, to the extent that Parent or any of its Affiliates has retained books, records, files, tapes, software, data, documents, hardware, storage devices or other information, materials or equipment that are not used in the operation of the Business or any of the Transferred Subsidiaries or required by any of the Transferred Subsidiaries for regulatory purposes (“Archived Files”) pursuant to a Litigation Hold or otherwise, Acquiror acknowledges and agrees that the Archived Files are solely the property of Parent.  Parent agrees that it will retain the Archived Files that relate to the Business and the Transferred Subsidiaries for no less than three (3) months post-Closing, after which Parent may recycle or discard such Archived Files.

Section 6.04.    Confidentiality.

(a)        Except to the extent (i) required or permitted pursuant to the terms of this Agreement, including in connection with obtaining third-party consents or Governmental Approvals, (ii) as modified by Section 6.04(c), the terms of the confidentiality agreement, dated December 2, 2020 (the “Confidentiality Agreement”), between Parent and Blackstone Real Estate Services L.L.C. are incorporated into this Agreement by reference and shall continue in full force and effect until the Closing, at which time the confidentiality obligations under the Confidentiality Agreement shall terminate.  If, for any reason, the transactions contemplated by this Agreement are not consummated, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

(b)        From and after the Closing, Parent, on the one hand, and Acquiror, on the other hand, shall, and shall cause their respective Affiliates and Representatives to, maintain in confidence any written, oral or other information relating to the other party or its Affiliates, except that the foregoing requirements of this Section 6.04 shall not apply to the extent that (i) any such information is or becomes generally available to the public other than (A) in the case of Acquiror, as a result of disclosure by Parent or its Affiliates or any of their respective Representatives and (B) in the case of Parent, as a result of disclosure by Acquiror or any Transferred Subsidiary (after the Closing Date) or any of their respective Affiliates or any of their respective Representatives, (ii) any such information (including any report, statement, testimony or other submission to a Governmental Authority) is required by applicable Law, Governmental Order or such Governmental Authority to be disclosed, after prior notice has been given to the other party to the extent such notice is permitted by applicable Law, provided  that no such notice is required if prohibited by applicable Law, (iii) any such information is reasonably necessary to be disclosed in connection with any Action or in any dispute with respect to the Transaction Agreements (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing party in the course of any litigation, arbitration, mediation, investigation or administrative proceeding), (iv) any such information was or becomes available to such party on a non-confidential basis and from a source (other than a party hereto or any Affiliate or Representative of such party) that is not bound by a confidentiality agreement with respect to such information or (v) after the Closing, any such information becomes known or available pursuant to or as a result of the carrying out of the provisions of an Ancillary Agreement (which information shall be governed by the confidentiality provisions set forth in such Ancillary Agreement).  Each of the parties hereto shall instruct its Affiliates and Representatives having access to such information of such obligation of confidentiality.

(c)        Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that (i) Parent, the Seller and their respective Affiliates may, without notifying Acquiror or any other Person, share any information relating to or obtained from Acquiror or its Affiliates with (A) any Governmental Authority then having jurisdiction over Parent or its Affiliates or (B) the IRS or any other Tax Authority, in each case as Parent or the Seller deems necessary or advisable in their good faith judgment; and (ii) Acquiror and its respective Affiliates may, without notifying Parent or any other Person, share any information relating to or obtained from Parent or its Affiliates with (A) any Governmental Authority then having jurisdiction over Acquiror or its Affiliates or (B) the IRS or any other Tax Authority, in each case as required by applicable Law.

(d)        To the fullest extent permitted by applicable Laws, the provisions of Section 6.04(b) shall not restrict or limit the use of or disclosure by Parent or any of its Affiliates of any customer information (including such information relating to the Business and the Transferred Subsidiaries) if such information was in the possession or control of Parent or its Affiliates prior to the Closing Date and it relates to the ordinary course of Parent’s businesses other than the Business.  For the avoidance of doubt, the foregoing shall apply regardless of whether such information (i) was also possessed or controlled by any of the Transferred Subsidiaries on or prior to the Closing Date and/or (ii) was originated by any other Person.

Section 6.05.    Governmental Approvals and Third-Party Consents.

(a)        Acquiror shall use commercially reasonable efforts to obtain as promptly as practicable all authorizations, consents, orders and approvals of all Governmental Authorities (including any Housing Authority) and any third party (including any lender under an Existing Loan, any Third-Party GP, any Tax Credit Investor or other direct or indirect beneficial owner in an Operating Partnership) that may be or may become necessary, proper or advisable to consummate or make effective the transactions contemplated by the Transaction Agreements, and each of Acquiror and Parent shall take all commercially reasonable actions as may be requested by any such Governmental Authorities or third parties to obtain such authorizations, consents, orders and approvals.  Acquiror, Parent and the Seller Parties shall reasonably cooperate in connection with Acquiror’s obtaining as promptly as practicable all such authorizations, consents, orders and approvals, and Parent shall use commercially reasonable efforts to submit, or to cause to be submitted, any filings, requests or applications for such authorizations, consents, orders and approvals that are required to be made by Parent, a Seller Party, a Target Entity or an Operating Partnership.  Neither Parent nor Acquiror shall take or cause to be taken any action that they are aware or should reasonably be aware would have the effect of delaying, impairing or impeding the receipt of any such required authorizations, consents, orders or approvals.  The parties hereto agree that any payments to obtain the authorizations, consents, orders and approvals contemplated by this Section 6.05(a) shall be borne by Acquiror; provided  that (i) Acquiror may elect not to obtain the same and instead make the applicable Transferred Asset subject to Section 2.12(c), (ii) neither Parent nor any of its

Affiliates shall charge an “assumption,” “transfer,” “review” or similar fee with respect to any Existing Loan Consents (but without limitation of any such fees required to be paid to any third-party Existing Lender or third-party servicer under any Existing Loan) and (iii) without the prior consent of Acquiror, neither Parent nor any of its Affiliates shall make any payments (unless borne solely by Parent in accordance with Section 6.05(f) below), cause any Transferred Subsidiary or Operating Partnership to incur any liability or otherwise encumber any of the Transferred Assets, Transferred Subsidiaries or Operating Partnerships in connection with obtaining any of the authorizations, consents, orders and approvals contemplated by this Section 6.05(a).

(b)        Without limiting the generality of Section 6.05(a), the parties hereto shall as promptly as reasonably practicable (which shall in no event be later than thirty (30) days after the date hereof) make or cause their respective Affiliates, where applicable, to make all filings and notifications with all Governmental Authorities (excluding Housing Authorities and any lender which is a Governmental Authority and any filing that may be required under any antitrust or competition Law or by any Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws, which, if required, shall be made as soon as reasonably practicable, but in any event prior to September 30, 2021) that may be or may become reasonably necessary, proper or advisable under the Transaction Agreements and applicable Laws to consummate and make effective the transactions contemplated by the Transaction Agreements.  Parent and Acquiror each shall supply promptly any additional information and documentary material that may be reasonably requested pursuant to applicable Laws; provided  no party shall be required to furnish any information if based on the advice of such party’s counsel, or such party’s reasonable determination, the furnishing of such information will violate applicable Law.

(c)        Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 6.05, each of Parent and Acquiror shall take or cause to be taken the following actions: (i) the prompt provision to a Governmental Authority of non-privileged information, documents or testimony requested by such Governmental Authority that are necessary, proper or advisable to permit consummation of the transactions contemplated by the Transaction Agreements, provided  no party shall be required to furnish any information if based on the advice of such party’s counsel, or such party’s reasonable determination, the furnishing of such information will violate applicable Law; (ii) the prompt use of commercially reasonable efforts to avoid the entry of, or to effect the dissolution of, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit the Closing; and (iii) the prompt use of commercially reasonable efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree is entered or issued or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the transactions contemplated by the Transaction Agreements in accordance with the terms of the Transaction Agreements unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Transaction Agreements, any and all commercially reasonable steps (including the appeal thereof and the posting of a bond) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination or decree so as to permit such consummation on a schedule as close as possible to that contemplated by the Transaction Agreements, including cooperating with each other to determine any applicable Transferred Assets that can be deemed Excluded Assets, provided  that the consideration payable with respect to such Excluded Assets, in the aggregate, is de minimis in comparison to the Purchase Price.  Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.05 or elsewhere shall require the Acquiror or any of its Affiliates to take any action with respect to itself, any of its Affiliates, the Transferred Assets, the Transferred Subsidiaries or their Affiliates including but not limited to (x) selling or otherwise disposing of, or holding separate, any business, assets or properties, (y) terminating or creating any relationships, contractual rights, obligations or other arrangement, or (z) effecting any other change or restructuring, of Acquiror or its Affiliates, the Transferred Assets, or the Transferred Subsidiaries (each, a “Divestiture or Burden”).   Parent and Seller Parties shall not and shall not permit any Target Entity, Transferred Subsidiary or any Affiliate of the foregoing or any Person under the authority of any Parent or Seller Parties to request, cause or approve any Seller Party or any Transferred Subsidiary to agree to any Divestiture or Burden without the prior written consent of Acquiror.  Each party shall have sole responsibility for its respective filing fees associated with filings with Governmental Authorities (and if applicable Law does not stipulate the party responsible for such filing fee, the fee shall be shared equally by Seller and Acquiror).

(d)        Subject to applicable Laws relating to the sharing of information, (i) each of Parent and Acquiror shall promptly notify one another of any communication it receives from any Governmental Authority and permit the other party to review in advance any proposed communication by such party to any Governmental Authority and shall provide each other with copies of all correspondence, filings or communications between such party or any of its Representatives, on the one hand, and any Governmental Authority or members of the staff of any Governmental Authority, on the other hand, in each case to the extent relating to the matters that are the subject of this Agreement, subject to the terms of Section 6.04 (with such redactions as such party deems reasonable to make relating to information it deems confidential or proprietary) and (ii) neither party shall agree to participate in any meeting or discussion with any Governmental Authority relating to the matters that are the subject of this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, allows the other party to participate in such meeting or discussion; provided, that the foregoing clauses (i) and (ii) shall not apply with respect to routine communications with Housing Authorities regarding requests for consent of such Housing Authorities to the consummation of the transactions contemplated by this Agreement except to the extent requested by Parent.  Subject to the Confidentiality Agreement and to Section 6.02(c), Parent and Acquiror shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing; provided, however, that the foregoing shall not require either party or their respective Affiliates (i) to disclose any information that in the reasonable judgment of such party or any of their respective Affiliates (as the case may be) is proprietary or would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality or (ii) to disclose any privileged information or confidential competitive information of such party or any of their respective Affiliates; and provided, further, that notification obligations with respect to communications received from a Tax Authority, as well as the rights and obligations of the parties hereto with respect to any Tax audit or administrative or court proceeding related to Taxes, shall be governed solely by Section 7.02.  Neither party hereto shall be required to comply with any provision of this Section 6.05(d) to the extent that such compliance would be prohibited by applicable Law.

(e)        Acquiror (with Parent’s cooperation) shall (i) as promptly as reasonably practicable after the date hereof, file all notices and applications with any Housing Authorities, lenders or third parties (excluding filings subject to Section 6.05(b)) for any known consents required to consummate the transactions contemplated by this Agreement; and (ii) promptly and timely deliver all documents, certifications, information, representations, agreements and other materials reasonably required to obtain such consents.

(f)        Parent shall not be required to compensate any third party, commence or participate in litigation, incur any liability or offer or grant any accommodation (financial or otherwise) to any third party to obtain any consent or approval required to complete the transactions contemplated by this Agreement (each, a “Transaction Accommodation”) and Parent shall not grant any such Transaction Accommodation without Acquiror’s prior written consent unless the Transaction Accommodation would not (i) result in Acquiror or any Transferred Subsidiary or Operating Partnership incurring any liability,

(ii) adversely affect the ownership, operation or value of any Transferred Asset or Property, (iii) adversely affect any rights, or result in a waiver of any rights, that a Transferred Subsidiary may have pursuant to applicable Law or Contract (including any Organizational Documents) or (iv) encumber any Property or any direct or indirect interest therein.

(g)        From time to time, the applicable Operating Partnerships, Housing Funds or Investor Funds, or Parent and its Affiliates and their respective Representatives, may (or if reasonably requested by Acquiror in accordance with and subject to the provisions of this Section 6.05(g), shall) sign certifications, notices or other documents, make filings with Governmental Authorities, or take other action in connection with obtaining approvals of a Housing Authority, Existing Lender or other third party or otherwise in connection with the transactions contemplated by this Agreement (collectively, the “Parent Statements”); provided, Acquiror shall have the right to review and reasonably approve in advance any Parent Statements being made by or at the request of Parent or its Affiliates and proposed to be delivered by Parent to a third party that has notice, consent or approval rights with respect to the transactions contemplated hereby.  Except to the extent that statements or representations made in Parent Statements are a breach of Parent’s representations and warranties expressly set forth in this Agreement, Acquiror hereby agrees to indemnify, defend and hold harmless the Parent Indemnified Persons from and against any and all Losses which in any way relate to or arise out of a Parent Statement made to a Governmental Authority or other third party that has filing, notice, consent or approval rights or requirements with respect to the transactions contemplated hereby, except to the extent such Losses are caused by Parent’s or Parent’s Representatives’ intentional misconduct or fraud.  The indemnity set forth in this Section 6.05(g) shall survive any termination of this Agreement and shall survive the Closing.

Section 6.06.    Insurance.  From and after the Closing Date, neither the Parent nor any of its Affiliates shall be under any obligation to maintain, extend or take any other action with respect to blanket insurance policies, self-insurance programs or other insurance policies covering the Business, any Target Entity, or any Property or Transferred Asset.  The Seller Parties shall cause to be terminated and canceled, with effect on the Closing Date, the coverage of certain Properties under a group insurance policy maintained by the Parent or its Affiliates, and Acquiror shall thereafter be responsible for obtaining replacement insurance coverage with respect to such Properties.

Section 6.07.    Intellectual Property; Trade Names and Trademarks.

(a)        Acquiror, for itself and its Affiliates, acknowledges and agrees that Acquiror is not purchasing, acquiring or otherwise obtaining any right, title or interest in, to or under any Intellectual Property owned by or licensed to Parent or its Affiliates and the Trademarks “SunAmerica,” “AIG,” “American International Group, Inc.” or “AI,” or any Trademarks or any other name or source identifiers related thereto or employing the wording “AIG” or any “AI” formative marks, “American International” formative marks or any derivation or variation of any of the foregoing (for example, among others, AI, AI RISK, AIA, AIU, as well as American International, American International Group, American International Underwriters, American International Assurance) or any confusingly similar trade, corporate or business name, Trademark or other name or source identifier (including any registrations and applications relating thereto) (collectively, the “Parent Names and Marks”), and neither Acquiror nor any of its Affiliates shall have any rights in or to any of Parent Names and Marks and neither Acquiror nor any of its Affiliates shall (i) seek to register in any jurisdiction any trade, corporate or business name, Trademark, or other name or source identifier that is a derivation, translation, adaptation, combination or variation of Parent Names and Marks or that is confusingly similar thereto or (ii) contest the use, ownership, validity or enforceability of any rights of Parent or any of its Affiliates in or to any of Parent Names and Marks.

(b)        Certain Actions Following the Closing Date.

(i)         Following the Closing Date, Acquiror shall, and shall cause its Affiliates (for the avoidance of doubt, including all Target Entities and all Operating Partnerships other than the Third-Party Operating Partnerships) to, and shall use commercially reasonable efforts to cause the Third-Party Operating Partnerships to, as promptly as possible cease and discontinue any and all uses of the Intellectual Property owned or licensed by Parent or its Affiliates, including Parent Names and Marks, whether or not in combination with other words, symbols or other distinctive or non-distinctive elements and all trade, corporate or business names, Trademarks and other name or source identifiers similar to any of the foregoing or embodying any of the foregoing whether or not in combination with other words, symbols or other distinctive or non-distinctive elements.

(ii)        As promptly as practicable after the Closing Date, and in no event later than ninety (90) days after the Closing Date, Acquiror shall, and shall cause its Affiliates to, destroy, exhaust or return to the Seller all materials bearing Parent Names and Marks, including signage, advertising, promotional materials, packaging, inventory, electronic materials, collateral goods, web sites, forms, product, training and service literature and materials, and other materials (collectively, the “Materials”), and, if required by Law, shall within thirty (30) days of the Closing Date make all filings with any Governmental Authority to effect the elimination of any use of Parent Names and Marks from the businesses of the Business and the Target Entities, so as to bring Acquiror and its Affiliates into compliance with this Section 6.07 and shall deliver a certificate to Parent confirming such filings.  Except as otherwise provided in this Section 6.07, the Business and the Target Entities shall during such period of up to ninety (90) days after the Closing Date have the right to use such existing Materials in connection with their existing businesses as conducted as of the Closing to the extent such use cannot commercially reasonably be avoided.  From and after the Closing, Acquiror shall not, and shall cause its applicable Affiliates not to, directly or indirectly modify the Materials in any respect, and all goodwill arising from the use of Parent Names and Marks by the Acquiror or its Affiliates will inure to the sole benefit of Parent and its Affiliates.  Notwithstanding the foregoing, Acquiror shall, and shall cause its applicable Affiliates to, commence the removal of Parent Names and Marks from all such Materials as promptly as possible following the Closing Date and Acquiror shall, and shall cause its applicable Affiliates to, (i) immediately upon the Closing Date cease all use of Parent Names and Marks on all electronic media, stationery, business cards, purchase orders, invoices, receipts and similar correspondence and (ii) within thirty (30) days of the Closing Date destroy all such items enumerated in this Section 6.07(b)(ii) and, upon request, shall send a written statement to Parent confirming that all such items have been destroyed.  With respect to all other Materials covered by this Section 6.07, upon request by Parent after the date that is ninety (90) days after the Closing Date, Acquiror shall send a written statement to Parent verifying that it has destroyed, exhausted or returned to the Seller all such Materials and shall send Parent representative samples of how Acquiror uses advertising and promotional materials that do not include Parent Names and Marks.  Acquiror, for itself and its Affiliates, agrees that use of Parent Names and Marks during the ninety (90)-day period authorized by this Section 6.07 shall be only with respect to goods and services existing in inventory at the Closing, shall not be for any new policies, goods or services (including any new marketing or advertising materials or product, training or service literature), and shall be of a level of quality equal to or greater than the quality of goods and services with respect to which the Target Entities used Parent Names and Marks immediately prior to the Closing.  In addition to any and all other remedies available to Parent and its Affiliates, Acquiror, for itself and its Affiliates, shall indemnify and hold harmless Parent Indemnified Persons from and against any liabilities, obligations, losses or damages arising from or relating to the use of Parent Names and Marks by the Target Entities.  Acquiror, for itself and its Affiliates, agrees that, after the Closing Date, Acquiror and its Affiliates shall not expressly, or by implication, do business as or represent themselves as Parent or its Affiliates (or the personnel of Parent or its Affiliates) and shall use all reasonable efforts to ensure that there is no confusion that the Business and the Target Entities are no longer affiliated with Parent or its Affiliates.

(iii)       No later than the date that is ninety (90) days after the Closing Date, Acquiror shall execute, or shall cause the execution of, amendments to the organizational documents with respect to the applicable Target Entities to effect a change in their respective names to a name not containing any of Parent Names and Marks or any derivation, translation, adaptation, combination or variation thereof.  Immediately after the Closing, Acquiror shall cause the applicable Target Entities to file such amended organizational documents with the applicable Governmental Authority and take all other necessary action to fulfill its obligations set forth in this Section 6.07 as soon as reasonably practicable.  Notwithstanding the foregoing, to the extent such amendments or changes to the applicable organizational documents require the consent of any third party or Governmental Authority, the obligations under this Section 6.07 shall not apply until such consent is received; provided  that Acquiror will use its commercially reasonable efforts to secure the consent of any third party or Governmental Authority prior to the expiration of the ninety (90) day period.

(iv)       To the extent that any of the Target Entities owns any rights in or to any Parent Names and Marks, including any registrations or applications for registrations thereof in any jurisdiction, Acquiror shall cause each of such Target Entities to immediately, after the Closing Date, cease all use thereof (except as otherwise expressly permitted by this Section 6.07), and as soon as practicable after the Closing Date (but in no event more than ninety (90) days thereafter), abandon all rights in and to such Parent Names and Marks, including abandoning any such registrations and applications for registrations.  As soon as practicable after the Closing Date (but in no event more than ninety (90) days thereafter), Acquiror shall cause each of the applicable Target Entities to submit to the applicable Governmental Authorities all necessary filings to abandon all its and their rights, registrations and applications for registrations for any and all Parent Names and Marks.  Notwithstanding the foregoing, should Acquiror or any of its Affiliates, following the Closing Date, become aware of any domain name registration by any Target Entity that includes or incorporates any Parent Names and Marks, Acquiror shall promptly notify Parent of the existence of such domain name registration and, upon Parent’s request, shall, or shall cause the applicable Target Entity to, assign and transfer, and hereby does assign and transfer, all right, title and interest in or to such domain name registration to Parent or an Affiliate of Parent.  Acquiror shall pay any and all renewal fees that are due to the applicable domain name registrar for the period of up to one (1) month after each such domain name registration is transferred.

(v)        Any failure by Acquiror to cause a Third-Party Operating Partnership to comply with this Section 6.07(b) shall not be deemed to be a breach of Acquiror’s covenants hereunder if and to the extent that such failure is attributable to actions or omissions of a Third-Party GP, so long as Acquiror shall have (1) used its commercially reasonable efforts to cause the Third-Party GP and the Third-Party Operating Partnership to comply with this Section 6.07(b) and (2) notified Parent promptly upon becoming aware of any such noncompliance.

(c)        Acquiror, on behalf of itself and its Affiliates, agrees that irreparable damage would occur if this Section 6.07 were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that, in addition to any and all other remedies available to Parent and its Affiliates, without the necessity of posting bond or other undertaking, Parent or any of its Affiliates (or their respective successors or assigns) shall be entitled to proceed against Acquiror and its Affiliates in law and in equity for such damages or other relief as a court may deem appropriate and shall be entitled to seek a temporary restraining order and preliminary and final injunctive or other equitable relief, including specific performance, to prevent breaches of this Section 6.07 and, in addition to any other remedy to which they are entitled at law or in equity, to enforce specifically the terms and provisions of this Section 6.07.  In the event that any Action is brought in equity to enforce the provisions of this Section 6.07, no party hereto shall allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law.

Section 6.08.    Mutual Release.

(a)        Effective as of the Closing, Parent, for itself and on behalf of its Subsidiaries and Affiliates, and each of their respective partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, and their successors, heirs and executors (each, a “Parent Releasor”), hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Parent Releasor has, may have or might have or may assert now or in the future, against (i) the Transferred Subsidiaries and their respective successors, assigns, heirs, executors, officers, directors, partners and employees and (ii) Acquiror, and each of Acquiror’s Affiliates and their respective successors, assigns, heirs, executors, officers, directors, partners and employees (each, an “Acquiror Releasee”), arising out of, based upon or resulting from the Business, including with respect to the Properties, the Operating Partnerships, any Contract, any Transferred Assets, any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Closing Date in connection with the foregoing; provided, however, that nothing contained in this Section 6.08(a) shall release, discharge, waive or otherwise affect the rights or obligations of any party to the extent related to or arising out of any (i) Insurance Agreement, (ii) any Transaction Agreement or (iii) any claim alleging fraud or intentional misconduct.  Parent shall, and shall cause each Parent Releasor to, refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or causing to be commenced, any legal proceeding of any kind against any Acquiror Releasee based upon any matter released pursuant to this Section 6.08(a).  The parties hereto hereby acknowledge and agree that the execution of this Agreement shall not constitute an acknowledgment of or an admission by any Parent Releasor or Acquiror Releasee of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

(b)        Effective as of the Closing, Acquiror, for itself and on behalf of its Affiliates (including, for the avoidance of doubt, the Target Entities) and each of their respective partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, and each of their successors, heirs and executors (each, an “Acquiror Releasor”), hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Acquiror Releasor has, may have or might have or may assert now or in the future, against any of Parent, any Seller Party and their respective Affiliates and their respective successors, assigns, heirs, executors, officers, directors, partners and employees (in each case in their capacity as such) (each, a “Parent Releasee”), arising out of, based upon or resulting from the Business, including with respect to the Properties, the Operating Partnerships, any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Closing Date in connection with the foregoing; provided, however, that nothing contained in this Section 6.08(b) shall release, discharge, waive or otherwise affect the rights or obligations of any party to the extent related to or arising out of (i) any Insurance Agreement, (ii) any claim arising under the terms of any Transaction Agreement or (iii) any claim alleging fraud or intentional misconduct.  Acquiror shall, and shall cause each Acquiror Releasor to, refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or causing to be commenced, any legal proceeding of any kind against any Parent Releasee based upon any matter released pursuant to this Section 6.08(b).  The parties hereto hereby acknowledge and agree that the execution of this Agreement shall not constitute an acknowledgment of or an admission by any Acquiror Releasor or Parent Releasee of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

Section 6.09.    Distributions.  Subject to the adjustments to the Purchase Price as provided in Section 2.06, nothing in this Agreement shall be deemed to prohibit or limit in any manner (a) Parent or any Affiliate thereof, or any Investor Fund, Housing Fund, Operating Partnership or GP Entity, from declaring, setting aside and/or paying any dividend or distribution in respect of any capital stock, partnership interests, limited liability company or membership interests or other securities or Equity Interests, or (b) the operation of Parent’s and its Affiliates’ cash sweep program (it being understood that such program applies to accounts of the Seller and certain Subsidiaries thereof).

Section 6.10.    Intentionally Omitted.

Section 6.11.    Tax Credits.

(a)        Tax Credits and Affordability Requirements.  Acquiror hereby acknowledges that (i) the Operating Partnerships have acquired, developed, owned and operated the Properties as projects intended to qualify for tax credits (“Tax Credits”), including, without limitation, low-income housing tax credits under Section 42 of the Code and the Treasury Regulations promulgated thereunder (collectively, “Section 42”), (ii) the Properties are subject to regulatory and other agreements relating to income, rent or other affordable housing restrictions (collectively referred to as the “Regulatory Agreements”), (iii) in order to maintain and preserve the Tax Credits, and otherwise comply with the Tax Credit Laws and other obligations under the Regulatory Agreements, the Properties must be operated in compliance with the Regulatory Agreements and all applicable rules, procedures, regulations, guidelines and other requirements under Section 42 and all other applicable federal, state or local affordable housing laws, regulations and other requirements relating to the Properties (collectively, the “Tax Credit Laws”), and (iv) the failure to operate the Properties in compliance with the Regulatory Agreements and Tax Credit Laws may cause the recapture (and/or related liability) of all or a portion of such Tax Credits and/or result in other significant damages and economic loss related to the Tax Credits.

(b)        Covenants.  Acquiror hereby covenants to Parent and the Seller Parties, on behalf of itself and its Affiliates (including, following the Closing, the Transferred Subsidiaries), that, from and after the Closing:

(i)         Acquiror, at its sole cost and expense and for the duration of all applicable time periods, shall and shall cause each such Operating Partnership to (or shall use best efforts to cause an Operating Partnership to, in the case of any Third-Party Operating Partnership) (x) assume, undertake and cause to be performed all of the obligations under the Regulatory Agreements and the Tax Credit Laws applicable to the Properties, including, without limitation, all ownership and operating restrictions and all resident qualification and rent restrictions applicable to the Properties, and (y) make timely, accurate and complete submissions of all reports to governmental agencies and any other reports reasonably required to be delivered with respect to the Properties pursuant to the Tax Credit Laws, the Regulatory Agreements and any other documents or regulations related to the Tax Credits (including, without limitation, any applicable Housing Authority monitoring requirements);

(ii)        for all periods through the Compliance Expiration Date, Acquiror shall and shall cause each Operating Partnership to (or shall use its commercially reasonable efforts to cause an Operating Partnership to, in the case of any Third-Party Operating Partnership) prepare and deliver to Parent the following documentation (it being acknowledged and agreed that all appropriate filings are required to be made for periods ending on or before the Compliance Expiration Date, even though such filings may be due after the Compliance Expiration Date):

(A)       within ten (10) days after it receives notification of the occurrence of any event that a management agent or owner experienced in the Section 42 tax credit program would reasonably expect may result in the recapture of any Tax Credits with respect to a Property or the violation of any Regulatory Agreement, a report regarding such event, any reasonable documentation relating thereto, and the expected resolution of such event, including, without limitation:

(1)        upon the occurrence of any natural disaster and/or widespread property damage having an adverse impact on the physical condition of a Property, a report of the extent of the damage to a Property, any expected delay in construction or rehabilitation, and the effect such damage might have on the operations or leasing activity of a Property;

(2)        upon learning of any violation of any health, safety or building code, or other statute or regulation which could reasonably be expected to affect the availability of any unit included in a Property for rental, a detailed statement describing such matters along with any written notices thereof received by Acquiror or an Operating Partnership, from any federal, state, or local government entity; and

(3)        a notice of any default received by Acquiror or an Operating Partnership, with respect to any loan secured by a Property and/or any interest therein;

(B)       within five (5) Business Days after receipt by Acquiror or an Operating Partnership:
(1)        copies of all notices of noncompliance or IRS Form 8823 issued by the Housing Authority or notice of any IRS proceeding involving Acquiror and/or an Operating Partnership; and
(2)        copies of all reports, legal proceedings or notices of alleged violations, and notices of all actions taken, or proposed to be taken, affecting Acquiror, an Operating Partnership or a Property by any governmental or quasi-governmental agency or other person or entity that, individually or collectively, would or, with notice or passage of time or both, may result in the recapture of any Tax Credits or the violation of any Regulatory Agreement;
(C)       within thirty (30) days after receipt by Acquiror or an Operating Partnership, copies of any reports issued by the Housing Authority, or its agent, with respect to a Property; and
(D)       contemporaneously with their submission to any Housing Authority, copies of all reports and information required by such agency or its agents with respect to a Property owned by an Operating Partnership, including, without limitation, IRS Form 8703 and any Housing Authority annual compliance certification; and

(iii)       upon Parent’s reasonable request, Acquiror shall deliver to Parent copies of any back-up or supporting documentation in Acquiror’s or an Operating Partnership’s possession or control relating to any obligation of Acquiror under this Section 6.11.

(c)        Indemnification.  As a material inducement for Parent to enter into this Agreement, at the Closing, Acquiror and Parent shall enter into the Hold Harmless Agreement, pursuant to, and subject to the terms and provisions of which, the indemnifying party shall indemnify, defend and hold harmless Parent Indemnified Persons from and against (i) Losses arising out of or relating to any recapture of the Tax Credits; (ii) Losses arising out of or relating to any penalties, interest or other claims by the IRS or any other Governmental Authority in connection with any Tax Credits; and (iii) any and all Losses, which Losses, in any way, relate to, arise out of, are occasioned by or are connected with (A) the breach of any of the covenants in this Section 6.11; (B) the violation of any Regulatory Agreement; (C) any failure to maintain ownership, use and operation of a Property in accordance with the Tax Credit Laws; and (D) any Fund Guarantee with respect to Tax Credit recapture or compliance with Tax Credit Laws or Regulatory Agreements; provided, however, that the indemnity set forth in this Section 6.11(c) shall not include any Losses arising out of or relating to any Prior Noncompliance, to the extent set forth in Section 6.11(e), or any Excluded Liability.  If and to the extent requested by a Tax Credit Investor in connection with the transactions contemplated hereby, Acquiror shall cause a creditworthy Affiliate to guarantee the obligations owed to such Tax Credit Investor under a Fund Guarantee.

(d)        Further Covenants.  Acquiror, on behalf of itself and the Operating Partnerships from and after the Closing, hereby further covenants and agrees that, prior to the Compliance Expiration Date applicable to any particular Property, Acquiror shall not and shall cause the Operating Partnership (or shall use its commercially reasonable efforts to cause an Operating Partnership to, in the case of any Third-Party Operating Partnership) that owns such Property not to, directly or indirectly, sell, transfer or otherwise convey such Property or, in the aggregate, fifty percent (50%) or more of the equity (or any other Controlling interest) in such Property or the applicable Operating Partnership, unless the prospective buyer expressly assumes all obligations of Acquiror and such Operating Partnership under this Section 6.11 with respect to the Property subject to such transfer or owned by such Operating Partnership subject to such transfer, including, without limitation, Acquiror’s indemnity obligations set forth in Section 6.11(c) of this Agreement.  Notwithstanding anything to the contrary contained herein, following any sale, transfer or other conveyance of any or all of the interests in any Property owned by an Operating Partnership or such applicable Operating Partnership, directly or indirectly (whether occurring before or after the applicable Compliance Expiration Date), Acquiror shall remain directly liable to Parent Indemnified Persons and shall not be released from any obligations to Parent Indemnified Persons under this Section 6.11, whether accruing before or after the date of such sale, transfer or other conveyance.

(e)        Prior Noncompliance.  Notwithstanding anything to the contrary herein, including Section 6.11(c), as between Acquiror and its Affiliates, on the one hand, and the Parent Indemnified Persons, on the other hand, neither Acquiror nor any of its Affiliates shall have any liability to Parent Indemnified Persons or any Tax Credit Investor or any other Person, whether under any Fund Guarantee or otherwise, including, as between Parent Indemnified Persons, on the one hand, and Acquiror (or its applicable Affiliate), in its capacity as general partner of an Investor Fund, on the other hand, with respect to any noncompliance with any Regulatory Agreement or Tax Credit Laws that occurred prior to the Closing (“Prior Noncompliance”).  Notwithstanding anything to the contrary contained herein, Acquiror agrees to reasonably cooperate and/or jointly undertake with Parent any corrective action Parent determines is necessary to remedy the Prior Noncompliance or to mitigate any of the Seller Parties’ liability with respect thereto, including, without limitation, (i) allowing Parent, the Seller Parties and their respective Representatives to have reasonable access to the applicable Property and any related books and records with respect to periods prior to Closing, (ii) with Acquiror’s approval, communicate directly with the residents and other appropriate persons as to any such matters, (iii) enforcing any Tax Credit-related indemnification rights or other applicable remedies against Third-Party GPs (and any guarantors of the obligations of a Third-Party GP), to the extent available with respect to any Prior Noncompliance and (iv) upon a Housing Fund’s receipt of proceeds received from any Third-Party Operating Partnership or Third-Party GP (or a guarantor of the obligations of a Third-Party GP) due to Prior Noncompliance, remitting to Parent such proceeds, less any amounts that Acquiror or its Affiliates have actually paid to Tax Credit Investors due to such Prior Noncompliance (except to the extent that Parent has previously reimbursed such amounts to Acquiror).

(f)        Covenant Regarding Change of Status.  Acquiror hereby covenants that it shall not, prior to the Closing, contact any federal, state or local governmental or quasi-governmental authority, resident, resident association, resident’s rights group, or similar person or organization regarding the feasibility or possibility of changing the status of a Property from an affordable housing project as currently operated, or modifying any Regulatory Agreement, whether any such change would occur prior to or after the Compliance Expiration Date, or in any way indicate the intention to do the same.

(g)        Survival.  The provisions of this Section 6.11 shall survive the Closing.

Section 6.12.    Casualty and Condemnation.

(a)        If, prior to the Closing Date, Parent obtains Knowledge that any Property has suffered material damage by fire or other casualty (a “Casualty”) or obtains Knowledge of a condemnation proceeding relating to any Property (a “Condemnation”), Parent shall notify Acquiror of such event; provided, that in no event shall any delay in the provision of such notice give rise to any liability on the part of Parent or be deemed a material breach of this Agreement.

(b)        Insurance and Condemnation Proceeds. With respect to any Casualty or Condemnation affecting a Property after the date of this Agreement, Seller Parties will allow (and will use commercially reasonable efforts to cause the Third-Party Operating Partnerships to allow) Acquiror to participate in the  negotiations regarding the settlement of any such claim for insurance and condemnation proceeds in excess of an amount equal to ten percent (10%) of the Allocated Value for the applicable Property and will not settle or compromise any such claims related to the damage, destruction or condemnation under the relevant insurance policies or against a Governmental Authority effecting the Condemnation without Acquiror’s consent (provided Parent or its Affiliates have such consent rights under the applicable Operating Partnership’s Partnership Agreement).  Parent will provide to Acquiror copies of any material correspondence relating to any such claims and will advise Acquiror of all material developments concerning such claims.  Any insurance proceeds or condemnation awards actually received by Parent or any of its Affiliates related to any Casualty or Condemnation occurring after January 1, 2021 shall be treated as Pre-Closing Cash Flow for purposes of calculating the Purchase Price in Section 2.06.

(c)        Restoration Plans. Subject to Parent’s or its Affiliate’s rights under the applicable Operating Partnership’s Partnership Agreement, Parent will obtain the Acquiror’s approval, which will not be unreasonably withheld, delayed or conditioned, concerning any restoration, repair or re-construction plans for any Property affected by a Casualty or Condemnation, the cost of which (as reasonably estimated by Acquiror) will exceed ten percent (10%) of the Allocated Value of the applicable Property.  Parent shall conduct (or use commercially reasonable efforts to cause the Third-Party Operating Partnership to conduct) all such restoration, repair and reconstruction substantially in accordance with such restoration, repair and reconstruction plans approved by Acquiror and in accordance with applicable Law.  Notwithstanding the foregoing, the Seller Parties will be permitted to incur or enter into an agreement to incur any amount reasonably necessary to effect emergency or necessary repairs related to preservation of the Properties or health and safety matters or which are required by the terms of any Lease or other agreement to which any Seller Party or Transferred Subsidiary is a party.

(d)        The foregoing shall not be deemed breached as a result of any action (i) that a Third-Party GP takes or causes to be taken or that an Existing Lender requires or requests to be taken in accordance with the Existing Loan Documents (except to the extent Parent’s consent is required or requested, then subject to Parent’s fiduciary duties to an Investor Fund or Operating Partnership, Parent shall seek consent of Acquiror if otherwise required above), or (ii) subject to Section 6.01, any action determined to be necessary by Parent, in its reasonable discretion, in order to preserve Tax Credits or otherwise comply with Tax Credit Laws or Regulatory Agreements.  Notwithstanding anything to the contrary contained herein, Parent and its Affiliates shall be permitted to incur or enter into an agreement to incur any amount reasonably necessary to effect emergency or necessary repairs related to the preservation of the Properties or health and safety matters or which are required by the terms of any Lease or other agreement to which an Operating Partnership is a party.

Section 6.13.    Further Action.  Parent and Acquiror (a) shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of the Transaction Agreements and give effect to the transactions contemplated by the Transaction Agreements, (b) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing, and (c) not in limitation of any other provision of this Agreement, shall use their respective reasonable best efforts to cause all the conditions to the obligations of the other party hereto to consummate the transactions contemplated by this Agreement to be met as soon as reasonably practicable.

ARTICLE VII

TAX MATTERS

Section 7.01.    Tax Returns.

(a)        Parent shall timely file, and shall otherwise use commercially reasonable efforts to cause to be timely filed, when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to any Target Entity for Pre-Closing Taxable Periods (but only with respect to Tax Returns required to be filed by or with respect to any such entity on a combined, consolidated or unitary basis with Parent or any Retained Affiliate thereof and not Tax Returns required to be filed separately by such entity) or due on or before the Closing Date (with respect to other Tax Returns and where Parent controls such actions), and in each case Parent shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.  Acquiror shall timely file (where Acquiror controls such actions), and shall otherwise use commercially reasonable efforts to cause to be timely filed, when due (taking into account all extensions properly obtained) all other Tax Returns that are required to be filed by or with respect to each Target Entity and Acquiror shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.  With respect to Tax Returns to be filed by Acquiror pursuant to the immediately preceding sentence that relate to Pre-Closing Taxable Periods or Straddle Periods, (x) such Tax Returns shall be prepared and filed (A) unless otherwise required by applicable Law, or as a result of a determination by a “Big Four” accounting firm engaged by Acquiror that such position is not supported at a “more likely than not” level of comfort (in which case Acquiror shall provide Parent, together with the delivery of such Tax Return in accordance with clause (y) or (z), as applicable, with written explanation from such accounting firm (which shall include the authority and basis for such determination)), in a manner consistent with past practice and no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in prior periods in filing such Tax Returns (including positions which would have the effect of accelerating income to periods for which Parent is liable or deferring deductions to periods for which Acquiror is liable but other than, to the extent not already in effect, an election under Section 754 of the Code) and (B) where relevant, giving effect to the purchase and sale transaction contemplated in this Agreement as of immediately before the beginning of the Closing Date for purposes of Section 706 of the Code and Treasury Regulations thereunder (and applicable state and local income Tax Law), (y) Acquiror shall furnish, or cause to be furnished, an estimated IRS Schedule K-1, and applicable estimated state and local apportionment information, by July 15 after the end of the relevant taxable year for review and approval by Parent, which approval may not be unreasonably withheld, but may in all cases be withheld if such Tax Returns were not prepared in accordance with clause (x) of this sentence, and a final K-1 and final state and local apportionment information (in each case as approved by Parent) by September 1 after the end of the relevant taxable year, and (z) any other Tax Returns not described in clause (y) of this sentence shall be submitted to Parent not later than ninety (90) days prior to the due date for filing such Tax Returns (or, if such due date is within ninety (90) days following the Closing Date, as promptly as practicable following the Closing Date) for review and approval by Parent, which approval may not be unreasonably withheld, but may in all cases be withheld if such Tax Returns were not prepared in accordance with clause (x) of this sentence.  With respect to any Tax Returns described in clause (y) or (z) of the foregoing sentence, Acquiror further agrees that it shall use good faith in considering and incorporating, as is reasonable, comments received from Parent in respect of any item which might affect the Tax liabilities for which Parent or any of its Affiliates may be liable.

(b)        None of Acquiror or any Affiliate of Acquiror shall, or shall cause or permit any of the Target Entities to, (i) amend, re-file or otherwise modify (or grant an extension of any statute of limitations with respect to) any Tax Return relating in whole or in part to any Target Entity with respect to any Pre-Closing Taxable Periods that could reasonably be expected to have an adverse effect on Parent, or (ii) make any Tax election with respect to any of the Target Entities or Transferred Assets that has retroactive effect to a Pre-Closing Taxable Period without the prior written consent of Parent, which consent may be withheld in the sole discretion of Parent.

(c)        Acquiror shall, as soon as reasonably practicable, but in no event later than the later of (i) July 15 after the end of the relevant tax year and (ii) ninety (90) days following Parent’s request therefor, cause each Target Entity over which it has authority to do so to prepare and provide, and use commercially reasonable efforts to cause the Third-Party Operating Partnerships to prepare and provide, to Parent a package of Tax information materials (including schedules and work papers) required and reasonably requested by Parent to enable Parent to prepare and file all Tax Returns required to be prepared and filed by it (the “Tax Package”).  The Tax Package shall be completed in accordance with past practice (to the extent provided by Parent), including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of each Target Entity.

Section 7.02.    Contest Provisions.  Acquiror shall notify Parent, as soon as reasonably practicable, in writing upon receipt by Acquiror, any of its Affiliates, or any Target Entity of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which Parent or any of its Affiliates may be liable.  Parent or its designee shall have the sole right to represent the interests of any Target Entity in any Tax audit or administrative or court proceeding relating to taxable periods ending before the Closing Date or otherwise relating to Taxes for which Parent or any of its Affiliates may be liable, to settle such matters, and to employ counsel of its choice at its expense; provided  that none of Parent, its designee, or its Affiliates may concede, settle or compromise any Tax claim for any Taxes for which Acquiror, any of its Affiliates, or any Target Entity may be liable, without the prior written consent of Acquiror (such consent not to be unreasonably withheld), and Acquiror or its designee shall be entitled to participate at its expense in any such Tax audit or administrative or court proceeding.  In the case of a Straddle Period, Parent or its designee shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending before the Closing Date and for which Parent or any of its Affiliates may be liable, and with the written consent of Acquiror (such consent not to be unreasonably withheld) and at Parent’s or its designee’s sole expense, Parent or its designee may assume the entire control of such audit or proceeding, subject to the rights of Acquiror in the prior sentence.  None of Acquiror, any of its Affiliates or any Target Entities (and, where relevant, a “partnership representative” of any such entity) may concede, settle or compromise any Tax claim for any Taxes for which Parent or any of its Affiliates may be liable, without the prior written consent of Parent (such consent not to be unreasonably withheld).  Nothing in this Agreement shall prevent Acquiror, in the event of any “partnership” audit, examination or assessment relating to any Tax matters of any Target Entity, from causing the applicable “partnership representative” to make the “push-out” election under Section 6226 of the Code (to the extent permitted under applicable law) in its sole discretion, and Acquiror shall cause such election to be made if Parent so requests with respect to any audit, examination or assessment which might affect the Tax liabilities for which Parent or any of its Affiliates may be liable.  In the event of any conflict between ARTICLE X and this Section 7.02, this Section 7.02 shall control.

Section 7.03.    Assistance and Cooperation.  After the Closing Date, each of Parent and Acquiror shall, and shall cause their respective Affiliates to:

(a)        assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 7.01;

(b)        cooperate fully in preparing for any audits of, or disputes with any Tax Authority regarding, any Tax Returns of a Target Entity;

(c)        make available to the other and to any Tax Authority as reasonably requested all information, records and documents relating to Taxes of any Target Entity;

(d)        provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of any Target Entity for taxable periods for which the other may have a liability;

(e)        furnish the other with copies of all correspondence received from any Tax Authority in connection with any Tax audit or information request with respect to any taxable period for which the other may have a liability;

(f)        timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes; and

(g)        timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this ARTICLE VII;

provided, that neither Parent nor any of its Affiliates (nor their respective Representatives) shall be required to disclose to Acquiror or any of its Representatives any consolidated, combined, affiliated or unitary Tax Return which includes Parent or any of its Affiliates or any Tax-related work papers, except, in each case, for materials or portions thereof that relate solely to the Business or Target Entities.  If reasonably requested by Parent, Acquiror shall enter into a customary joint defense agreement with Parent or any Affiliate of Parent with respect to any information to be provided to Acquiror pursuant to this Section 7.03.   In the event of any conflict between ARTICLE X and this Section 7.03, this Section 7.03 shall control.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.01.    Conditions to Obligations of Each Party.  The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Parent and Acquiror, at or prior to the Closing, of each of the following conditions:

(a)        No Governmental Order.  There shall be no Law or Governmental Order in existence that prohibits the consummation of the transactions contemplated by this Agreement taken as a whole.

Section 8.02.    Conditions to Obligations of Parent.  The obligation of Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a)        Representations and Warranties; Covenants.  (i) The Acquiror Specified Representations shall be true and correct in all respects as of the Closing, as if made on the Closing Date (other than the representations and warranties made as of another stated date, which representations and warranties shall have been true and correct as of such date); (ii) the representations and warranties of Acquiror contained in this Agreement (other than the Acquiror Specified Representations) shall be true and correct as of the Closing, as if made on the Closing Date (other than the representations and warranties made as of another stated date, which representations and warranties shall have been true and correct as of such date) (in either case without giving effect to (x) any limitations as to materiality or “Acquiror Material Adverse Effect” set forth therein and (y) any language in the first paragraph of ARTICLE V regarding the dates the representations and warranties are made), except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not had, or would not reasonably be expected to have, an Acquiror Material Adverse Effect; (iii) the covenants contained in this Agreement that are to be complied with by Acquiror on or prior to the Closing shall have been complied with in all material respects; and (iv) Parent shall have received a certificate dated the Closing Date of Acquiror signed by a duly authorized executive officer of Acquiror stating that the conditions specified in clauses (i), (ii) and (iii) of this Section 8.02(a) have been waived or satisfied.

(b)        Ancillary Agreements.  Acquiror shall have executed and delivered each of the Ancillary Agreements to which it is a party and shall have caused each applicable Affiliate of Acquiror to execute and deliver each of the Ancillary Agreements to which such Affiliate of Acquiror is a party.

Section 8.03.    Conditions to Obligations of Acquiror.  The obligations of Acquiror to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the conditions set forth in this Section 8.03.  For the avoidance of doubt, the obligation of Acquiror to consummate the transactions contemplated by the Transaction Agreements shall not, except as set forth in this Section 8.03 or as otherwise provided in this ARTICLE VIII, be subject to any contingency or condition based on financing, due diligence, the receipt of any Person’s consent or approval or otherwise.

(a)        Representations and Warranties; Covenants.  (i) The Parent Specified Representations shall be true and correct in all material respects as of the Closing, as if made on the Closing Date (other than the representations and warranties made as of another stated date, which representations and warranties shall have been true and correct in all material respects as of such date) (in either case without giving effect to (x) any limitations as to materiality or “Business Material Adverse

Effect” set forth therein and (y) any language in the first paragraph of ARTICLE IV regarding the dates the representations and warranties are made); (ii) the other representations and warranties of Parent contained in this Agreement (other than the Parent Specified Representations) shall be true and correct as of the Closing, as if made on the Closing Date (other than the representations and warranties made as of another stated date, which representations and warranties shall have been true and correct as of such date) (in either case without giving effect to (x) any limitations as to materiality or “Business Material Adverse Effect” set forth therein and (y) any language in the first paragraph of ARTICLE IV regarding the dates the representations and warranties are made), except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Business Material Adverse Effect; (iii) the covenants contained in this Agreement that are to be complied with by Parent on or before the Closing shall have been complied with in all material respects; and (iv) Acquiror shall have received a certificate dated as of the Closing Date of Parent signed by a duly authorized executive officer of Parent stating that the conditions specified in clauses (i), (ii) and (iii) of this Section 8.03(a) have been waived or satisfied.

(b)        Ancillary Agreements.  Parent shall have executed and delivered each of the Ancillary Agreements to which it is a party and shall have caused each applicable Affiliate of Parent to execute and deliver each of the Ancillary Agreements to which such Affiliate of Parent is a party.

ARTICLE IX

TERMINATION

Section 9.01.    Termination.  This Agreement may be terminated prior to the Closing only as follows:

(a)        by the mutual written consent of Parent and Acquiror;

(b)        by either Parent or Acquiror if the Closing has not occurred on or before December 31, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party hereto whose failure to take any action required to fulfill any of such party’s obligations under this Agreement has been the primary cause or has primarily resulted in the failure of the Closing to occur prior to such date;

(c)        by either Parent or Acquiror in the event of the issuance of a final, non-appealable Governmental Order restraining or prohibiting the consummation of the transactions contemplated by this Agreement;

(d)        by Acquiror (but only so long as Acquiror is not in material breach of its obligations under this Agreement) if there has been a material breach of any representation, warranty, covenant or agreement of Parent such that one or more of the conditions to Closing set forth in Section 8.01 and Section 8.03 are not capable of being fulfilled as of the Outside Date, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) twenty (20) days after providing written notice of such breach to the other party and (ii) the Outside Date;

(e)        by Parent (but only so long as Parent or any Seller Party is not in material breach of its obligations under this Agreement) if there has been a material breach of any representation, warranty, covenant or agreement of Acquiror such that one or more of the conditions to Closing set forth in Section 8.01 and Section 8.02 are not capable of being fulfilled as of the Outside Date, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) twenty (20) days after providing written notice of such breach to the other party and (ii) the Outside Date;

(f)        by Acquiror, if and to the extent that the Title Exception Adjustment Amount(s) exceed, individually or in the aggregate, the threshold set forth in Section 3.04(c)(ii), by delivery of a notice in accordance with the terms of Section 3.04(c)(ii); or

(g)        by Parent, if there is any breach of the covenant in Section 6.11(f) by Acquiror, whether occurring before or after the date hereof, unless promptly following, and in any event within ten (10) Business Days of, Acquiror’s receipt of notice from Parent of such breach or otherwise obtaining Acquiror’s Knowledge of such breach, Acquiror has (i) used commercially reasonable efforts to mitigate the effects of such breach (including taking any necessary measures to retract any communications made in breach of such covenant, amending or supplementing any such communications in consultation with Parent, and modifying Acquiror’s relevant practices and procedures with respect to third-party communications to the extent necessary to avoid the recurrence of such breach) and (ii) paid or cause to be paid to Parent an amount in cash equal to $1,000,000, as liquidated damages and not as penalty.

Section 9.02.    Notice of Termination.  Any party hereto desiring to terminate this Agreement pursuant to Section 9.01 shall give written notice of such termination to the other party hereto.

Section 9.03.    Effect of Termination.  In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except as otherwise expressly set forth in Section 3.01 through 3.03, Section 6.02(a), Section 6.04, Section 6.05(g), this ARTICLE IX, Section 10.06 and ARTICLE XI, or any other provision that expressly survives a termination of this Agreement.

ARTICLE X

INDEMNIFICATION

Section 10.01.  Survival.  The representations, warranties, covenants and agreements of the parties hereto contained in or made pursuant to this Agreement shall survive in full force and effect until the date that is twelve (12) months after the Closing Date, at which time they shall terminate (and no claims shall be made for indemnification under Section 10.02 or Section 10.03 thereafter), except: (i) Parent Specified Representations and Acquiror Specified Representations shall survive the Closing indefinitely; (ii) the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing (“Post-Closing Covenants”) shall survive for the period provided in such covenants and agreements, if any, or until fully performed; and (iii) the covenants and agreements that by their terms apply or are to be performed in their entirety on or prior to the Closing (“Pre‑Closing Covenants”) shall terminate at the Closing.

Section 10.02.  Indemnification by Parent.

(a)        After the Closing and subject to this ARTICLE X, Parent shall indemnify, defend and hold harmless Acquiror, its Affiliates and their respective Representatives (collectively, the “Acquiror Indemnified Parties”) against, and reimburse any Acquiror Indemnified Party for, all Losses that such Acquiror Indemnified Party may at any time suffer or incur, or become subject to:

(i)         as a result of or in connection with the inaccuracy or breach of any representation or warranty made by Parent in this Agreement;

(ii)        as a result of or in connection with any breach or failure by Parent to perform any of its covenants or obligations contained in this Agreement; or

(iii)       to the extent relating to or arising out of any Excluded Liabilities.

(b)        Notwithstanding anything to the contrary contained herein, Parent shall not be required to indemnify, defend or hold harmless any Acquiror Indemnified Party against, or reimburse any Acquiror Indemnified Party for, any Losses pursuant to Section 10.02(a)(i) (other than Losses arising out of the inaccuracy or breach of any Parent Specified Representations, which shall not be subject to or count against the De Minimis Threshold, Deductible or Cap) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $250,000 (the “De Minimis Threshold”) (nor shall any such claim or series of related claims that does not exceed the De Minimis Threshold be applied to or considered for purposes of calculating the aggregate amount of Acquiror Indemnified Parties’ Losses for which Parent has responsibility under clause (ii) of this Section 10.02(b) below); (ii) until the aggregate amount of Acquiror Indemnified Parties’ Losses for which Acquiror Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 10.02(a)(i) exceeds two percent (2%) of the Purchase Price (the “Deductible”), after which Parent shall be obligated for all Acquiror Indemnified Parties’ Losses for which Acquiror Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 10.02(a)(i) that are in excess of two percent (2%) of the Purchase Price, but only if such excess Losses arise with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) that involves Losses in excess of the De Minimis Threshold; and (iii) in a cumulative aggregate amount, together with the Excess Title Exception Amount (if any), exceeding five percent (5%) of the Purchase Price (the “Cap”).   Notwithstanding anything to the contrary contained herein, Parent shall not be required to indemnify, defend or hold harmless any Acquiror Indemnified Party against, or reimburse any Acquiror Indemnified Party for, any Losses pursuant to Section 10.02(a)(i) (including, for this purpose, in respect of the inaccuracy or breach of any Parent Specified Representations) in a cumulative aggregate amount exceeding the Purchase Price.  Notwithstanding anything to the contrary contained herein, Parent shall not be required to indemnify, defend or hold harmless any Acquiror Indemnified Party against, or reimburse any Acquiror Indemnified Party for, (i) any Losses relating to a title exception, it being understood that the adjustments referred to in Section 3.04(c) shall be the sole and exclusive remedy of Acquiror with respect to such matters or (ii) any Losses pursuant to Section 10.02(a)(i) in respect of the inaccuracy or breach of the representation and warranty contained in Section 4.07(e) to the extent such Losses arise in a taxable period or portion thereof beginning on or after the Closing Date.

Section 10.03.  Indemnification by Acquiror.

(a)        After the Closing and subject to this ARTICLE X, Acquiror shall indemnify, defend and hold harmless Parent, the Seller and their respective Affiliates and their respective Representatives (collectively, the “Parent Indemnified Persons”) against, and reimburse any Parent Indemnified Party for, all Losses that such Parent Indemnified Party may at any time suffer or incur, or become subject to:

(i)         as a result of or in connection with the inaccuracy or breach of any representation or warranty made by Acquiror in this Agreement;

(ii)        as a result of or in connection with any breach or failure by Acquiror to perform any of its covenants or obligations contained in this Agreement including, without limitation, Section 6.11;

(iii)       to the extent relating to, arising out of or in connection with any of the Business, the Transferred Subsidiaries or any of their respective post-Closing Affiliates (including any predecessor of any thereof), or any business, property, asset, liability, operation, activity or Transferred Subsidiary of any of the foregoing, whether heretofore, currently or hereafter owned or conducted (as the case may be (including any Losses to the extent relating to, arising out of or in connection with Parent Indemnified Persons seeking indemnification hereunder)) except to the extent such Losses constitute Losses for which Parent is required to indemnify any Acquiror Indemnified Party pursuant to Section 10.02(a); or

(iv)       to the extent relating to or arising out of any Assumed Liabilities.

(b)        Notwithstanding anything to the contrary contained herein, Acquiror shall not be required to indemnify, defend or hold harmless any Parent Indemnified Party against, or reimburse any Parent Indemnified Party for, any Losses pursuant to Section 10.03(a)(i) (other than Losses arising out of the inaccuracy or breach of any Acquiror Specified Representations which shall not be subject to or count against the De Minimis Threshold, Deductible or the Cap) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of the De Minimis Threshold (nor shall any such claim or series of related claims that does not meet the De Minimis Threshold be applied to or considered for purposes of calculating the aggregate amount of Parent Indemnified Persons’ Losses for which Acquiror has responsibility under clause (ii) of this Section 10.03(b) below); (ii) until the aggregate amount of Parent Indemnified Persons’ Losses for which Parent Indemnified Persons are finally determined to be otherwise entitled to indemnification under Section 10.03(a)(i) exceeds two percent (2%) of the Purchase Price, after which Acquiror shall be obligated for all Parent Indemnified Persons’ Losses for which Parent Indemnified Persons are finally determined to be otherwise entitled to indemnification under Section 10.03(a)(i) and not only Losses that are in excess of the Deductible, but only if such excess Losses arise with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) that involves Losses in excess of the De Minimis Threshold; and (iii) in a cumulative aggregate amount exceeding the Cap.  For purposes of determining whether the threshold set forth in clause (iii) of this Section 10.03(b) has been met or exceeded, any amount paid by Acquiror for Losses pursuant to Section 10.03(a)(i), other than any Losses in respect of the inaccuracy or breach of any Acquiror Specified Representations, shall be taken into account.  Notwithstanding anything to the contrary contained herein, Acquiror shall not be required to indemnify, defend or hold harmless any Parent Indemnified Party against, or reimburse any Parent Indemnified Party for, any Losses pursuant to Section 10.03(a)(i) (including, for this purpose, in respect of the inaccuracy or breach of any Acquiror Specified Representations) in a cumulative aggregate amount exceeding the Purchase Price.

Section 10.04.  Notification of Claims.

(a)        A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought under this ARTICLE X, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third-Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this ARTICLE X except to the extent that the Indemnifying Party is prejudiced by such failure.  The parties agree that (i) in this ARTICLE X they intend to shorten (in the case of the limited survival periods specified in Section 10.01) and lengthen (in the case of the indefinite survival periods specified in Section 10.01) (as the case may be) the applicable statute of limitations period with respect to certain claims; (ii) notices for claims in respect of a breach of a representation, warranty, covenant or agreement (other than a Post-Closing Covenant) must be delivered prior to the expiration of any applicable survival period specified in Section 10.01 for such representation, warranty, covenant or agreement; (iii) notices for claims in respect of a breach of a Post-Closing Covenant must be delivered prior to the date that is six (6) months after the last day of the effective period of such Post-Closing Covenant; and (iv) any claims for indemnification for which notice is not timely delivered in accordance with this Section 10.04(a) shall be expressly barred and are hereby waived; provided, further, that if, prior to such applicable date, a party hereto shall have notified the other party hereto in accordance with the requirements of this Section 10.04(a) of a claim for indemnification under this ARTICLE X (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this ARTICLE X notwithstanding the passing of such applicable date.

(b)        Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 10.04(a) in respect of a Third-Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third-Party Claim, assume the defense and control of any Third-Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at its own expense.  The Indemnified Party may take any actions reasonably necessary to defend such Third-Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence.  Parent or Acquiror (as the case may be) shall, and shall cause each of its Affiliates and Representatives to, cooperate in all commercially reasonable respects with the Indemnifying Party in the defense of any Third-Party Claim, provided, nothing herein shall require any party to disclose or otherwise waive privilege.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third-Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable) or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third-Party Claim.  So long as the Indemnifying Party is reasonably contesting the Third-Party Claim in good faith, the Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any Third-Party Claim that the Indemnifying Party has assumed the defense of in accordance with this Section 10.04(b) without the prior written consent of the Indemnifying Party.

(c)        Notwithstanding anything to the contrary contained in this ARTICLE X (including Section 10.02 and Section 10.03), unless the Indemnifying Party fails to take control of the defense of such Third-Party Claim or the Indemnifying Party elects to undertake the defense thereof but thereafter fails to defend the Third-Party Claim or fails to defend such Third-Party Claim in good faith, in which case the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement, no Indemnifying Party shall have any liability under this ARTICLE X for any Losses arising out of or in connection with any Third-Party Claim that is settled or compromised by an Indemnified Party without the consent of such Indemnifying Party.

(d)        In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 10.04(a) that does not involve a Third-Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this ARTICLE X.  The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

Section 10.05.  Payment.  In the event a claim or any Action for indemnification under this ARTICLE X has been finally determined, the amount of such final determination shall be paid (a) if the Indemnified Party is an Acquiror Indemnified Party, by Parent to the Indemnified Party and (b) if the Indemnified Party is a Parent Indemnified Party, by Acquiror to the Indemnified Party, in each case on demand in immediately available funds.  A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this ARTICLE X when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable Governmental Order has been entered into with respect to such claim or Action.

Section 10.06.  Exclusive Remedies.

(a)        Each party hereto acknowledges and agrees that (i) prior to the Closing, the sole and exclusive remedy of Acquiror for any breach or inaccuracy of any representation or warranty contained in this Agreement or any certificate or instrument delivered hereunder shall be, in the event that each of the conditions set forth in ARTICLE VIII has not been satisfied or waived, refusal to close the purchase and sale of the Transferred Assets hereunder and recover the Deposit, subject to and in accordance with Section 2.08; (ii) prior to the Closing, the sole and exclusive remedy of Parent for any breach or inaccuracy of any representation or warranty contained in this Agreement or any certificate or instrument delivered hereunder shall be, in the event that each of the conditions set forth in ARTICLE VIII has not been satisfied or waived, refusal to close the purchase and sale of the Transferred Assets hereunder and recover the Deposit, as liquidated damages and not as a penalty, subject to and in accordance with Section 2.08, in satisfaction of claims against Acquiror with respect to such breach or inaccuracy; (iii) following the Closing, (A) the indemnification provisions of this ARTICLE X shall be the sole and exclusive remedies of the parties hereto for any breach of the representations or warranties and covenants and agreements contained in this Agreement and (B) notwithstanding anything to the contrary contained herein, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto to rescind this Agreement or any of the transactions contemplated by this Agreement; and (iv) following the Closing, subject to the last sentence of Section 6.02(a), the indemnification provisions of this ARTICLE X shall be the sole and exclusive monetary remedies of the parties hereto for any breach of any Pre-Closing Covenant or any Post-Closing Covenant.

(b)        THE PARTIES ACKNOWLEDGE AND AGREE THAT PARENT SHALL BE ENTITLED TO RECEIVE THE ENTIRE DEPOSIT IN CERTAIN CIRCUMSTANCES SET FORTH IN SECTION 2.08(b).  IN SUCH EVENT, THE ESCROW AGENT SHALL DISBURSE THE DEPOSIT TO PARENT PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.08(b)  AND THE ESCROW AGREEMENT AND PARENT SHALL HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT THOSE WHICH EXPRESSLY SURVIVE SUCH TERMINATION.  ACQUIROR AND PARENT HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY PARENT AS A RESULT OF SUCH TERMINATION, AND AGREE THAT THE DEPOSIT IS A REASONABLE APPROXIMATION THEREOF.  THE DEPOSIT SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF PARENT IN SUCH EVENT, AND SHALL BE PAID BY THE

ESCROW AGENT TO PARENT AS PARENT’S SOLE AND EXCLUSIVE REMEDY HEREUNDER.  THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES.  ACQUIROR AND PARENT FURTHER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY PARENT AS A RESULT OF A BREACH OF THE COVENANTS SET FORTH IN SECTION 9.01(G), AND AGREE THAT THE AMOUNT REFERRED TO IN SECTION 9.01(G) IS A REASONABLE APPROXIMATION THEREOF AND SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF PARENT IN SUCH EVENT.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES.

(c)        Notwithstanding the foregoing, this Section 10.06 shall not operate to limit the rights of Acquiror to seek equitable remedies (including specific performance or injunctive relief) as permitted under Section 11.13, and the parties acknowledge and agree that Acquiror may sue for specific performance of Parent’s obligations under this Agreement in lieu of terminating this Agreement.

Section 10.07.  Additional Indemnification Provisions.

(a)        Parent and Acquiror agree, for themselves and on behalf of their respective Affiliates and Representatives, that with respect to each indemnification obligation set forth in this ARTICLE X, any Transaction Agreement or any other document executed or delivered in connection with the Closing:  (i) all Losses shall be net of any Eligible Insurance Proceeds; (ii) in no event shall an Indemnifying Party have any liability to an Indemnified Party (other than in connection with Section 10.03(a)(iii)) for: (A) any Losses to the extent arising from special circumstances of the Indemnified Party that were not communicated prior to the date hereof by the Indemnified Party to the Indemnifying Party, (B) any punitive or special damages other than punitive or special damages recovered by third parties in connection with a Third-Party Claim, (C) any Losses to the extent not the probable and reasonably foreseeable result of any breach by the Indemnifying Party of a representation and warranty or covenant contained in this Agreement (provided  that this clause (C) shall not apply to any Losses that are recovered by third parties in connection with a Third-Party Claim), (D) any damages solely attributable to diminution of value or lost profits to the extent constituting damages in excess of the difference between the value of what the Indemnified Party received in the transaction contemplated by this Agreement and the value of what the Indemnified Party should have received in the transaction contemplated by the Agreement if there had been no breach of the representation and warranty or covenant by the Indemnifying Party for which breach the Indemnified Party is seeking indemnification and (E) any Losses to the extent incurred in connection with a party’s assertion, enforcement, dispute or resolution of its indemnification or other rights under this Agreement or the collection of any amounts payable to a party hereto under this Agreement; and (iii) in no event shall Parent have any liability for any Losses due from a Third-Party GP (or any guarantor of the obligations of a Third-Party GP).

(b)        Any amount payable by an Indemnifying Party pursuant to this ARTICLE X shall be paid promptly and payment shall not be delayed pending any determination of Eligible Insurance Proceeds.  In any case where an Indemnified Party recovers from a third Person any Eligible Insurance Proceeds or any other amount in respect of any Loss for which an Indemnifying Party has actually reimbursed it pursuant to this ARTICLE X, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount of such Eligible Insurance Proceeds, but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

(c)        The parties hereto shall treat any indemnification payment made under this Agreement as an adjustment to the Purchase Price for all applicable tax purposes.

(d)        If any portion of Losses to be reimbursed by the Indemnifying Party may be covered, in whole or in part, by third-party insurance coverage, the Indemnified Party shall promptly give notice thereof to the Indemnifying Party (a “Notice of Insurance”).  If the Indemnifying Party so requests within one hundred eighty (180) days after receipt of a Notice of Insurance, the Indemnified Party shall use its commercially reasonable efforts to collect the maximum amount of insurance proceeds thereunder, in which event all such proceeds actually received, net of costs reasonably incurred by the Indemnified Party in seeking such collection, shall be considered “Eligible Insurance Proceeds. ”

Section 10.08.  Copies to Parent and Acquiror.  If any notification is made under this ARTICLE X to an Affiliate of Parent or Acquiror, a copy of such notification shall also be sent to Parent or Acquiror, respectively.

Section 10.09.  Mitigation.  Each of the parties hereto agrees to take all commercially reasonable steps to mitigate its respective Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

ARTICLE XI

GENERAL PROVISIONS

Section 11.01.  Expenses.

(a)        Except as may be otherwise specified in this Agreement and the other Transaction Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisers and accountants, incurred in connection with this Agreement and the other Transaction Agreements and the transactions contemplated by this Agreement and the other Transaction Agreements shall be paid by the Person incurring such costs and expenses, whether or not the Closing shall have occurred.

(b)        Parent and Acquiror agree to comply with all real estate Transfer Tax laws applicable to transactions contemplated by this Agreement and to cooperate in the preparation and filing of all necessary transfer tax and other documentary recording tax forms and related documents as are required by Law in connection with the payment of all Transfer Taxes.  Acquiror shall be responsible for (i) subject to the terms of Section 6.05(a), any costs, fees or expenses (excluding Parent’s and its Affiliates’ attorneys’ fees) incurred in order to (A) obtain consents from any Governmental Authority or any third party as contemplated by this Agreement, including the Existing Loan Consents and any consents from Tax Credit Investors or Third-Party GPs (provided  Acquiror shall not reimburse Parent for any such costs, fees and expenses unless Acquiror provided Parent with its consent prior to incurring such costs, fees or expenses), (B) effect a buyout of any Tax Credit Investor’s interest in an Investor Fund or any Third-Party GP’s interest in an Operating Partnership (provided  that such buyout is agreed to after the date hereof and with Acquiror’s prior written consent), (ii) any costs, fees or expenses incurred in order to obtain any Title Commitment (including reimbursing Parent or its Affiliates for any amounts advanced by Parent or an Affiliate thereof), (iii) any title insurance premium for any owner’s insurance policy, (iv) recording or filing charges payable in connection with the recording of any transfer or conveyance instruments delivered in connection with the transactions contemplated by this Agreement, (v) all costs, fees or expenses incurred by Acquiror in connection with Acquiror’s due diligence review hereunder, (vi) all Transfer Taxes, and (vii) all costs, fees or expenses allocated to Acquiror pursuant to the other provisions of this Agreement.  To the extent that Parent or its Affiliates incur any out of pocket expenses of a type described in this Section 11.01(b) or otherwise with Acquiror’s prior written consent, Acquiror shall reimburse Parent for such amount at Closing.

(c)        The provisions of this Section 11.01 shall survive the Closing or a termination of this Agreement.

Section 11.02.  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 11.02) as set forth on Section 11.02 of the Parent Disclosure Schedule.

Section 11.03.  Public Announcements.  No party hereto or any Affiliate or Representative of such party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or applicable securities exchange rules, in which case the party hereto required to publish such press release or public announcement shall allow the other party hereto a reasonable opportunity to comment on such press release or public announcement in advance of such publication.  Prior to the Closing, neither of the parties hereto, nor any of their respective Affiliates or Representatives, shall, other than in connection with the ordinary course operation of the Business or as provided for under this Agreement, make any disclosure concerning plans or intentions relating to the customers, agents or employees of, or other Persons with significant business relationships with, any of the Transferred Subsidiaries without first obtaining the prior written approval of the other party hereto, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 11.04.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 11.05.  Entire Agreement.  Except as otherwise expressly provided in the Transaction Agreements, this Agreement and the other Transaction Agreements constitute the entire agreement of the parties hereto with respect to the subject matter of the Transaction Agreements and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement to the extent not in conflict with this Agreement, between or on behalf of Parent and/or its Affiliates, on the one hand, and Acquiror and/or its Affiliates, on the other hand, with respect to the subject matter of the Transaction Agreements.

Section 11.06.  Assignment.  This Agreement shall not be assigned, in whole or in part, by operation of law or otherwise without the prior written consent of the parties hereto.  Any attempted assignment in violation of this Section 11.06 shall be void.  This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their successors and permitted assigns.  Notwithstanding the foregoing, (i) Parent shall have the right to assign, in whole or in part, by operation of law or otherwise, any of its rights, interests or obligations under this Agreement to any Affiliate of Parent (provided, that (x) Parent shall not be released from its indemnification obligations under ARTICLE X, (y) Parent cannot assign any of its obligations under any guarantees of the Economic Transfer Agreement, unless it is to L&R Entity or another creditworthy entity reasonably approved by Acquiror, and (z) Parent shall assign its obligation to cause the transfer of a Transferred Asset (or entry into an Economic Transfer Agreement with respect to a Transferred Asset) to an Affiliate solely to the extent that such Affiliate directly or indirectly owns or controls, or otherwise has the authority to cause the fulfillment of Parent’s obligations under the Transaction Agreements with respect to, such Transferred Asset), and (ii) Acquiror shall be permitted to designate one or more Affiliates of Acquiror that shall, subject to the Closing, take title to any Transferred Equity Interests or Transferred Debt Interests or accept the assignment of any Assigned Contracts and/or the other Transferred Assets (and assume the Assumed Liabilities in respect thereof) in lieu of Acquiror (an “Acquiror Designee”); provided  that any such designation shall be permitted solely if (i) a schedule setting forth all such designations, including the name of the designated Acquiror Designees and the applicable Transferred Equity Interests, Transferred Debt Interests and/or Assigned Contract with respect to each Acquiror Designee, is delivered to Parent at least ten (10) days prior to the Closing; provided  that such designation shall not be permitted if it would reasonably be expected to increase the unreimbursed costs or liabilities borne by Parent and its Affiliates in connection with such transactions or cause any material impairment on or delay in the ability of any Person to perform its respective obligations under any Transaction Agreement or to consummate the transactions contemplated thereby; (ii) Acquiror promptly provides to Parent such customary due diligence information regarding the Acquiror Designees as Parent may reasonably request for the purposes of meeting legal or regulatory compliance; and (iii) any representations and warranties given with respect to Acquiror, as set forth in ARTICLE V, shall be deemed given with respect to each Acquiror Designee, as applicable; and provided, further, that in no event shall any such designation relieve Acquiror of any obligation under any Transaction Agreement; and provided, further, that all disclaimers, waivers, releases, indemnities and other protections afforded to Parent and its Affiliates by this Agreement shall apply to and be binding on the Acquiror Designees.

Section 11.07.  No Third-Party Beneficiaries.  Except as provided in Section 6.08 with respect to Acquiror Releasees and Parent Releasees and in ARTICLE X with respect to Parent Indemnified Persons and Acquiror Indemnified Parties, and, subject to the last two sentences of this Section 11.07, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns (including Acquiror Designees), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  The Seller shall be an express third-party beneficiary under this Agreement and, as such, this Agreement may be enforced by the Seller as if it were a party hereto.  Any Parent Entity who, immediately prior to the Closing, was an Affiliate of Parent, shall be an express third-party beneficiary under Section 11.01(b) and, as such, this Agreement may be enforced by any such Parent Entity as if it were a party hereto.

Section 11.08.  No Recording.  The provisions of this Agreement will not constitute a Lien on any Property and neither this Agreement nor any notice or memorandum of this Agreement will be recorded by Acquiror.

Section 11.09.  Amendment; Waiver.  No provision of this Agreement or any other Transaction Agreements may be amended, supplemented or modified except by a written instrument signed by all of the parties thereto.  No provision of this Agreement or any other Transaction Agreements may be waived except by a written instrument signed by the party against whom the waiver is to be effective.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 11.10.  Disclosure Schedules.

(a)        Matters reflected in any Section of this Agreement, including any section or subsection of the Parent Disclosure Schedule or Acquiror Disclosure Schedule, are not necessarily limited to matters required by this Agreement to be so reflected.  Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.  No reference to or disclosure of any item or other matter in any Section of this Agreement, including any section or subsection of the Parent Disclosure Schedule or Acquiror Disclosure Schedule, shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement, the Parent Disclosure Schedule or the Acquiror Disclosure Schedule.  Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Law or Governmental Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

(b)        Parent and Acquiror shall have the right, from time to time prior to the Closing, to supplement or amend the Parent Disclosure Schedule and the Acquiror Disclosure Schedule, as the case may be, with respect to any matter hereafter arising (other than as a result of a breach of this Agreement by the party seeking to make such supplementation or amendment, as the case may be) that, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Parent Disclosure Schedule or Acquiror Disclosure Schedule, as the case may be.  Any such supplemental or amended disclosure shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of ARTICLE X, but not for purposes of determining whether or not the conditions set forth in ARTICLE VIII have been satisfied.

Section 11.11.  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement, all Ancillary Agreements, all transactions contemplated by this Agreement or any Ancillary Agreement, and all claims and defenses arising out of or relating to any such transaction or agreement or the formation, breach, termination or validity of any such agreement, shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any conflicts of Law principles of such state that would apply the Laws of another jurisdiction.

(b)        Each of Parent and Acquiror irrevocably and unconditionally:

(i)         submits for itself and its property to the exclusive jurisdiction of the Delaware Court of Chancery, or if the Delaware Court of Chancery lacks jurisdiction of the subject matter, the United States District Court for the District of Delaware, or if both the Delaware Court of Chancery and the United States District Court for the District of Delaware lack jurisdiction of the subject matter, any court of competent jurisdiction sitting in the State of Delaware, in any Action directly or indirectly arising out of or relating to this Agreement, the transactions contemplated by the Transaction Agreement, or the formation, breach, termination or validity of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined solely in such court;

(ii)        consents that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in such court or that such court is an inconvenient forum for the Action and agrees not to assert, plead or claim the same;

(iii)       agrees that the final judgment of such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets;

(iv)       irrevocably waives any right to remove any such Action from the Delaware Court of Chancery to any federal court;

(v)        agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 11.02; and

(vi)       agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the applicable rules of procedure.

(c)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER ANY OF THE TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT.  EACH OF PARENT AND ACQUIROR CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF PARENT AND ACQUIROR UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF PARENT AND ACQUIROR MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF PARENT AND ACQUIROR HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 11.11.  EITHER PARENT OR ACQUIROR MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11.12.  Rules of Construction.  Interpretation of this Agreement and the other Transaction Agreements (except as specifically provided in any such other Transaction Agreements, in which case such specified rules of construction shall govern with respect to such other Transaction Agreements) shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Preamble, Recitals, Article, Section, paragraph, Annexes and Exhibit are references to the Preamble, Recitals, Articles, Sections, paragraphs, Annexes and Exhibits to this Agreement unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) the word “including” and words of similar import shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the words “herein,” “hereof,” “hereunder” and “hereby” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section; (g) the headings are for reference purposes only and shall not affect in any way the meaning or interpretation of the Transaction Agreements; (h) the Transaction Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted; (i) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (j) references to any statute, listing rule, rule, standard, regulation or other law include a reference to (A) the corresponding rules and regulations and (B) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; (k) references to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section, but shall not include any changes to such statute as a result of or in connection with a Contagion Event; (l) references to any Person’s “commercially reasonable efforts,” “best efforts” or other efforts standards shall not be deemed to include causing any action to be taken (or not to be taken) that is beyond such Person’s authority under the governing documents of any Operating Partnership in which an unaffiliated third party serves as the general partner or managing member and (m) the words “made available” mean that the subject documents or other materials were included in and available in the Virtual Data Room prior to the Virtual Data Room Cut-Off Date.

Section 11.13.  Specific Performance.  Subject to Section 10.06, (a) the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (b) it is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, and (c) in the event that any Action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense or counterclaim that there is an adequate remedy at law.  Notwithstanding the foregoing, or any other provision of this Agreement to the contrary, the parties agree that neither Parent nor any of its Affiliates shall be entitled to an injunction or injunctions to enforce specifically the Closing of any of the transactions contemplated hereby and that the sole and exclusive remedy of Parent and its Affiliates relating to the failure of Acquiror to consummate any of the transactions contemplated hereby shall be the remedies set forth in Section 10.06(b).

Section 11.14.  Counterparts.  This Agreement and each of the other Transaction Agreements may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to any Transaction Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Mark Lyons
	Name:	Mark Lyons
	Title:	Chief Financial Officer and Executive Vice President

AZTEC HOLDCO LLC

By:	/s/ Jacob Werner
	Name:	Jacob Werner
	Title:	Senior Managing Director and Vice President

Exhibit A          DEFINITIONS

“Access” shall have the meaning set forth in Section 3.03.

“Acquiror” shall have the meaning set forth in the Preamble hereto.

“Acquiror Approval Matter” shall have the meaning in Section 6.01(b).

“Acquiror Designee” shall have the meaning set forth in Section 11.06.

“Acquiror Disclosure Schedule” shall have the meaning set forth in the first paragraph of ARTICLE V.

“Acquiror Indemnified Parties” shall have the meaning set forth in Section 10.02(a).

“Acquiror Material Adverse Effect” means any effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, would reasonably be expected to be materially adverse to the ability of Acquiror to consummate the transactions contemplated by the Transaction Agreements by the Outside Date.

“Acquiror Releasee” shall have the meaning set forth in Section 6.08(a).

“Acquiror Releasor” shall have the meaning set forth in Section 6.08(b).

“Acquiror Specified Representations” means the representations and warranties made in Section 5.01, Section 5.05, and Section 5.09.

“Acquiror’s Title Notice” shall have the meaning set forth in Section 3.04(c)(ii).

“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitral body.

“Additional Transferred Debt Interests” shall have the meaning set forth in Section 2.06(b)(iv).

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, however, that for the purposes of this definition, Parent shall not be deemed to be an Affiliate of Acquiror.  Notwithstanding anything to the contrary contained herein, unless otherwise expressly specified in this Agreement, (i) “Affiliates” of Parent or any Seller Party shall not be deemed to include (A) any Investor Fund in which the limited partner is a Tax Credit Investor or any Housing Fund in which such an Investor Fund invests, directly or indirectly, (B) any Operating Partnership or (C) any Participant Vehicle; and (ii) the Transferred Subsidiaries shall be deemed “Affiliates” of Parent (and not Acquiror) prior to the Closing and shall be deemed “Affiliates” of Acquiror (and not Parent) from and after the Closing.

 “Agreement” means this Purchase Agreement, dated as of the date hereof, between Parent and Acquiror, including the Annexes and Exhibits hereto, the Parent Disclosure Schedule, the Acquiror Disclosure Schedule and all amendments to such agreement made in accordance with Section 11.09.

“Allocated Value” shall have the meaning set forth in Section 2.05.

“Allocation Schedule” shall have the meaning set forth in Section 2.05.

“Ancillary Agreements” means:

(i)         the Hold Harmless Agreement;

(ii)        any Economic Transfer Agreements; and

(iii)       any Business Transfer Documents to be entered into between the parties as contemplated by Section 2.07(c) but which are not specifically enumerated herein as Ancillary Agreements.

“Ancillary Transferred Assets” shall have the meaning set forth in the Recitals.

“Archived Files” shall have the meaning set forth in Section 6.03(b).

“Assigned Contracts” means all Contracts identified as such in Annex III.

“Assumed Liabilities” shall have the meaning set forth in Section 2.02(a).

“Audited Financial Statements” shall have the meaning set forth in Section 4.15(a).

“Bankruptcy Event” means any of the following events:  (a) the passage of a resolution for the dissolution of Parent or the Seller; (b) Parent or the Seller becoming the subject of (i) the entry of an order for relief by a Governmental Authority having jurisdiction in the premises judging either or both of Parent and the Seller bankrupt or insolvent under any applicable Bankruptcy Law, (ii) the appointment of a receiver, liquidator, rehabilitator, conservator, assignee, trustee, sequestrator or examiner (or other similar official) of either or both of Parent and the Seller or of any substantial part of the property of either of them pursuant to any Bankruptcy Law, (iii) an order to wind up or liquidate either of their affairs or (iv) an involuntary bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation, examination or other similar proceeding with respect to either or both of Parent and the Seller that is unstayed or undismissed for a period of thirty (30) consecutive days; or (c) any of (i) the commencement by either or both of Parent and the Seller of a proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by either or both of Parent and the Seller to the institution of bankruptcy, insolvency or examination proceedings against it, (iii) the filing or consent to the filing by either or both of Parent and the Seller of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent or application by either or both of Parent and the Seller to the appointment of a receiver, liquidator, rehabilitator, conservator, assignee, trustee, sequestrator or examiner (or other similar official) of Parent or the Seller (as applicable) or of any substantial part of Parent’s or the Seller’s property pursuant to any Bankruptcy Law or (v) the making by either or both of Parent and the Seller of an assignment for the benefit of creditors.

 “Bankruptcy Law” means any applicable bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation, examination or other similar Law.

“Base Purchase Price” shall have the meaning set forth in Section 2.04.

“Business” means the business conducted by Parent, the Seller, the other Seller Parties and the Transferred Subsidiaries, as relates to the Properties, the Operating Partnerships and, with respect to the Operating Partnerships and Properties owned by them only, any Person holding an Equity Interest in any Operating Partnership (for the avoidance of doubt, including the ownership of the Transferred Equity Interests and Transferred Debt Interests).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to remain closed.

“Business Material Adverse Effect” means (a) any effect, event, development or change (any such item, an “Effect”) that, individually or in the aggregate, together with all other Effects, is or would reasonably be expected to have a material adverse effect on the financial condition, assets, liabilities, business or results of operations of the Business and the Transferred Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute or be deemed to contribute to a Business Material Adverse Effect, or shall otherwise be taken into account in determining whether a Business Material Adverse Effect has occurred or would be reasonably likely to occur:  any Effect arising out of, resulting from or attributable to (i) (A) the United States or global economy generally or capital or financial markets generally, including changes in interest or exchange rates, (B) political, social or global health conditions, including any Contagion Event, any declaration of martial law, quarantine or similar directive, policy or guidance or other action by any Governmental Authority, generally of the United States or (C) changes that are the result of factors generally affecting any of the industries generally in which the Business operates or in which products or services of the Business are used or distributed; (ii) the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement or the other Transaction Agreements (provided  that this clause (ii) shall not apply to the use of Business Material Adverse Effect in Section 4.03); (iii) the identity of, or the effects of any facts or circumstances relating to, Acquiror or its Affiliates (provided  that this clause (iii) shall not apply to the use of Business Material Adverse Effect in Section 4.03); (iv) any changes or prospective changes in applicable Law, GAAP or SAP or the enforcement or interpretation thereof; (v) actions expressly required to be taken pursuant to this Agreement or otherwise taken with Acquiror’s written consent; (vi) the effect of any action taken by Acquiror or its Affiliates with respect to the transactions contemplated by this Agreement; (vii) any hostilities, act of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, or any pandemic, epidemic, hurricane, flood, tornado, earthquake or other natural disaster, in each case in jurisdictions in which the Business or the Transferred Subsidiaries operate; (viii) any of the investment assets of the Business and any failure by the Business to achieve any earnings, premiums written or other financial projections or forecasts (it being understood that the facts or occurrences giving rise to such change or failure may be taken into account in determining whether there has been or will be, a Business Material Adverse Effect); and (ix) any effect that is cured by Parent prior to the Closing, except in the case of the foregoing clauses (a)(i), (a)(iv) and (a)(vi) to the extent such Effect is materially disproportionately adverse with respect to the Business as compared to Persons other than the Seller Parties engaged in the industries in which the Business is conducted and (b) an Effect that, individually or in the aggregate with all other Effects, would reasonably be expected to be materially adverse to the ability of Parent, Seller Party or any Affiliate of Parent to consummate the transactions contemplated by the Transaction Agreements by the Outside Date.  For the avoidance of doubt, neither (1) any change or development in the business, financial condition, results of operations or credit, financial strength or other ratings of Parent or any of its Affiliates (other than the Transferred Subsidiaries and the Business) or (2) any Bankruptcy Event involving Parent or any of its Affiliates (other than any of the Transferred Subsidiaries) (any of the events referred to in the foregoing clauses (1) and (2), a “Parent Event”) shall be deemed, in and of itself, to constitute a Business Material Adverse Effect, nor shall any such Parent Event be taken into account in determining whether a Business Material Adverse Effect has occurred or is reasonably likely to occur, except to the extent that such Parent Event (or the underlying cause of such Parent Event) adversely affects (i) the financial condition or results of operations of the Business, taken as a whole or (ii) the ability of Parent, Seller Party or any Affiliate of Parent to consummate the transactions contemplated by the Transaction Agreements by the Outside Date.

“Business Transfer Documents” shall have the meaning set forth in Section 2.07(c).

“Cap” shall have the meaning set forth in Section 10.02(b).

“Cash Flow Cut-Off Date” means a date between the date hereof and a date that is at least twenty  (20) calendar days prior to the Closing Date, selected by Parent in its discretion.

“Casualty” shall have the meaning set forth in Section 6.12.

“CERCLA” shall have the meaning set forth in Section 3.02(c).

“CIM” means the confidential information memorandum for Project Aztec prepared by CBRE Capital Advisors, Inc.

“Closing” shall have the meaning set forth in Section 2.03.

“Closing Date” shall have the meaning set forth in Section 2.03.

“Closing Statement” shall have the meaning set forth in Section 2.06(a).

“Code” means the United States Internal Revenue Code of 1986.

“Compliance Expiration Date” means, with respect to each Property, the date on which the Compliance Period, as defined in § 42(i)(1) of the Code, ends.

“Condemnation” shall have the meaning set forth in Section 6.12.

“Confidentiality Agreement” shall have the meaning set forth in Section 6.04(a).

“Contagion Event” means the outbreak of contagious disease, epidemic or pandemic (including COVID-19 or any mutation or variant thereof).

“Contract” means any contract, agreement, undertaking, indenture, commitment, loan, consent, note or other legally binding obligation, whether written or oral.

“Control” or “control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  The terms “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.  Notwithstanding anything to the contrary contained herein, for the purposes of this Agreement, (i) Parent shall be deemed not to be Controlled by any Person and (ii) neither Parent nor any Seller Party shall be deemed to Control (A) any Investor Fund in which the limited partner is a Tax Credit Investor or any Housing Fund or Operating Partnership in which such an Investor Fund invests, directly or indirectly, (B) any Third-Party Operating Partnership or (C) any Participant Vehicle.

“De Minimis Threshold” shall have the meaning set forth in Section 10.02(b).

“Debt” means all Existing Loans and Transferred Debt Interests and any other financing relating to the Properties and/or the Business.

“Debt Allocated Value” shall have the meaning set forth in Section 2.05.

“Deductible” shall have the meaning set forth in Section 10.02(b).

“Deferred Closing Asset” shall have the meaning set forth in Section 2.12(c) of the Parent Disclosure Schedule.

“Deposit” shall have the meaning set forth in Section 2.08(a).

“Dispute Notice” shall have the meaning set forth in Section 2.06(d).

“Divestiture or Burden” shall have the meaning set forth in Section 6.05(f).

“Economic Transfer Agreement” shall have the meaning set forth in Section 2.12(c) of the Parent Disclosure Schedule.

“Effect” means any effect, event, development or change.

“Eligible Insurance Proceeds” shall have the meaning set forth in Section 10.07(d).

“EO13224” shall have the meaning set forth in Section 5.10.

“Equity Interests” means capital stock or other type of equity interest in (as applicable) a Person.

“ERISA” shall have the meaning set forth in Section 5.11.

“Escrow Agent” shall have the meaning set forth in Section 2.08(a).

“Escrow Agreement” means that certain escrow agreement between and among Parent, Acquiror and the Escrow Agent entered into contemporaneously with the execution of this Agreement.

“Excess Title Exception Amount” shall have the meaning set forth in Section 3.04(c)(ii)(A).

“Excluded Assets” shall have the meaning set forth in Section 2.01(b).

“Excluded Debt Interests” shall have the meaning set forth in Section 2.06(b)(iv).

“Excluded Liabilities” shall have the meaning set forth in Section 2.02(b)(iv).

“Excluded Property” shall have the meaning set forth in Section 2.06(b)(i).

“Excluded Property Assets” shall have the meaning set forth in Section 2.12(b)(i).

“Existing Guarantee” shall have the meaning set forth in Section 4.10.

“Existing Lenders” shall have the meaning set forth in Section 3.01.

“Existing Loan” means (i) any loans in existence as of the date hereof encumbering the Properties and (ii) as of the Closing Date, the loans referred to in the foregoing clause (i), as modified by any refinancings, reissuance, refunding or amendment of such Existing Loans done in accordance with this Agreement, but excluding in each case (x) the Operating Deficit Loans and (y) any Transferred Debt Interests other than those secured by first lien mortgages encumbering any Property.

“Existing Loan Consents” means all consents and approvals required in connection with Acquiror’s or its applicable Affiliates’ direct or indirect assumption, from and after the Closing, of any Existing Loans that will continue to encumber any Property, Transferred Equity Interest or other Transferred Asset following the Closing, or such consents and approvals required by the Existing Loan Documents in connection with the transactions contemplated hereby, it being understood that any such assumption shall include either (i) a release of Parent and each of its applicable Affiliates from any Existing Loan Liability or (ii) an indemnity, in accordance with the terms of the Hold Harmless Agreement, from Acquiror or a creditworthy Affiliate of Acquiror reasonably acceptable to Parent for any Existing Loan Liability.

“Existing Loan Documents” means all trust indentures, loan agreements, series documents, notes, mortgages, guaranties, indemnities and other documents evidencing the Existing Loans or Seller Parties’ interest therein (together with any amendments, modifications or supplements thereto).

“Existing Loan Liability” means all Liabilities pursuant to any recourse obligations, guarantees, indemnification agreements, letters of credit posted by Parent or its applicable Affiliates as security or other similar obligations in connection with any Existing Loan.

“Existing Policy” shall have the meaning set forth in Section 3.04(a).

“Existing Survey” shall have the meaning set forth in Section 3.04(a).

“finally determined” shall have the meaning set forth in Section 10.05.

“Financial Statements” shall have the meaning set forth in Section 4.15.

“Fund Guarantees” shall have the meaning set forth in Section 2.02(b)(iii).

“GAAP” means United States generally accepted accounting principles.

“Governmental Approval” shall have the meaning set forth in Section 4.04.

“Governmental Authority” means any domestic or foreign governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body, court, association or entity.

“Governmental Order” means any order, writ, judgment, injunction, decree or award entered by or with any Governmental Authority.

“GP Entities” means, collectively, any Affiliates of Parent that serve as the general partner or managing member of any Investor Fund, Housing Fund or Operating Partnership (in each case, in their capacity as such).

“Ground Lease” means a lease by which an Operating Partnership currently leases a Property and assignments thereof, any amendments or modifications thereto, and any guaranty or other agreements related thereto.

“Hazardous Materials” shall have the meaning set forth in Section 3.02(e).

“Hold Harmless Agreement” shall have the meaning set forth in the Recitals.

“Housing Authority” means the relevant tax credit allocation agency, the issuer of any multifamily bonds issued for the benefit of a Property, and any other federal, state or local agency with jurisdiction or other rights or authority over a Property or the Tax Credits related thereto.

“Housing Fund” shall have the meaning set forth in the Recitals.

“HUD” means the United States Department of Housing and Urban Development.

“Indemnified Party” shall have the meaning set forth in Section 10.04(a).

“Indemnifying Party” shall have the meaning set forth in Section 10.04(a).

“Independent Account Firm” shall have the meaning set forth in Section 2.06(d).

“Insurance Agreement” means (a) any insurance policies purchased or obtained for a Target Entity or Subsidiary thereof from Parent or any of its Affiliates (other than any Target Entity or Subsidiary thereof), which policy solely provides coverage to any Target Entity or Subsidiary thereof (or any Property) and (b) any other Contracts entered into in connection with any Contract or policy contemplated by clause (a) of this definition.

“Intellectual Property” means all intellectual property rights in and to the following:  (a) patents and patent applications; (b) trademarks, service marks, trade dress, logos, Internet domain names, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions and all reissues, extensions and renewals of any of the foregoing, and all goodwill associated with the foregoing (“Trademarks”); (c) copyrights and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions; and (d) trade secrets and other confidential processes and know-how.

“Intercompany Agreements” means contracts, agreements, notes, leases, licenses and other instruments between any Transferred Subsidiary, on the one hand, and Parent or any Affiliate of Parent (other than the Transferred Subsidiaries), on the other hand.

“Interest Rate” means an interest rate per annum equal to the average of the prime rate as published in the Wall Street Journal with respect to each day during the period for which interest is to be paid.

“Investor Fund” shall have the meaning set forth in the Recitals.

“Investor Fund Balances” shall have the meaning set forth in Section 4.15(b).

“IRS” means the United States Internal Revenue Service.

“Knowledge” of a Person means:  (a) in the case of Parent, the actual knowledge of any Person listed in Section 1.01(a) of the Parent Disclosure Schedule, subject to the subject matter limitations set forth in such section of the Parent Disclosure Schedule, but shall not include the knowledge, actual or implied, of any direct or indirect partner, principal, affiliate, independent contractor, consultant, property manager, asset manager or agent of Parent or any Affiliate of Parent, or any employee of any thereof (i.e., Acquiror acknowledges and agrees that the knowledge of any of the foregoing parties, including, without limitation, property managers, shall not be imputed to Parent), or (b) in the case of Acquiror, the actual knowledge of any Person listed in Section 1.01(a) of the Acquiror Disclosure Schedule, subject to the subject matter limitations set forth in such section of the Acquiror Disclosure Schedule but shall not include the knowledge, actual or implied, of any other direct or indirect partner, principal, affiliate, independent contractor, consultant, property manager, asset manager or agent of Acquiror or any Affiliate of Acquiror, or any employee of any thereof (i.e., Parent acknowledges and agrees that the knowledge of any of the foregoing parties, shall not be imputed to Acquiror).  Notwithstanding anything to the contrary contained herein, the individuals listed in Sections 1.01(a) of the Parent Disclosure Schedule and of the Acquiror Disclosure Schedule shall not have any personal liability with respect to any matters set forth in this Agreement or any of Parent’s or Acquiror’s respective representations and warranties herein being or becoming untrue, inaccurate or incomplete.

“L&R Entity” means SAFG Retirement Services, Inc., a Delaware corporation (“L&R Parent”), or, if applicable, a newly formed holding company which will be the direct or indirect parent of L&R Parent and will own, directly or indirectly, all of the life and retirement insurance business of American International Group, Inc. and its Subsidiaries (the “L&R Business”) (such holding company, the “IPO Corporation”) effective as of the separation of the L&R Business from Parent or the initial public offering of shares of common stock of L&R Parent or the IPO Corporation.  “Subsidiary” for purposes of this definition only shall mean with respect to any Person at the time in question, another Person more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is at such time owned directly or indirectly by such first Person.

“Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, regulation, judgment, order, writ, injunction, ruling, decree or agency requirement of any Governmental Authority.

“Leased Real Properties” means real properties leased, subleased, licensed or occupied, directly or indirectly, in whole or in part, by Parent or any Affiliate thereof in connection with the Business or by any Target Entity, including pursuant to any Ground Lease.

“Leases” means all leases and other occupancy agreements of a Property or any portion thereof and amendments thereto and guaranties thereof where an Operating Partnership holds the landlord’s interest, including leases which may be entered into by the applicable Operating Partnership after the date hereof and prior to the Closing as permitted by this Agreement.

“Liabilities” means all debts, liabilities or obligations, including all costs and expenses relating thereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, conditional or installment sales agreement, Transfer Right, restriction on transfer, claims against title, easement, lien or charge of any kind, whether voluntarily incurred or arising by operation of law.

“Litigation Hold” means the scope of documents and records whose preservation is mandated by a document retention notice issued in connection with any litigation, arbitration, mediation (or other form of dispute resolution), third-party subpoena or regulatory inquiry.

“Losses” means any and all losses, damages, reasonable costs, reasonable expenses, liabilities, settlement payments, awards, judgments, fines, obligations, claims and deficiencies.

“Material Contract” shall have the meaning set forth in Section 4.11(a).

“Material Title Exceptions” shall have the meaning set forth in Section 3.04(c)(i).

“Materials” shall have the meaning set forth in Section 6.07(b)(ii).

“Net SHF RoC Balances” shall have the meaning set forth in Section 4.15(b).

“No Consent Asset” shall have the meaning set forth in Section 2.12(c) of the Parent Disclosure Schedule.

“No Consent Asset Sale Start Date” shall have the meaning set forth in Section 2.12(c) of the Parent Disclosure Schedule.

“Notice of Insurance” shall have the meaning set forth in Section 10.07(d).

“Obligor” means, with respect to any Transferred Debt Interest, the applicable borrower, mortgagor, grantor under a deed of trust, guarantor or indemnitor or other person who owes payments or provides security under such Transferred Debt Interest.

“OFAC” shall have the meaning set forth in Section 5.10.

“Operating Deficit Loan” means, with respect to any Property, a cash advance or loan extended by Parent, an Affiliate thereof or a Third-Party GP, directly or indirectly, to an Operating Partnership, excluding Transferred Debt Interests or Additional Transferred Debt Interests.

“Operating Partnership” shall have the meaning set forth in the Recitals.

“Option Holders” shall have the meaning set forth in Section 2.12(a)(i).

“Option Waivers” shall have the meaning set forth in Section 2.12(a)(ii).

“Ordinary Course of Business” with respect to a Person means the ordinary course of business of such Person, consistent with past practice, subject to such changes by such Person and/or its Affiliates as are reasonably necessary in light of the then current operating conditions and developments with respect to such Person and/or its Affiliates.

“Organizational Documents” means, as to any Person, as applicable, the (i) certificate or articles of incorporation, organization or formation or certificate of limited partnership; (ii) by-laws; (iii) limited partnership agreement or limited liability company agreement or operating agreement or other similar governing corporate documents (including all amendments, modifications, supplements and assignments thereto) but solely, in the case of Organizational Documents of Operating Partnerships, to the extent entered into by or with Seller Party, Target Entity or Housing Fund); (iv) side letters or similar agreements, to the extent relating directly to the terms of the foregoing, entered into by or with any Seller Party, Transferred Subsidiary or Housing Fund (in each case, as amended from time to time).

“Outside Consent Date” shall have the meaning set forth in Section 2.12(c) of the Parent Disclosure Schedule.

“Outside Date” shall have the meaning set forth in Section 9.01(b).

“Parent” shall have the meaning set forth in the Preamble hereto.

“Parent Disclosure Schedule” shall have the meaning set forth in the first paragraph of ARTICLE IV.

“Parent Entity” means Parent or any of its Affiliates.

“Parent Event” shall have the meaning set forth in the definition of Business Material Adverse Effect.

“Parent Indemnified Persons” shall have the meaning set forth in Section 10.03(a).

“Parent Names and Marks” shall have the meaning set forth in Section 6.07(a).

“Parent Releasee” shall have the meaning set forth in Section 6.08(b).

“Parent Releasor” shall have the meaning set forth in Section 6.08(a).

“Parent Specified Representations” means the representations and warranties made in Section 4.01, Section 4.08(a), Section 4.08(b) and Section 4.13.

“Parent Statements” shall have the meaning set forth in Section 6.05(g).

“Participant Vehicle” means any limited partnership, limited liability company or other entity in which the beneficial owners are Participants.

“Participants” means former employees of the Business (or related persons, Affiliates or permitted assigns or successors thereof).

“Partnership Agreements” means the Organizational Documents of each of the Investor Funds, Housing Funds or Operating Partnerships, as amended from time to time.

“Permitted Deductions from Pre-Closing Cash Flow” means, collectively, (A) any payments of proceeds to Seller Parties with respect to the Transferred Debt Interests, (B) proceeds derived from Excluded Properties (subject to Annex V), (C) proceeds of refinancings or refundings completed on or prior to May 1, 2021, (D) payments or distributions which represent repayment of advances previously made by Seller Parties for (i) good faith deposits and actual out of pocket costs in connection with contemplated refinancings or (ii) restoration expenses relating to the Properties that are subject to reimbursement from insurance claims or government fundings and (E) repayment of advances made on or after January 1, 2021 by Seller Parties on account of shortfall deficits of an Operating Partnership, repairs, capital expenditures or maintenance for a Property; provided, that the advances referenced in the foregoing clause (D) shall be limited to those set forth on Section 2.06(f) of the Parent Disclosure Schedule and any such advances made after the date of this Agreement and prior to the Closing.

“Permitted Encumbrances” means the following items:

(i)         all unpaid personal property, real estate and any excise Taxes related thereto, and all water, sewer, utility, trash and other similar charges, in each case that are (A) not yet due and payable as of the Closing Date but are or may become or give rise to a Lien on all or any portion of such Property, or (B) being contested in good faith by the owner of such Property and have been paid in full (it being understood that such items may be subject to apportionment or adjustment at Closing as provided herein);

(ii)        liens of supplemental Taxes for the Closing and events occurring from and after the Closing;

(iii)       any state of facts which may be disclosed by an accurate survey of the Properties;

(iv)       any state of facts or matters that would be revealed by an inspection of a Property, provided  such state of facts does not render title to such Property unmarketable;

(v)        undetermined or inchoate liens, rights of distress and charges incidental to construction, maintenance or current operations that have not at such time been filed or exercised or that relate to obligations not due or payable;

(vi)       the rights of residents as residents only without any purchase options, rights of first offer or rights of refusal pursuant to Leases or otherwise relating to the premises leased by a resident, now in effect or which may be in effect on the applicable Closing Date;

(vii)      the terms and conditions of the Ground Leases and any matter affecting the fee estate of lessor under a Ground Lease only and such matter does not encumber the leasehold estate;

(viii)     any Material Title Exceptions deemed waived by Acquiror in accordance with this Agreement;

(ix)       all easements, rights of way, encumbrances, covenants, conditions or restrictions that appear of record, provided  that no such matter materially impairs the current use or value of such Property or the operation of the business conducted thereon in any material manner;

(x)        all matters created or caused by or on behalf of, or with the written consent of, Acquiror or any Affiliate thereof;

(xi)       all Laws, including all environmental, building and zoning restrictions affecting such Property or the ownership, use or operation thereof adopted by any Governmental Authority having jurisdiction over such Property or the ownership, use or operation thereof, and all amendments or additions thereto now in effect or which may be in force and effect after the date hereof with respect to such Property, except to the extent that a Property is not in material compliance with any Laws relating to zoning; the parties hereby acknowledge and agree that the failure of any Property to have any required certificate of occupancy or other permit or license (other than on account of a failure of such Property to be in material compliance with a Law relating to zoning) shall not be treated as a title or survey matter and shall be deemed to be a Permitted Encumbrance;

(xii)      any Liens of mechanics, material or materialmen, contractors, consultants, or other workmen or suppliers for labor and/or material provided to or for the benefit of a Property for or on behalf of any Resident, to the extent such Liens encumber such Resident’s leasehold interest only, and are Liens for which a Resident has an obligation to remove under a Lease;

(xiii)     any rights of licensees or other third parties, as service providers only, without any purchase rights or options, under any contracts related to the operation, ownership or management of a Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including Leases, not assumed by Acquiror as of the Closing;

(xiv)     with respect to Properties secured by any of the Transferred Debt Interests, the terms and conditions set forth in any of the Transferred Debt Interests, including any intercreditor agreements, subordination agreements, participation agreements, cross-collateralization agreements and similar agreements related thereto, and the rights of the Obligors set forth therein;

(xv)      Liens securing Existing Loans relating to such Property;

(xvi)     any other imperfections of title or non-monetary encumbrances which do not have a material and adverse effect on the value or use of, or access to, a Property; and

(xvii)    any state of facts or matters revealed in any Existing Policy, Existing Survey, Existing Loan Documents, Organizational Documents, Regulatory Agreements, Material Contracts or Ground Leases posted to the Virtual Data Room prior to the Virtual Data Room Cut-Off Date.

 “Permitted Liens” means the following Liens:  (a) Liens that secure debt that is reflected on the Existing Loans; (b) Liens for Taxes that are not yet due or payable or that are being contested in good faith by appropriate proceedings (in the case of contested matters, for which appropriate reserves in the determination of the Operating Partnership have been set aside); (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law arising or incurred in the Ordinary Course of Business that relate to amounts not yet due; (d) Liens incurred or deposits made to a Governmental Authority in the Ordinary Course of Business in connection with a governmental authorization, registration, filing, license, permit or approval; (e) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance or other types of social security; (f) defects of title, easements, rights‑of‑way, covenants, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of business or which are shown by a current title report or other similar report or listing previously provided or made available to Acquiror; (g) Liens not created by any of the Transferred Subsidiaries that affect the underlying fee interest of any Leased Real Property; (h) non-monetary Liens incurred in the Ordinary Course of Business securing obligations or liabilities that are not individually or in the aggregate material to the relevant asset or property, respectively; (i) gaps in the chain of title of any Property evident from the records of the relevant Governmental Authority maintaining such records; (j) all agreements, settlements, consents and other arrangements entered into in the Ordinary Course of Business, to the extent posted to the Virtual Data Room prior to the Virtual Data Room Cut-Off Date; (k) zoning, building and other generally applicable land use restrictions; (l) Liens not created by any of the Transferred Subsidiaries that have been placed by a third party on the fee title of the real property constituting the Leased Real Property or real property over which any of the Transferred Subsidiaries has easement rights; (m) Liens created, caused to be created or consented to in writing by Acquiror or its Affiliates; (n) any set of facts an accurate up-to-date survey would show; provided, however, such facts do not materially interfere with the present use of the relevant Property by the Transferred Subsidiaries, respectively; (o) leases or similar agreements affecting the Properties, provided  that such leases and agreements have been provided or made available to Acquiror; (p) provided  Parent causes such Liens to be removed at Closing, Liens or other restrictions on transfer imposed by applicable insurance Laws; (q) with respect to the Transferred Debt Interests prior to Closing, Liens granted under securities lending and borrowing agreements, repurchase and reverse repurchase agreements and derivatives entered into in the Ordinary Course of Business; (r) provided  Parent causes such Liens to be removed at Closing, clearing and settlement Liens on securities and other investment properties incurred in the ordinary course of clearing and settlement transactions in such securities and other investment properties and holding of legal title or other interests in securities or other investment properties by custodians or depositories in the Ordinary Course of Business; (s) restrictions on transfer under federal and state securities Laws; (t) contractual restrictions on transfer contained in the Partnership Agreements; and (u) restrictions on transfer imposed by HUD or applicable Housing Authorities.

“Permitted OP Substitution” means (x) the substitution of an Affiliate of Parent for any third party in such third party’s capacity as a partner in an Operating Partnership, including by causing a Target Entity to exercise a replacement right under the Partnership Agreement of an Operating Partnership; provided, that (i) following any such substitution, the Transferred Assets shall include 100% of the Equity Interests in the Affiliate of Parent that acquired such third party’s interest in the Operating Partnership, (ii) except for the obligations of the general partner under the Partnership Agreement of the Operating Partnership as a result of becoming the general partner, such substitution shall not result in the creation of any new or expanded incurrence of liability, encumbrance or other post-Closing obligations on behalf of any Transferred Subsidiary or Operating Partnership (including by way of the payment of any fees, promote or other economic interests, or any indemnity or post-buyout obligations, other than the general partner’s indemnification or similar rights already existing under the applicable Partnership Agreement), (iii) no adjustment to the Purchase Price shall be made in connection with such buyout or substitution unless expressly agreed to by the parties, and (iv) Parent shall use commercially reasonable efforts to give Acquiror prior notice and reasonably consult with Acquiror prior to any such buyout or substitution, and (y) the substitution of a non-profit general partner with another non-profit general partner with the consent of Acquiror, not to be unreasonably withheld, conditioned or delayed.

 “Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

“Personal Property” means the mechanical systems, fixtures, furniture, appliances, tools, supplies, inventories, furnishings, equipment and other items of tangible personal property placed or installed on or about any Property and which are owned by an Operating Partnership and used as a part of or in connection with a Property, including, without limitation, all heating, ventilation and air conditioning compressors, engines, systems and equipment; any and all elevators, electrical fixtures, systems and equipment; all plumbing fixtures, systems and equipment; and all keys.  “Personal Property” shall exclude personal property that is owned by the Residents, former residents or the management company, or which is leased pursuant to a Service Contract or Permitted Encumbrance.

“PILOT Arrangement” means the “payment in lieu of taxes’ arrangements affecting any Properties.

“Post-Closing Covenants” shall have the meaning set forth in Section 10.01.

“Pre-Closing Covenants” shall have the meaning set forth in Section 10.01.

“Pre-Closing Cash Flow” shall mean the aggregate cash proceeds that were actually received by the Target Entities from any Operating Partnership (or, if applicable, fees paid directly to a Seller Party from any Operating Partnership), in each case, after January 1, 2021 and prior to the Cash Flow Cut-Off Date and, if received by the Target Entities, that were subsequently distributed or paid to the Seller Parties during such period, to the extent attributable to the Seller Parties’ ownership of the Transferred Equity Interests, Ancillary Transferred Assets and Assigned Contracts and the operation and management of the Properties, including, for the avoidance of doubt, any proceeds actually received by the Seller Parties in respect of refinancings or refundings completed after May 1, 2021.

 “Pre-Closing Taxable Period” means, collectively, all taxable periods ending before the Closing Date.

“Preemptive Right” shall have the meaning set forth in Section 2.12(a)(i).

“Prior Noncompliance” shall have the meaning set forth in Section 6.11(e).

“Prohibited Person” shall have the meaning set forth in Section 5.10.

“Properties” means, collectively, the real estate properties owned by the Operating Partnerships (or Subsidiaries of Operating Partnerships).  With respect to any particular Target Entity or Operating Partnership, a “Property” means a real estate property in which such Person owns an interest, directly or indirectly.

“Purchase Price” shall have the meaning set forth in Section 2.04.

“Regulatory Agreements” shall have the meaning set forth in Section 6.11(a).

“Representative” of a Person means the directors, officers, employees, advisers, agents, consultants, accountants, investment bankers or other representatives of such Person and of such Person’s Affiliates.

“Reserve Amount” shall have the meaning set forth in Section 2.06(b)(iii).

“Residents” means the residents of the Properties as of the Closing.

“Retained Affiliate” means any Affiliate of Parent other than the Transferred Subsidiaries.

“SAP” means, as to any insurance or reinsurance company, the statutory accounting practices prescribed or permitted by applicable insurance Laws and the insurance regulatory authorities, in each case, of the jurisdiction in which such company is domiciled.

“Scheduled Pipeline Property” shall have the meaning set forth in Section 6.01(b)(i).

“Scheduled Refinancing Properties” shall have the meaning set forth in Section 6.01(b)(ii).

“SEC” means the United States Securities and Exchange Commission.

“Section 42” shall have the meaning set forth in Section 6.11(a).

“Securities Act” means the Securities Act of 1933.

“Seller” shall have the meaning set forth in the Recitals.

“Seller Parties” means (i) with respect to the Transferred Equity Interests, the Seller and each Affiliate thereof identified as such on Annex I, and (ii) with respect to any other Transferred Assets, the Seller and the applicable Affiliate thereof that owns such Transferred Asset immediately prior to the Closing.

“Service Contracts” means maintenance, service, construction, supply and equipment rental contracts, if any, but not including Leases.

“SLP Entities” means, collectively, any Affiliates of Parent that hold a special limited partner interest in an Operating Partnership.

“Straddle Period” means a taxable period beginning before and ending on or after the Closing Date.

“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) (a) the issued and outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time Equity Interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly beneficially owned or Controlled by such Person.  Notwithstanding anything to the contrary contained herein, unless otherwise expressly specified in this Agreement, (i) “Subsidiaries” of Parent or any Seller Party shall not be deemed to include (A) any Investor Fund in which the limited partner is a Tax Credit Investor or any Housing Fund or Operating Partnership in which such an Investor Fund invests, directly or indirectly, (B) any Operating Partnership or (C) any Participant Vehicle; and (ii) the Transferred Subsidiaries shall be deemed “Subsidiaries” of Parent (and not Acquiror) prior to the Closing and shall be deemed “Subsidiaries” of Acquiror (and not Parent) from and after the Closing.

“Target Entities” shall have the meaning set forth in the Recitals.

“Tax” or “Taxes”  means all taxes, charges, fees, imposts, levies or other assessments, including income, excise, gross receipts, premium, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, stamp taxes or other charges in the nature of taxes (whether payable directly or by withholding) imposed by any Tax Authority, together with any interest and any penalties thereon or additional amounts with respect thereto.

“Tax Authority”  means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Credit Investor” shall have the meaning set forth in the Recitals.

“Tax Credit Laws” shall have the meaning set forth in Section 6.11(a).

“Tax Credits” shall have the meaning set forth in Section 6.11(a).

“Tax Package” shall have the meaning set forth in Section 7.01(c).

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax Authority relating to Taxes.

“Third-Party Claim” shall have the meaning set forth in Section 10.04(a).

“Third-Party GP” shall have the meaning set forth in the Recitals.

“Third-Party Operating Partnership” means any Operating Partnership in which a Third-Party GP is a general partner or managing member.

“Title Commitments” shall have the meaning set forth in Section 3.04(b).

“Title Exception Adjustment Amount” shall have the meaning set forth in Section 3.04(c)(ii)(A).

“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property.”

“Transaction Accommodation” shall have the meaning set forth in Section 6.05(f).

“Transaction Agreements” means, collectively, this Agreement and the Ancillary Agreements.

“Transfer Rights” means, as applicable, any Preemptive Right and any other put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing (including any right of first refusal provided under Section 42(i)(7 of the Code), whether arising under any Organizational Documents of a Person or pursuant to any other Contract.

“Transfer Taxes” means all sales, use, documentary, stamp, stock transfer, or real property transfer or gains Taxes or similar Taxes payable or arising as a result of the consummation of the transactions contemplated by this Agreement.

“Transferred Assets” shall have the meaning set forth in Section 2.01(a).

“Transferred Cash Flow” means cash proceeds actually received by Target Entities or Seller Parties from any Operating Partnership after the Cash Flow Cut-Off Date, but solely to the extent that such cash proceeds would otherwise be within the definition of “Pre-Closing Cash Flow” but for the fact that they are received after the Cash Flow Cut-Off Date.

“Transferred Debt Documents” means all loan agreements, notes, mortgages, guarantees, indemnities and other loan documents evidencing the Transferred Debt Interests (together with any amendments, modifications or supplements thereto).

“Transferred Debt Interests” shall have the meaning set forth in the Recitals.

“Transferred Equity Interests” shall have the meaning set forth in the Recitals.

“Transferred Reserves” means all cash reserves or deposits (a) held or controlled by a Seller Party (x) on behalf of an Operating Partnership or an Investor Fund (but with respect to Investor Funds, solely to the extent held for the benefit of a Tax Credit Investor that owns a direct or indirect equity interest in such Investor Fund)  or (b) held or controlled by a Seller Party as the holder of the Transferred Debt Interests or (c) held by a third-party servicer with respect to the Transferred Debt Interests.

“Transferred Subsidiaries” means any Target Entity and any Person that is either wholly owned or controlled, directly or indirectly, by a Target Entity, but excluding any Operating Partnerships or Subsidiaries thereof.

“Transferred Subsidiary Owned Interests” shall have the meaning set forth in Section 4.14.

“Triggered Preemptive Right” shall have the meaning set forth in Section 2.12(a)(ii).

“Uninsured Exception” shall have the meaning set forth in Section 3.04(c)(ii)(A).

“Virtual Data Room” means the virtual data rooms maintained by SmartRoom for “Project Aztec.”

“Virtual Data Room Cut-Off Date” shall mean the date that is three (3) Business Days prior to the date hereof; except that with respect to the documents identified on Annex VI, the Virtual Data Room Cut-Off Date shall mean the date that is one (1) day prior to the date hereof.